As filed with the Securities and Exchange Commission on November 2, 2009.

Registration No. 333-162057

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SPECTRUM BRANDS, INC.

(Exact name of registrant as specified in its charter)

(For co-registrants/subsidiary guarantors, please see Schedule A hereto)

DELAWARE	3692	22-2423556
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Six Concourse Parkway, Suite 3300

Atlanta, GA 30328

(770) 829-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John T. Wilson, Esq.

Senior Vice President, Secretary and General Counsel

Spectrum Brands, Inc.

Six Concourse Parkway, Suite 3300

Atlanta, GA 30328

(770) 829-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Margaret A. Brown, Esq.

Skadden, Arps, Slate, Meagher & Flom, LLP

One Beacon Street

Boston, MA 02108

(617) 573-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED (1)	AMOUNT TO BE REGISTERED		PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, par value $0.01 per share	23,437,082 shares	(2)	$22.75 (3)	$533,193,615.50	$29,752.20
12% Senior Subordinated Toggle Notes due 2019	$155,866,408.00		100%	$155,866,408.00	$8,697.35
12% Senior Subordinated Toggle Notes due 2019	$40,663,904.00	(4)	100%	$40,663,904.00	$2,269.05
Guarantee of 12% Senior Subordinated Toggle Notes due 2019	—		—	—	(5)
Totals				$729,723,927.50	$40,718.60	(6)

(1)	This Registration Statement covers the resale by the selling securityholders named from time to time in the Prospectus which is a part of this Registration Statement of (i) the shares of Common Stock owned by the selling securityholders and (ii) the 12% Senior Subordinated Toggle Notes due 2019, including the related guarantees, owned by the selling securityholders.

(2)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling securityholders to prevent dilution in connection with a stock split, stock dividend or similar event.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock reported on the OTC Bulletin Board on September 16, 2009.

(4)	We are registering an additional principal amount of 12% Senior Subordinated Toggle Notes due 2019 that may be issued if the Registrant elects for each interest period until August 28, 2011 to make payments of additional interest on the notes in kind by increasing the principal amount of the notes.

(5)	Pursuant to Rule 457(n) promulgated under the Securities Act of 1933, no separate registration fee is payable with respect to guarantees of the 12% Senior Subordinated Toggle Notes due 2019.
(6)	This registration fee was previously paid in connection with the initial filing of the Registration Statement on September 22, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

CO-REGISTRANTS—SUBSIDIARY GUARANTORS

Each of the following direct and indirect wholly owned subsidiaries of Spectrum Brands, Inc. are guarantors of the 12% Notes and are co-registrants with respect to the 12% Notes. The table below lists the jurisdiction of incorporation or organization and I.R.S. Employer Identification Number for each subsidiary guarantor.

Name	State of Incorporation or Organization	I.R.S. Employer Identification Number
Spectrum Jungle Labs Corporation	Texas	26-4038384
ROVCAL, Inc.	California	52-2068284
ROV Holding, Inc.	Delaware	22-2423555
Tetra Holding (US), Inc.	Delaware	42-1560545
United Industries Corporation	Delaware	43-1025604
Schultz Company	Missouri	43-0625762
Spectrum Neptune US Holdco Corporation	Delaware	20-0971051
United Pet Group, Inc.	Delaware	11-2392851
DB Online, LLC	Hawaii	20-0895221

The address, including zip code, area code and telephone number of each of the principal executive offices of the co-registrants listed above is Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328, (770) 829-6200.

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 2, 2009

Spectrum Brands, Inc.

12% Senior Subordinated Toggle Notes due 2019

Common Stock

On August 28, 2009, Spectrum Brands, Inc. (“Spectrum Brands”) and its United States subsidiaries (collectively, the “Debtors”) emerged from Chapter 11 reorganization proceedings (the “Reorganization”) in accordance with the Debtors’ confirmed joint plan of reorganization (the “Plan”). Pursuant to the Plan, Spectrum Brands issued:

•

$218,076,405 in principal amount of reorganized Spectrum Brands’ 12% Senior Subordinated Toggle Notes due 2019, which, as of October 28, 2009, are held in global form (together with the related guarantees, as “12% Notes”) to the holders of its then existing public senior subordinated notes; and

•

30,000,000 shares of reorganized Spectrum Brands’ common stock, par value $0.01 per share (the “Common Stock”), to the holders of its then existing public senior subordinated notes, including 2,970,000 shares issued to supplemental and sub-supplemental loan participants in Spectrum Brands’ debtor-in-possession senior secured revolving credit facility in the Reorganization, in each case in uncertificated form.

The 12% Notes bear interest at the rate of 12% per annum payable semi-annually on February 28 and August 28 of each year. Interest is payable in cash or in kind by increasing the principal amount of the notes, at Spectrum Brands’ election. As noted elsewhere in this Prospectus, Spectrum Brands is restricted under the terms of its senior secured term credit agreement, as amended, from paying interest on the 12% Notes in cash until February 28, 2011 and, therefore, at least until such date, intends to satisfy its interest payment obligations under the 12% Notes by paying interest in kind. The 12% Notes will mature on August 28, 2019. They are unsecured senior subordinated obligations of Spectrum Brands and are guaranteed by all of the wholly owned direct and indirect United States subsidiaries of Spectrum Brands. In connection with the Reorganization, Spectrum Brands entered into registration rights agreements for the benefit of certain of the negotiating holders of its then existing public senior subordinated notes and certain of their respective transferees, as provided in the respective registration rights agreements, to allow such persons to resell shares of the Common Stock and the 12% Notes issued pursuant to the Plan as well as certain other securities of Spectrum Brands, in each case upon the terms and subject to the conditions set forth in the respective registration rights agreements.

In order to comply with Spectrum Brands’ obligations under the registration rights agreements, Spectrum Brands and its United States subsidiaries filed the registration statement of which this Prospectus forms a part. This Prospectus relates to up to $158,703,891 in principal amount of the 12% Notes (including $32,837,275 representing an estimated additional aggregate principal amount of 12% Notes if Spectrum Brands elects for each interest period until August 28, 2011 to make payments of interest in kind by increasing the principal amount of the then outstanding 12% Notes) and up to 22,886,685 shares of the Common Stock, which may be offered for sale from time to time by the selling securityholders named in this Prospectus, which, as of October 28, 2009, include such negotiating noteholders. Neither Spectrum Brands nor any of its United States subsidiaries will receive any proceeds from the sale by the selling securityholders of such 12% Notes or such shares of Common Stock, as applicable. The selling securityholders may offer some or all of such shares or notes, as applicable, for sale from time to time through public or private transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Spectrum Brands will pay all expenses relating to the offering by the selling securityholders, generally excluding those of certain counsel to the selling securityholders, any brokerage and underwriting discounts and selling commissions and transfer taxes, which will be paid by the selling securityholders. See “Plan of Distribution.” We urge you to carefully read this Prospectus and any accompanying prospectus supplement before you make an investment decision.

The Common Stock is quoted on the OTC Bulletin Board and the Pink Sheet Electronic Quotation Service under the symbol “SPEB”. Spectrum Brands’ common stock that was outstanding prior to August 28, 2009, or the effective date of the Plan (the “Effective Date”), and which was quoted on the Pink Sheet Electronic Quotation Service under the symbol “SPCB,” was cancelled on the Effective Date. As of October 28, 2009, the last reported bid price of the Common Stock quoted on the OTC Bulletin Board was $23.10 per share.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page 7.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                     , 2009.

IF IT IS AGAINST THE LAW IN ANY STATE OR OTHER JURISDICTION TO MAKE AN OFFER TO SELL THE 12% NOTES OR SHARES OF COMMON STOCK, OR TO SOLICIT AN OFFER FROM SOMEONE TO BUY THE 12% NOTES OR SHARES OF COMMON STOCK, REGISTERED PURSUANT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART, THEN THIS PROSPECTUS DOES NOT APPLY TO ANY PERSON IN THAT STATE OR OTHER JURISDICTION, AND NO OFFER OR SOLICITATION IS MADE BY THIS PROSPECTUS TO ANY SUCH PERSON.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. NEITHER WE NOR ANY SELLING SECURITYHOLDER HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN ITS RESPECTIVE DATE. OUR BUSINESSES, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. This Prospectus provides you with a general description of the Common Stock and the 12% Notes that the selling securityholders may offer. You should read this Prospectus together with the additional information described in the sections entitled “Incorporation by Reference” and “Where You Can Find Additional Information.”

i

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents already on file. The information incorporated by reference is an important part of this Prospectus. We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended September 30, 2008 (as updated by the Current Report on Form 8-K filed with the SEC on September 18, 2009);

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended December 28, 2008, March 29, 2009 and June 28, 2009; and

•

Current Reports on Form 8-K filed with the SEC on October 10, 2008, October 27, 2008, November 5, 2008, November 12, 2008, November 21, 2008, December 16, 2008, February 3, 2009, February 9, 2009, February 27, 2009, March 11, 2009, March 26, 2009, April 10, 2009, April 15, 2009, April 22, 2009, May 5, 2009, May 12, 2009, June 1, 2009, June 15, 2009, June 17, 2009, June 25, 2009, July 16, 2009, August 7, 2009, August 26, 2009, August 31, 2009, September 2, 2009, September 15, 2009, September 18, 2009, October 5, 2009, October 13, 2009 and October 28, 2009.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this Prospectus.

In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Prospectus and prior to the termination of the offering of securities under this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be part of this Prospectus from the date of the filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

We will provide to each person, including any beneficial owner of the Common Stock or the 12% Notes, to whom a Prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this Prospectus but not delivered with this Prospectus. You may request a copy of these reports or documents at no cost to you, by writing or telephoning us at:

Spectrum Brands, Inc.

Six Concourse Parkway, Suite 3300

Atlanta, Georgia 30328

Telephone: (770) 829-6200

Attention: Investor Relations

These reports and documents also may be accessed through our Internet website at www.spectrumbrands.com. Our website, and the information contained in, accessible from or connected to our website, shall not be deemed to be incorporated into, or otherwise constitute a part of, this Prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at www.sec.gov that contains reports, proxy statements and other information that we file electronically with the SEC.

ii

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities described in this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement and its exhibits. Statements made by us in this Prospectus as to the contents of any contract, agreement or other document referred to in this Prospectus are not necessarily complete. For a more complete description of these contracts, agreements and other documents, you should carefully read the exhibits to the registration statement and the documents that we refer to above under the caption “Incorporation by Reference.”

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this Prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities covered by this Prospectus. You should read this entire Prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this Prospectus, before making an investment decision.

Except where the context otherwise requires, the terms “we,” “us” or “our” refer to Spectrum Brands, Inc. and its subsidiaries.

The Company

Spectrum Brands and its subsidiaries (collectively, the “Company”) is a global branded consumer products company with leading market positions in six major product categories: consumer batteries; pet supplies; electric shaving and grooming; electric personal care; portable lighting and home and garden control products. We are a leading worldwide manufacturer and marketer of alkaline, zinc carbon and hearing aid batteries, as well as aquariums and aquatic health supplies and a leading worldwide designer and marketer of rechargeable batteries, battery-powered lighting products, electric shavers and accessories, grooming products and hair care appliances. Our operations also include the manufacturing and marketing of specialty pet supplies. We are also a leading North American manufacturer and marketer of herbicides, insecticides and repellents.

We sell our products in approximately 120 countries through a variety of trade channels, including retailers, wholesalers and distributors, hearing aid professionals, industrial distributors and original equipment manufacturers. We enjoy strong name recognition in our markets under the Ravovac, VARTA and Remington brands, each of which has been in existence for more than 80 years, and under the Spectracide, Cutter, Tetra, 8-in-1 and various other brands. We have manufacturing and product development facilities located in the United States, Europe, China and Latin America. We manufacture and market alkaline, zinc carbon and hearing aid batteries, herbicides, insecticides and repellants and specialty pet supplies. We design and market rechargeable batteries, battery-powered lighting products, electric shavers and accessories, grooming products and hair care appliances. Substantially all of our rechargeable batteries and chargers, shaving and grooming products, personal care products and portable lighting products are manufactured by third party suppliers, primarily located in Asia.

We are a Delaware corporation. Our principal executive offices are located at Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328. Our telephone number at that location is (770) 829-6200.

Chapter 11 Reorganization

On February 3, 2009, Spectrum Brands and thirteen of its United States subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Texas. On the Effective Date, the Debtors’ joint plan of reorganization, or Plan, became effective and the Debtors emerged from Chapter 11 of the Bankruptcy Code. Pursuant to the Plan, Spectrum Brands’ capital structure was realigned. Spectrum Brands’ outstanding equity securities were cancelled with no distribution to holders of Spectrum Brands’ existing equity. The Common Stock and the 12% Notes were issued to holders of allowed claims in respect of Spectrum Brands’ then outstanding public senior subordinated notes. The supplemental and sub-supplemental participants in the Debtors’ debtor-in-possession credit facility also received the Common Stock. When we use the terms “Predecessor” and “Old Spectrum” in this Prospectus, we are referring to Spectrum Brands and its subsidiaries prior to the Effective Date and when we use the terms “Successor” and “Reorganized Spectrum” in this Prospectus, we are referring to Spectrum Brands and its subsidiaries after the Effective Date.

The Official Committee of Equity Security Holders (the “Equity Committee”), which represents the interests of the Debtors’ pre-petition equity holders whose equity interests were cancelled pursuant to the terms of the Plan, filed a notice of appeal of the Confirmation Order on July 15, 2009. On September 21, 2009, the Equity Committee moved to withdraw its appeal of the Confirmation Order. The District Court granted the motion on September 23, 2009 and dismissed the Equity Committee’s appeal without prejudice.

Subsidiary Guarantors

Each of Spectrum Brands’ wholly owned direct and indirect United States subsidiaries have guaranteed Spectrum Brands’ obligations under the 12% Notes.

Risk Factors

Our businesses are subject to many material risks and challenges that we describe in “Risk Factors” and elsewhere in this Prospectus. If any of these risks materialize or we are unable to overcome these challenges, we may fail to achieve our strategic goals, and our businesses, financial condition or results of operations could suffer.

Our Relationship with Certain Significant Securityholders

In connection with the Reorganization, as of the Effective Date, the Company entered into agreements with Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (collectively, the “Harbinger Parties”), D. E. Shaw Laminar Portfolios, L.L.C. (“Laminar”) and Avenue International Master, L.P., Avenue Investments, L.P., Avenue Special Situations Fund V, L.P., Avenue Special Situations Fund IV, L.P. and Avenue-CDP Global Opportunities Fund, L.P. (collectively, the “Avenue Parties”), relating to their respective rights as holders of shares of the Common Stock or the 12% Notes, including a registration rights agreement with respect to the Common Stock (and other equity and securities convertible into equity of Spectrum Brands) and a registration rights agreement with respect to the 12% Notes. As of October 26, 2009, based on information provided to us by the respective Significant Securityholders, the Harbinger Parties collectively owned 12,053,819 shares of the Common Stock, and $92,021,474 principal amount of the 12% Notes; Laminar owned 4,069,995 shares of the Common Stock and $3,750,365 principal amount of the 12% Notes; and the Avenue Parties collectively owned 6,762,871 shares of the Common Stock and $30,094,777 principal amount of the 12% Notes; representing approximately 39.4%, 13.3% and 22.1%, respectively, of the voting power of the Spectrum Brands’ then outstanding voting securities and approximately 42.2%, 1.7% and 13.8%, respectively, of the then outstanding principal amount of the 12% Notes.

As of the Effective Date, Spectrum Brands also converted from a Wisconsin to a Delaware corporation and adopted a new Delaware certificate of incorporation and bylaws. The terms of the certificate of incorporation and bylaws of Reorganized Spectrum as well as the registration rights agreements were negotiated with representatives of each of the Harbinger Parties, Laminar and the Avenue Parties in the context of the Reorganization and in consideration for the support of the Plan of each of the Harbinger Parties, Laminar and the Avenue Parties holding Spectrum Brands’ then outstanding senior subordinated notes pursuant to that certain Restructuring Support Agreement dated as of February 3, 2009, by and among Spectrum Brands and each such holder (the “Support Agreement”). Accordingly, the terms of these agreements may be more or less favorable than those that Spectrum Brands could have negotiated on a standalone basis. For a description of these registration rights agreements, read “Certain Relationships and Related Person Transactions—Agreements Between Each of the Significant Securityholders and Us in Connection with the Reorganization.” For a description of the certificate of incorporation and bylaws, read “Description of the Common Stock.”

In addition, also pursuant to the Plan, each of the Harbinger Parties, Laminar and the Avenue Parties designated certain persons who were approved by Spectrum Brands’ then existing directors and the Bankruptcy Court and, pursuant to the Plan and effective as of the Effective Date, appointed together with Mr. Hussey as directors of Spectrum Brands. See “Certain Relationships and Related Person Transactions.”

The Securities

The securities that may be offered by this Prospectus are described below, The selling stockholders and the selling noteholders may sell some or all of these securities from time to time as specified by them at the time of each offering. For a more complete description of the securities referenced below, see “Description of the 12% Notes” and “Description of the Common Stock.”

12% Senior Subordinated Toggle Notes due 2019

Issuer	Spectrum Brands, Inc.

Aggregate Principal Amount of the 12% Notes that may be offered by selling noteholders by this Prospectus	$158,703,891 (including $32,837,275 representing an estimated additional aggregate principal amount of 12% Notes if Spectrum Brands elects for each interest period until August 28, 2011 to make payments of interest in kind by increasing the principal amount of the then outstanding 12% Notes)

Aggregate Principal Amount of the 12% Notes outstanding	$218,076,405, as of October 28, 2009.

Maturity Date	August 28, 2019.

Interest	Interest accrues on the 12% Notes at a rate of 12% per year and will be paid semi-annually in arrears entirely in cash or, at Spectrum Brands’ option, exercised semi-annually entirely by increasing the principal amount of the 12% Notes. Spectrum Brands is restricted under the terms of its senior secured term credit agreement, as amended, from paying interest on the 12% Notes in cash until the date that is 18 months from the Effective Date, or February 28, 2011, and, therefore, at least until such date, intends to satisfy its interest payment obligations by electing to increase the principal amount of the outstanding 12% Notes.

Mandatory Prepayment	At the end of any accrual period (as defined in Section 1272(a)(5) of the Internal Revenue Code of 1986, as amended (the “Code”)) ending after August 28, 2014 in which, but for this provision (x) the aggregate amount of accrued and unpaid original issue discount (as defined in Section 1273(a)(1) of the Code) on the 12% Notes would exceed (y) an amount equal to the product of (A) the issue price (as defined in Sections 1273(b) and 1274(a) of the Code) of the 12% Notes multiplied by (B) the yield to maturity (interpreted in accordance with Section 163(i) of the Code) of the 12% Notes, Spectrum Brands is required to pay at the end of each such accrual period without premium or penalty the minimum amount of principal plus accrued interest on the 12% Notes necessary to prevent any of the accrued and unpaid interest and original issue discount on the 12% Notes from being disallowed or deferred as a deduction under Section 163(e)(5) of the Code to Spectrum Brands.

Guarantees	Obligations under the 12% Notes and the indenture governing such notes are guaranteed on a senior subordinated basis by all of Spectrum Brands’ United States’ subsidiaries (such subsidiaries being the “Guarantors”). Newly created or acquired United States’ subsidiaries of Spectrum Brands are required to become Guarantors.

Ranking	The 12% Notes are subordinate to existing and future senior debt of Spectrum Brands, including (x) the Credit Agreement dated as of March 30, 2007, by and among Spectrum Brands, The Bank of New York Mellon (as successor to Goldman Sachs Credit Partners L.P.), as administrative agent, and the other parties thereto and (y) the Credit Agreement dated as of August 28, 2009, by and among Spectrum Brands, the subsidiaries of Spectrum Brands party thereto; General Electric Capital Corporation, as administrative agent, co-collateral agent, syndication agent, swingline lender and supplemental loan lender; Bank of America, N.A., as co-collateral agent and L/C issuer; and the lenders from time to time party thereto.

Redemption	Spectrum Brands may not optionally redeem the 12% Notes before August 28, 2012. The 12% Notes may be redeemed at a redemption premium of (a) 106% after August 28, 2012, (b) 103% after August 28, 2013, and (c) 100% after August 28, 2014.

Under the indenture governing the 12% Notes, Spectrum Brands is not required to redeem the 12% Notes, except (1) in connection with a change of control, (2) from the net proceeds of certain asset sales, and (3) as further described in the “Mandatory Prepayment” section above, if necessary to prevent any of the accrued and unpaid interest and original issue discount on the 12% Notes from being limited as a deduction under the “AHYDO” (applicable high yield discount obligation) rules.

Change of Control	In the event of a change of control of Spectrum Brands, Spectrum Brands is required to offer to repurchase the 12% Notes for cash equal to 101% of the aggregate principal amount of the 12% Notes repurchased.

Indebtedness	The indenture governing the 12% Notes restricts Spectrum Brands and its restricted subsidiaries (currently all of Spectrum Brands’ direct and indirect subsidiaries) from incurring certain indebtedness and, with respect to such subsidiaries, issuing preferred stock.

The indenture also restricts Spectrum Brands and each Guarantor from incurring any indebtedness that is subordinate in right of payment to any senior debt of such entity unless it is pari passu or subordinate in right of payment to the 12% Notes to the same extent.

Liens	The 12% Notes are unsecured obligations of Spectrum Brands. Under the indenture governing the 12% Notes, Spectrum Brands may not incur liens securing indebtedness, other than certain permitted liens including liens (a) in favor of Spectrum Brands or any of its restricted subsidiaries, (b) existing on the property of an entity at the time such entity is merged or consolidated with Spectrum Brands or any of its restricted subsidiaries, (c) existing on property at the time it is acquired by Spectrum Brands or any of its restricted subsidiaries, (d) existing on the date of original issuance of the 12% Notes, (e) securing certain permitted refinancing indebtedness, (f) incurred in the ordinary course of business and not exceeding $25.0 million outstanding at one time and (g) on the assets of a foreign subsidiary of Spectrum Brands and securing indebtedness of a foreign subsidiary of Spectrum Brands, unless all payments due under the Indenture and the 12% Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a lien.

Covenants	In addition to the above described provisions on interest payments, redemption, prepayment, change of control, indebtedness and liens, Spectrum Brands is subject to certain other covenants under the indenture governing the 12% Notes, including (a) requirements for Spectrum Brands to make certain reports to holders of the 12% Notes, (b) restrictions on making certain payments and dividends, (c) restrictions on entering into agreements that limit upstreaming of funds, (d) restrictions on merging, consolidating or selling assets, and (e) restrictions on engaging in affiliate transactions.

Events of Default	The indenture governing the 12% Notes contains events of default, including (a) default for thirty (30) days in paying interest due, (b) default in paying principal or premium due, (c) failure to comply with covenants restricting change of control, asset sale and merger, (d) failure to comply, upon due notice, with other covenants in the Indenture, (e) cross-default for defaults on material indebtedness, (f) failure to pay final judgments in excess of $25.0 million, (g) if any note guarantee is held in any judicial proceeding to be unenforceable or invalid and (h) certain events of bankruptcy or insolvency.

Listing	The 12% Notes are not listed on any securities exchange or quoted on any automated quotation system.

Common Stock

Issuer	Spectrum Brands, Inc.

Par Value	$0.01 per share.

Common Stock that may be offered by selling stockholders by this Prospectus	Up to 22,886,685 shares

Total Common Stock outstanding	30,629,213 shares, as of October 28, 2009.

Voting rights	Holders of shares of Common Stock are entitled to one vote per share.

Preemptive Rights	Under Spectrum Brands’ certificate of incorporation, subject to certain exceptions, before Spectrum Brands issues any shares of Spectrum Brands’ capital stock, including rights, options, warrants or securities convertible into, exercisable for or exchangeable into capital stock, to any person, Spectrum Brands is required to offer to eligible holders of shares of Common Stock the right to purchase such holder’s pro rata share of such securities. An “eligible holder” is defined in the certificate of incorporation as a party to such agreement (together with its affiliates) that holds 5% or more of the Company’s outstanding shares of Common Stock or capital stock into which any of the Common Stock may be converted. For a further description of the certificate of incorporation see “Description of the Common Stock.”

Listing	The Common Stock is not listed on any securities exchange or quoted on any automated quotation system, and the Common Stock is quoted on the OTC Bulletin Board and the Pink Sheet Electronic Quotation Service under the symbol “SPEB.”

Use of Proceeds	We will not receive any proceeds for the sale by the selling stockholders of the Common Stock offered through this Prospectus or the sale by the selling noteholders of the 12% Notes offered through this Prospectus. See “Use of Proceeds.”

Impact of “Fresh-Start” Reporting

All conditions required for the adoption of “fresh-start” reporting were met upon emergence from Chapter 11 of the Bankruptcy Code on the Effective Date. However, in light of the proximity of that date to our accounting period close immediately following the Effective Date, which was August 30, 2009, we elected to adopt a convenience date of August 30, 2009 for recording “fresh-start” reporting (the “Fresh-Start Adoption Date”). We adopted “fresh-start” reporting in accordance with American Institute of Certified Public Accountants (“AICPA”) Statement of Position No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which had a significant impact on our financial statements as compared to our historical financial statements. As a result, the historical financial data of Spectrum Brands prior to the Fresh-Start Adoption Date may not be entirely comparable to the historical financial data of Reorganized Spectrum and may be of limited value in evaluating our financial and operating prospects in the future. For more details on “fresh-start” reporting, see “Chapter 11 Reorganization—Accounting Impact of Reorganization” and “Unaudited Pro Forma Condensed Consolidated Financial Information.”

RISK FACTORS

We urge you to consider carefully all of the information set forth in this Prospectus and incorporated by reference into this Prospectus, including the risk factors and other information contained in our most recent Annual Report on Form 10-K (as recast) and Quarterly Reports on Form 10-Q that we have filed with the SEC. Please refer to “Incorporation by Reference” and “Where You Can Find Additional Information.” We urge you to particularly evaluate the following risks before deciding to purchase the Common Stock or 12 % Notes. Various statements contained in this Prospectus (including some of the following risk factors) or incorporated by reference into this Prospectus constitute forward-looking statements. Please refer to the section entitled “Special Note Regarding Forward-Looking Statements.”

Any investment in our company will be subject to risks inherent to our businesses. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this Prospectus. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties that we are not aware of or focused on or that we currently deem immaterial may also impair our business operations.

If any of the following risks actually occur, they could materially adversely affect our businesses, financial condition, liquidity or results of operations. In that case, the trading or other price of the Common Stock or the 12% Notes could decline and you may lose all or part of your investment.

Risks Related To Our Emergence From Bankruptcy

Our actual financial results may vary significantly from the projections filed with the bankruptcy court.

In connection with the Reorganization, the Debtors were required to prepare projected financial information to demonstrate to the bankruptcy court administering the Reorganization the feasibility of the Plan and the ability of the Debtors to continue operations upon emergence from bankruptcy. As part of the disclosure statement approved by the bankruptcy court and as otherwise furnished to the SEC, the projections reflected numerous assumptions concerning anticipated future performance and prevailing and anticipated market and economic conditions that were and continue to be beyond our and the other Debtors’ control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks. Our actual results may vary from those contemplated by the projections and the variations may be material. Neither these projections nor any form of the disclosure statement should be considered or relied upon in connection with the purchase of the Common Stock or the 12% Notes.

Because our consolidated financial statements are required to reflect fresh-start reporting adjustments to be made upon emergence from bankruptcy, financial information in our financial statements prepared after August 30, 2009 will not be comparable to our financial information from prior periods.

All conditions required for the adoption of “fresh-start” reporting were met upon emergence from Chapter 11 of the Bankruptcy Code on the Effective Date. However, in light of the proximity of that date to our accounting period close immediately following the Effective Date, which was August 30, 2009, we elected to adopt a convenience date of August 30, 2009 for recording “fresh-start” reporting. We adopted “fresh-start” reporting in accordance with the American Institute of Certified Public Accountants Statement of Position No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” pursuant to which our reorganization value, which is intended to reflect the fair value of the entity before considering liabilities and approximate the amount a willing buyer would pay for the assets of the entity immediately after the Reorganization, will be allocated to the fair value of assets in conformity with Statement of Financial Accounting Standards No. 141, Business Combinations, using the purchase method of accounting for business combinations. We will state liabilities, other than deferred taxes, at a present value of amounts expected to be paid. The amount remaining after allocation of the reorganization value to the fair value of identified tangible and intangible assets will be reflected as goodwill, which is subject to periodic evaluation for impairment. In addition, under “fresh-start” reporting the accumulated deficit will be eliminated. Thus, our future balance sheets and results of operations will not be comparable in many respects to balance sheets and consolidated statements of operations data for periods prior to the adoption of “fresh-start” reporting. The lack of comparable historical information may discourage investors from purchasing the Common Stock or the 12% Notes. Additionally, the financial information incorporated by reference into this Prospectus may not be indicative of future financial information.

Risks Related To Our Businesses

Our substantial indebtedness could adversely affect our businesses, financial condition and results of operations and prevent us from fulfilling our obligations under the terms of our indebtedness.

We have, and we expect to continue to have, a significant amount of indebtedness. As of August 30, 2009, we had total indebtedness under our senior subordinated notes, senior credit facilities and other senior debt of approximately $1.69 billion.

Our substantial indebtedness could make it more difficult for us to satisfy our obligations with respect to the terms of our indebtedness and has had and could continue to have other material adverse consequences for our business, including:

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requiring us to dedicate a large portion of our cash flow to pay principal and interest on our indebtedness, which will reduce the availability of our cash flow to fund working capital, capital expenditures, research and development expenditures and other business activities;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	restricting us from making strategic acquisitions, dispositions or exploiting business opportunities;

•	placing us at a competitive disadvantage compared to our competitors that have less debt; and

•	limiting our ability to borrow additional funds (even when necessary to maintain adequate liquidity) or dispose of assets.

In addition, a substantial portion of our debt bears interest at variable rates. If market interest rates increase, the interest rate on our variable-rate debt will increase and will create higher debt service requirements, which would adversely affect our cash flow and could adversely impact our results of operations. While we may enter into agreements limiting our exposure to higher debt service requirements, any such agreements may not offer complete protection from this risk.

The terms of our indebtedness impose restrictions on us that may affect our ability to successfully operate our businesses.

Our senior term credit agreement and senior asset-based revolving credit agreement and the indenture governing our outstanding 12% Notes each contain covenants that, among other things, limit our ability to:

•	incur additional indebtedness;

•	borrow money or sell preferred stock;

•	create liens;

•	pay dividends on or redeem or repurchase stock;

•	make certain types of investments;

•	issue or sell stock in our subsidiaries;

•	restrict dividends or other payments from our subsidiaries;

•	issue guarantees of debt;

•	transfer or sell assets and utilize proceeds of any such sales;

•	enter into agreements that restrict our restricted subsidiaries from paying dividends, making loans or otherwise transferring assets to us or to any of our other restricted subsidiaries;

•	enter into or engage in transactions with affiliates;

•	merge, consolidate or sell all or substantially all of our assets; or

•	pay cash interest on our 12% Notes until the date that is 18 months from the effective date of the Plan, or February 28, 2011.

In addition, our senior term credit agreement and the senior asset-based revolving credit agreement each require us to meet a number of financial ratios and tests. Noncompliance with these covenants could materially and adversely affect our ability to finance our operations or capital needs and to engage in other business activities that may be in our best interest and may also restrict our ability to expand or pursue our business strategies. We may not be able to comply with all of our covenants and obligations in all our debt instruments.

We face risks related to the current economic crisis.

The continued credit crisis and related turmoil in the global financial system has had and may continue to have an impact on our businesses and our financial condition. Global economic conditions have significantly impacted economic markets within certain sectors, including financial industries and retail business being particularly impacted. Our ability to generate revenue, in particular from sales of our home and garden products, pet supplies, electric shaving and grooming and electric personal care products, depends significantly on discretionary consumer spending. It is difficult to predict new general economic conditions that could impact consumer and customer demand for our products or our ability to manage normal commercial relationships with our customers, suppliers and creditors. The recent emergence of a number of negative economic factors, including heightened investor concerns about the credit quality of mortgages, constraints on the supply of credit to households, continuing increases in energy prices, lower equity prices, softening home values, uncertainty and perceived weakness in the labor market and general consumer fears of a recession or depression could have a negative impact on discretionary consumer spending. If the current situation deteriorates significantly, our business could be negatively impacted, including as a result of reduced demand for our products or supplier or customer disruptions. Any significant decrease in discretionary consumer spending could have a material adverse effect on our revenues, results of operations and financial condition. In addition, our ability to access the capital markets may be severely restricted at a time when we would like, or need, to do so, which could have an impact on our flexibility to react to changing economic and business conditions.

We participate in very competitive markets and we may not be able to compete successfully.

The markets in which we participate are very competitive. In the consumer battery market, our primary competitors are Duracell (a brand of Procter & Gamble), Energizer and Panasonic (a brand of Matsushita). In the electric shaving and grooming and electric personal care product markets, our primary competitors are Braun (a brand of Procter & Gamble), Norelco (a brand of Philips), and Vidal Sassoon and Revlon (brands of Helen of Troy). In the pet supplies market, our primary competitors are Mars, Hartz and Central Garden & Pet. In our Home and Garden Business our principal national competitors are the Scotts Company, Central Garden & Pet and S.C. Johnson. In each of our markets, we also face competition from numerous other companies.

We and our competitors compete for consumer acceptance and limited shelf space based upon brand name recognition, perceived quality, price, performance, product packaging and design innovation, as well as creative marketing, promotion and distribution strategies. Our ability to compete in these consumer product markets may be adversely affected by a number of factors, including, but not limited to, the following:

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We compete against many well established companies that may have substantially greater financial and other resources, including personnel and research and development, and greater overall market share than we do.

•

In some key product lines, our competitors may have lower production costs and higher profit margins than we do, which may enable them to compete more aggressively in offering retail discounts, rebates and other promotional incentives.

•	Product improvements or effective advertising campaigns by competitors may weaken consumer demand for our products.

•	Consumer purchasing behavior may shift to distribution channels where we do not have a strong presence.

•	Consumer preferences may change to lower margin products or products other than those we market.

If our product offerings are unable to compete successfully, our sales, results of operations and financial condition could be materially and adversely affected.

We depend on key personnel and may not be able to retain those employees or recruit additional qualified personnel.

We are highly dependent on the continuing efforts of our senior management team and other key personnel. Our businesses, financial condition and results of operations could be materially adversely affected if we lose any of these persons and are unable to attract and retain qualified replacements.

Some of our directors may be designated by the Harbinger Parties, Laminar and/or the Avenue Parties, which could cause conflicts of interest that result in our not acting on opportunities we otherwise may have.

In accordance with the Plan and pursuant to the Support Agreement, each of the Harbinger Parties, Laminar and the Avenue Parties designated certain persons who were nominated by Spectrum Brands’ then existing directors and effective as of the Effective Date, appointed, together with Kent J. Hussey, to the board of directors of Spectrum Brands. In the future, directors may be elected by the Harbinger Parties, Laminar and/or the Avenue Parties through exercise of their voting power. Such election of directors to our board of directors could create, or appear to create, conflicts of interest with respect to matters involving both us and the Harbinger Parties, Laminar and/or the Avenue Parties that could have different implications for the Harbinger Parties, Laminar and/or the Avenue Parties than they do for us. We cannot assure you that the provisions in our governing documents will adequately address any potential conflicts of interest or that potential conflicts of interest will be resolved in our favor or that we will be able to take advantage of corporate opportunities presented to directors that were designated by the Harbinger Parties, Laminar and/or the Avenue Parties. As a result, we may be precluded from pursuing certain growth initiatives. Further, the interests of the Harbinger Parties, Laminar and/or the Avenue Parties and our other stockholders may diverge. In addition, in connection with the Reorganization, Spectrum Brands has adopted a new certificate of organization that waives certain causes of action that may arise with respect to potential conflicts of interest with eligible stockholders, which may include the Harbinger Parties, Laminar and/or the Avenue Parties. For a further description of the certificate of incorporation see “Description of the Common Stock.” Under these circumstances, persons who might otherwise accept our invitation to join our board of directors may decline.

Adverse weather conditions during our peak selling season for our home and garden control products could have a material adverse effect on our home and garden business.

Weather conditions in North America have a significant impact on the timing and volume of sales of certain of our lawn and garden and household insecticide and repellent products. Periods of dry, hot weather can decrease insecticide sales, while periods of cold and wet weather can slow sales of herbicides. In addition, an abnormally cold spring throughout North America could adversely affect insecticide sales and therefore have a material adverse effect on our home and garden business.

Our products utilize certain key raw materials; any increase in the price of these raw materials could have a material and adverse effect on our businesses, financial condition and profits.

The principal raw materials used to produce our products—including zinc powder, electrolytic manganese dioxide powder and steel—are sourced either on a global or regional basis, and the prices of those raw materials are susceptible to price fluctuations due to supply and demand trends, energy costs, transportation costs, government regulations, duties and tariffs, changes in currency exchange rates, price controls, general economic conditions and other unforeseen circumstances. In particular, during 2007 and 2008 we experienced extraordinary price increases for raw materials, particularly as a result of strong demand from China.

We regularly engage in forward purchase and hedging derivative transactions in an attempt to effectively manage and stabilize some of the raw material costs we expect to incur over the next 12 to 24 months; however, our hedging positions may not be effective or may not anticipate beneficial trends in a particular raw material market or as a result of changes in any of our businesses may no longer be useful for the Company. In addition, for certain of the principle raw materials we use to produce our products, such as electrolytic manganese dioxide powder, there are no available effective hedging markets. If these efforts are not effective or expose us to above average costs for an extended period of time and we are unable to pass our raw materials costs on to our customers, our future profitability may be materially and adversely affected. Further, with respect to transportation costs, certain modes of delivery are subject to fuel surcharges which are determined based upon the current cost of diesel fuel in relation to pre-established agreed upon costs. We may be unable to pass these fuel surcharges on to our customers which may have an adverse effect on our profitability and results of operations.

In addition, we have exclusivity arrangements and minimum purchase requirements with certain of our suppliers for our home and garden business, which increase our dependence upon and exposure to those suppliers. Some of those agreements include caps on the price we pay for our supplies and in certain instances, these caps have allowed us to purchase materials at below market prices. When we attempt to renew those contracts the other parties to the contracts may not be willing to include or may limit the effect of those caps and could even attempt to impose above market prices in an effort to make up for any below market prices paid by us prior to the renewal of the agreement. Any failure to timely obtain suitable supplies at competitive prices could materially adversely affect our businesses, financial condition and results of operations.

We may not be able to fully utilize our United States net operating loss carryforwards.

As of June 28, 2009, we are estimating that at September 30, 2009 we will have United States (“U.S.”) federal and state net operating loss carryforwards of approximately $1.169 and $2.058 billion, respectively. These net operating loss carryforwards expire through years ending in 2029. As of June 28, 2009, management determined that it continues to be more likely than not that the net U.S. deferred tax asset, excluding certain indefinite lived intangibles, would not be realized in the future and as such recorded a full valuation allowance to offset the net U.S. deferred tax asset, including the Company’s net operating loss carryforwards. In addition, the Company has had changes of ownership, as defined under Internal Revenue Code Section 382, that continue to subject a significant amount of the Company’s U.S. net operating losses and other tax attributes to certain limitations. If we are unable to fully utilize our net operating losses to offset taxable income generated in the future, our results of operations could be materially and negatively impacted.

Consolidation of retailers and our dependence on a small number of key customers for a significant percentage of our sales may negatively affect our businesses, financial condition and profits.

As a result of consolidation of national mass merchandisers, a significant percentage of our sales are attributable to a very limited group of retailer customers. Because of the importance of these key customers, demands for price reductions or promotions by such customers, reductions in their purchases, changes in their financial condition or loss of their accounts could have a material adverse effect on our business, financial condition and results of operations. In addition, as a result of the desire of retailers to more closely manage inventory levels, there is a growing trend among them to purchase our products on a “just-in-time” basis. This requires us to shorten our lead-time for production in certain cases and more closely anticipate their demand, which could in the future require us to carry additional inventories, increase our working capital and related financing requirements or result in excess inventory becoming unusable or obsolete. Furthermore, we primarily sell branded products and a move by one or more of our large customers to sell significant quantities of private label products, which we do not produce on their behalf and which directly compete with our products, could have a material adverse effect on our businesses, financial condition and results of operations.

If we are unable to improve existing products and develop new, innovative products, or if our competitors introduce new or enhanced products, our sales and market share may suffer.

Both we and our competitors make significant investments in research and development. If our competitors successfully introduce new or enhanced products that present technological advantages over or otherwise outperform our products, or are perceived by consumers as doing so, we may be unable to compete successfully in market segments affected by these changes. In addition, we may be unable to compete if our competitors develop or apply technology which permits them to manufacture products at a lower relative cost. The fact that many of our principal competitors have substantially greater resources than we do increases this risk. The patent rights or other intellectual property rights of third parties, restrictions on our ability to expand or modify manufacturing capacity or financial and other constraints on our research and development activity may also limit our ability to introduce products that are competitive on a performance basis.

Our future success will depend, in part, upon our ability to improve our existing products and to develop, manufacture and market new, innovative products. If we fail to successfully develop, manufacture and market new or enhanced products or develop product innovations, our ability to maintain or grow our market share may be adversely affected, which in turn could materially adversely affect our businesses, financial condition and results of operations.

As a result of our international operations, we face a number of risks related to exchange rates and foreign currencies.

Our international sales and certain of our expenses are transacted in foreign currencies. During the quarter ended June 28, 2009, approximately 42% of our net sales and 44% of our operating expenses were denominated in currencies other than U.S. dollars. We expect that the amount of our revenues and expenses transacted in foreign currencies will increase as our Latin American, European and Asian operations grow and, as a result, our exposure to risks associated with foreign currencies could increase accordingly. Significant changes in the value of the U.S. dollar in relation to foreign currencies could have a material effect on our businesses, financial condition and results of operations. Changes in currency exchange rates may also affect our sales to, purchases from and loans to our subsidiaries as well as sales to, purchases from and bank lines of credit with our customers, suppliers and creditors that are denominated in foreign currencies.

Our international operations may expose us to a number of risks related to conducting business in foreign countries.

Our international operations and exports and imports to and from international markets are subject to a number of special risks which could have a material adverse effect on our businesses, financial condition and results of operations. These risks include, but are not limited to:

•	changes in the economic conditions or consumer preferences or demand for our products in these markets;

•	economic and political destabilization, governmental corruption and civil and labor unrest;

•	restrictive actions by multi-national governing bodies, foreign governments or subdivisions thereof (e.g., duties, quotas and restrictions on transfer of funds);

•	changes in foreign labor laws and regulations affecting our ability to hire and retain employees;

•	changes in U.S. and foreign laws regarding trade and investment;

•	noncompliance by our business partners with, or a failure by our business partners to enforce, rules and regulations targeting fraudulent conduct; and

•	difficulty in obtaining distribution and support for our products.

There are three particular European Union (“EU”) Directives, Restriction of the Use of Hazardous Substances in Electrical and Electronic Equipment, Waste of Electrical and Electronic Equipment and the Directive on Batteries and Accumulators and Waste Batteries that may have a material impact on our businesses. Restriction of the Use of Hazardous Substances in Electrical and Electronic Equipment requires us to eliminate specified hazardous materials from products we sell in EU member states. Waste of Electrical and Electronic Equipment requires us to collect and treat, dispose of or recycle certain products we manufacture or import into the EU at our own expense. The Directive on Batteries and Accumulators and Waste Batteries bans heavy metals in batteries by establishing maximum quantities of heavy metals in batteries and mandates waste management of these batteries, including collection, recycling and disposal systems, with the costs imposed upon producers and importers such as us. Complying or failing to comply with the EU directives may harm our businesses. For example:

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Although contractually assured with our suppliers, we may be unable to procure appropriate Restriction of the Use of Hazardous Substances in Electrical and Electronic Equipment compliant material in sufficient quantity and quality and/or be able to incorporate it into our product procurement processes without compromising quality and/or harming our cost structure.

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We may face excess and obsolete inventory risk related to non-compliant inventory that we may continue to hold in Fiscal 2009 for which there is reduced demand and we may need to write down the carrying value of such inventories.

•	We may be unable to sell certain existing inventories of our batteries in Europe.

Many of the developing countries in which we operate do not have significant governmental regulation relating to environmental safety, occupational safety, employment practices or other business matters routinely regulated in the United States or may not rigorously enforce such regulation. As these countries and their economies develop, it is possible that new regulations or increased enforcement of existing regulations may increase the expense of doing business in these countries. In addition, social legislation in many countries in which we operate may result in significantly higher expenses associated with labor costs, terminating employees or distributors and closing manufacturing facilities. Increases in our costs as a result of increased regulation, legislation or enforcement could materially and adversely affect our businesses, results of operations and financial condition.

Sales of certain of our products are seasonal and may cause our quarterly operating results and working capital requirements to fluctuate.

Sales of our battery and electric shaving and grooming and personal care products are seasonal. A large percentage of sales for these products generally occur during our first fiscal quarter that ends on or about December 31, due to the impact of the December holiday season. Sales of our lawn and garden and household insect control products that are offered through our home and garden business are also seasonal. A large percentage of our sales of these products occur during the spring and summer, typically our second and third fiscal quarters. As a result of this seasonality, our inventory and working capital needs relating to these products fluctuate significantly during the year. In addition, orders from retailers are often made late in the period preceding the applicable peak season, making forecasting of production schedules and inventory purchases difficult. If we are unable to accurately forecast and prepare for customer orders or our working capital needs, or there is a general downturn in business or economic conditions during these periods, our businesses, financial condition and results of operations could be materially and adversely affected.

We may not be able to adequately establish and protect our intellectual property rights.

To establish and protect our intellectual property rights, we rely upon a combination of national, foreign and multi-national patent, trademark and trade secret laws, together with licenses, confidentiality agreements and other contractual arrangements. The measures we take to protect our intellectual property rights may prove inadequate to prevent third parties from misappropriating our intellectual property. We may need to resort to litigation to enforce or defend our intellectual property rights. If a competitor or collaborator files a patent application claiming technology also invented by us, or a trademark application claiming a trademark, service mark or trade dress also used by us, in order to protect our rights, we may have to participate in an expensive and time consuming interference proceeding before the United States Patent and Trademark Office or a similar foreign agency. In addition, our intellectual property rights may be challenged by third parties. Even if our intellectual property rights are not directly challenged, disputes among third parties could lead to the weakening or invalidation of our intellectual property rights. Furthermore, competitors may independently develop technologies that are substantially equivalent or superior to our technology. Obtaining, protecting and defending intellectual property rights can be time consuming and expensive, and may require us to incur substantial costs, including the diversion of management and technical personnel. Moreover, the laws of certain foreign countries in which we operate or may operate in the future do not protect, and the governments of certain foreign countries do not enforce, intellectual property rights to the same extent as do the laws and government of the U.S., which may negate our competitive or technological advantages in such markets. Also, some of the technology underlying our products is the subject of nonexclusive licenses from third parties. As a result, this technology could be made available to our competitors at any time. If we are unable to establish and then adequately protect our intellectual property rights, then our businesses, financial condition and results of operations could be materially and adversely affected.

Claims by third parties that we are infringing on their intellectual property could adversely affect our businesses.

From time to time in the past we have been subject to claims that we are infringing upon the intellectual property of others, we currently are the subject of claims that we are infringing upon the intellectual property of others, and it is possible that third parties will assert infringement claims against us in the future. An adverse finding against us in these or similar trademark or other intellectual property litigations may have a material adverse effect on our businesses, financial condition and results of operations. Any such claims, with or without merit, could be time consuming and expensive, and may require us to incur substantial costs, including the diversion of management and technical personnel, cause product delays or require us to enter into licensing or other agreements in order to secure continued access to necessary or desirable intellectual property. If we are deemed to be infringing a third party’s intellectual property and are unable to continue using that intellectual property as we had been, our business and results of operations could be harmed if we are unable to successfully develop non-infringing alternative intellectual property on a timely basis or license non-infringing alternatives or substitutes, if any exist, on commercially reasonable terms. In addition, an unfavorable ruling in intellectual property litigation could subject us to significant liability, as well as require us to cease developing, manufacturing or selling the affected products or using the affected processes or trademarks. Any significant restriction on our proprietary or licensed intellectual property that impedes our ability to develop and commercialize our products could have a material adverse effect on our business, financial condition and results of operations.

Our dependence on a few suppliers and one of our U.S. facilities for certain of our products makes us vulnerable to a disruption in the supply of our products.

Although we have long-standing relationships with many of our suppliers, we do not have long-term contracts with them. An adverse change in any of the following could have a material adverse effect on our businesses, financial condition and results of operations:

•	our relationships with our suppliers;

•	the terms and conditions upon which we purchase products from our suppliers;

•	the financial condition of our suppliers;

•	the ability to import outsourced products; or

•	our suppliers’ ability to manufacture and deliver outsourced products on a timely basis.

If our relationship with one of our key suppliers is adversely affected, we may not be able to quickly or effectively replace such supplier and may not be able to retrieve tooling, molds or other specialized production equipment or processes used by such supplier in the manufacture of our products.

In addition, we manufacture the majority of our foil cutting systems for our shaving product lines, using specially designed machines and proprietary cutting technology, at our Portage, Wisconsin facility. Damage to this facility, or prolonged interruption in the operations of this facility for repairs, as a result of labor difficulties, or for other reasons, would have a material adverse effect on our ability to manufacture and sell our foil shaving products which would in turn harm our businesses, financial condition and results of operations.

Class action and derivative action lawsuits and other investigations, regardless of their merits, could have an adverse effect on our business, financial condition and results of operations.

Spectrum Brands and certain of its officers and directors have been named in the past, and may be named in the future, as defendants of class action and derivative action lawsuits. In the past, Spectrum Brands has also received requests for information from government authorities. Regardless of their subject matter or merits, class action lawsuits and other government investigations may result in significant cost to us, which may not be covered by insurance, may divert the attention of management or otherwise have an adverse effect on our business, financial condition and results of operations.

We may be exposed to significant product liability claims which our insurance may not cover and which could harm our reputation.

In the ordinary course of our business, we may be named as defendants in lawsuits involving product liability claims. In any such proceeding, plaintiffs may seek to recover large and sometimes unspecified amounts of damages and the matters may remain unresolved for several years. Any such matters could have a material adverse effect on our business, results of operations and financial condition if we are unable to successfully defend against or settle these matters or if our insurance coverage is insufficient to satisfy any judgments against us or settlements relating to these matters. Although we have product liability insurance coverage and an excess umbrella policy, our insurance policies may not provide coverage for certain, or any, claims against us or may not be sufficient to cover all possible liabilities. Moreover, any adverse publicity arising from claims made against us, even if the claims were not successful, could adversely affect the reputation and sales of our products.

We may incur material capital and other costs due to environmental liabilities.

Because of the nature of our operations, our facilities are subject to a broad range of federal, state, local, foreign and multi-national laws and regulations relating to the environment. These include laws and regulations that govern:

•	discharges to the air, water and land;

•	the handling and disposal of solid and hazardous substances and wastes; and

•	remediation of contamination associated with release of hazardous substances at our facilities and at off-site disposal locations.

Risk of environmental liability is inherent in our business. As a result, material environmental costs may arise in the future. In particular, we may incur capital and other costs to comply with increasingly stringent environmental laws and enforcement policies, such as the European Union directives, Restriction of the Use of

Hazardous Substances in Electrical and Electronic Equipment, Waste of Electrical and Electronic Equipment and the Directive on Batteries and Accumulators and Waste Batteries, discussed above. Although we believe that we are substantially in compliance with applicable environmental regulations at our facilities, we may not be in compliance with such regulations in the future, which could have a material adverse effect upon our business, financial condition and results of operations.

From time to time, we have been required to address the effect of historic activities on the environmental condition of our properties or former properties. We have not conducted invasive testing at all our facilities to identify all potential environmental liability risks. Given the age of our facilities and the nature of our operations, material liabilities may arise in the future in connection with our current or former facilities. If previously unknown contamination of property underlying or in the vicinity of our manufacturing facilities is discovered, we could be required to incur material unforeseen expenses. If this occurs, it may have a material adverse effect on our business, financial condition and results of operations. We are currently engaged in investigative or remedial projects at a few of our facilities and any liabilities arising from such investigative or remedial projects at such facilities may be material.

We are also subject to proceedings related to our disposal of industrial and hazardous material at off-site disposal locations or similar disposals made by other parties for which we are responsible as a result of our relationship with such other parties. These proceedings are under Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) or similar state laws that hold persons who “arranged for” the disposal or treatment of such substances strictly liable for costs incurred in responding to the release or threatened release of hazardous substances from such sites, regardless of fault or the lawfulness of the original disposal. Liability under CERCLA is typically joint and several, meaning that a liable party may be responsible for all of the costs incurred in investigating and remediating contamination at a site. As a practical matter, liability at CERCLA sites is shared by all of the viable responsible parties. We occasionally are identified by federal or state governmental agencies as being a potentially responsible party for response actions contemplated at an off-site facility. At the existing sites where we have been notified of our status as a potentially responsible party, it is either premature to determine if our potential liability, if any, will be material or we do not believe that our liability, if any, will be material. We may be named as a potentially responsible party under CERCLA or similar state laws in the future for other sites not currently known to us, and the costs and liabilities associated with these sites may be material.

Compliance with various public health, consumer protection and other regulations applicable to our products and facilities could increase our cost of doing business and expose us to additional requirements with which we may be unable to comply.

Certain of our products sold through and facilities operated under each of our business segments are regulated by the United States Environmental Protection Agency, the United States Food and Drug Administration or other federal consumer protection and product safety agencies and are subject to the regulations such agencies enforce, as well as by similar state, foreign and multinational agencies and regulations. For example, in the United States, all products containing pesticides must be registered with the United States Environmental Protection Agency and, in many cases, similar state and foreign agencies before they can be manufactured or sold. Our inability to obtain or the cancellation of any registration could have an adverse effect on our business, financial condition and results of operations. The severity of the effect would depend on which products were involved, whether another product could be substituted and whether our competitors were similarly affected. We attempt to anticipate regulatory developments and maintain registrations of, and access to, substitute chemicals and other ingredients, but we may not always be able to avoid or minimize these risks.

The Food Quality Protection Act (“FQPA”) established a standard for food-use pesticides, which is that a reasonable certainty of no harm will result from the cumulative effect of pesticide exposures. Under the FQPA, the United States Environmental Protection Agency is evaluating the cumulative effects from dietary and non-dietary exposures to pesticides. The pesticides in certain of our products which are sold through our home and garden business continue to be evaluated by the United States Environmental Protection Agency as part of this program. It is possible that the United States Environmental Protection Agency or a third party active ingredient registrant may decide that a pesticide we use in our products will be limited or made unavailable to us. We cannot predict the outcome or the severity of the effect of the United States Environmental Protection Agency’s continuing evaluations of active ingredients used in our products.

In addition, the use of certain pesticide and fertilizer products which are sold through our global pet supplies business and through our home and garden business may be regulated by various local, state, federal and foreign environmental and public health agencies. These regulations may require that: only certified or professional users apply the product, that certain products be used only on certain types of locations (such as “not for use on sod farms or golf courses”), that users post notices on properties where products have been or will be applied, that users notify individuals in the vicinity that products will be applied in the future, that the product not be applied for aesthetic purposes, or that certain ingredients may not be used. Compliance with such public health regulations could increase our cost of doing business and expose us to additional requirements with which we may be unable to comply.

We face risks related to our sales of products obtained from third-party suppliers.

We sell a number of products that are manufactured by third party suppliers over which we have no direct control. While we have implemented processes and procedures to try to ensure that the suppliers we use are complying with all applicable food and health regulations, there can be no assurances that such suppliers in all instances will comply with such processes and procedures or otherwise with applicable food and health regulations. Noncompliance could result in our marketing and distribution of contaminated or defective products which could subject the Company to liabilities and could result in the imposition by governmental authorities of procedures or penalties that could restrict or eliminate our ability to purchase products from non-compliant suppliers. Any or all of these effects could adversely affect the Company’s business, financial condition and results of operations.

Our businesses could suffer from the effects of the H1N1 virus.

The effects of the H1N1 virus, commonly known as “Swine Flu,” could adversely affect our businesses. An outbreak of the virus in a given location could severely interfere with and substantially disrupt the manufacture and/or shipment of our products and could have a material adverse effect on our operations. A prolonged recurrence of the virus could also adversely affect the various economies into which we ship our products and cause an immediate and prolonged drop in consumer demand for our products in those economies. Any of these events could adversely affect our financial condition and results of operations. The general impact, if any, of the virus on our operations, our results of operations and financial condition is highly speculative, cannot be accurately predicted or quantified, and would depend on numerous factors, including the rate of contagion, the regions of the world most affected, the effectiveness of treatment for the infected population and the rates of mortality and morbidity.

Public perceptions that some of the products we produce and market are not safe could adversely affect us.

We manufacture and market a number of complex chemical products bearing our brands relating to our home and garden business, such as herbicides and pesticides. On occasion, customers and some current or former employees have alleged that some products failed to perform up to expectations or have caused damage or injury to individuals or property.

In 2007, certain pet food manufactured in China, which was tainted with a mildly toxic chemical known as melamine, and sold in the United States was linked to numerous companion animal fatalities and triggered a widespread recall of pet food by many major pet food suppliers. Sales of our pet food and pet treat products may be adversely affected because of general consumer distrust of pet food suppliers who manufacture pet food or pet treats in China or distribute pet food or pet treats manufactured in China or negative public perceptions resulting from enhanced scrutiny by the FDA or other governmental authorities of pet food and pet treats and related animal food products. Public perception that any of our products are not safe, whether justified or not, could impair our reputation, damage our brand names and have a material adverse effect on our businesses, financial condition and results of operations.

If we are unable to negotiate satisfactory terms to continue existing or enter into additional collective bargaining agreements, we may experience an increased risk of labor disruptions and our results of operations and financial condition may suffer.

Approximately 20% of our total labor force is employed under collective bargaining agreements. Four of these agreements, which cover approximately 56% of the labor force under collective bargaining agreements, or approximately 11% of our total labor force, are scheduled to expire during Fiscal 2010. While we currently expect to negotiate continuations to the terms of these agreements, there can be no assurances that we will be able to obtain terms that are satisfactory to us or otherwise to reach agreement at all with the applicable parties. In addition, in the course of our business, we may also become subject to additional collective bargaining agreements. These agreements may be on terms that are less favorable than those under our current collective bargaining agreements. Increased exposure to collective bargaining agreements, whether on terms more or less favorable than existing collective bargaining agreements, could adversely affect the operation of our business, including through increased labor expenses. While we intend to comply with all collective bargaining agreements to which the Company is subject, there can be no assurances that we will be able to do so and any noncompliance could subject the Company to disruptions in its operations and materially and adversely affect its results of operations and financial condition.

Significant changes in actual investment return on pension assets, discount rates, and other factors could affect our results of operations, equity, and pension contributions in future periods.

Our results of operations may be positively or negatively affected by the amount of income or expense we record for our defined benefit pension plans. U.S. GAAP requires that we calculate income or expense for the plans using actuarial valuations. These valuations reflect assumptions about financial market and other economic conditions, which may change based on changes in key economic indicators. The most significant year-end assumptions we used to estimate pension income or expense are the discount rate and the expected long-term rate of return on plans assets. In addition, we are required to make an annual measurement of plan assets and liabilities, which may result in a significant change to equity. Although pension expense and pension funding contributions are not directly related, key economic factors that affect pension expense would also likely affect the amount of cash we would contribute to pension plans as required under the Employee Retirement Income Security Act.

Risks Related to the Common Stock

Risks of trading in an over the counter market.

The Common Stock currently trades in the over-the-counter market. Securities traded in the over-the-counter market generally have significantly less liquidity than securities traded on a national securities exchange, through factors such as a reduction in the number of investors that will consider investing in the securities, the number of market makers in the securities, reduction in securities analyst and news media coverage and lower market prices than might otherwise be obtained. As a result, holders of shares of Common Stock may find it difficult to resell their shares at prices quoted in the market or at all. Furthermore, because of the limited market and generally low volume of trading in the Common Stock that could occur, the share price of the Common Stock could be more likely to be affected by broad market fluctuations, general market conditions, fluctuations in our operating results, changes in the markets perception of our businesses, and announcements made by us, our competitors or parties with whom we have business relationships. In some cases, we may be subject to additional compliance requirements under applicable state laws in the issuance of Spectrum Brands’

securities. The lack of liquidity in the Common Stock may also make it difficult for us to issue additional securities for financing or other purposes, or to otherwise arrange for any financing we may need in the future. In addition, we may experience other adverse effects, including, without limitation, the loss of confidence in us by current and prospective suppliers, customers, employees and others with whom we have or may seek to initiate business relationships.

The market price of the Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control.

Factors that may influence the price of the Common Stock include, without limitation, the following:

•	loss of any of our key customers or suppliers;

•	additions or departures of key personnel;

•	sales of the Common Stock;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	additional issuances of the Common Stock;

•	low volume of sales due to concentrated ownership of the Common Stock;

•	intellectual property disputes;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Common Stock. You should also be aware that price volatility might be worse if the trading volume of shares of the Common Stock is low.

If the selling stockholders sell a large number of shares all at once or in large blocks, the market price of the Common Stock would most likely decline.

It is possible that the selling stockholders will offer all of the shares covered by this Prospectus for sale. Further, because it is possible that a significant number of shares could be sold at the same time, the sales, or the possibility thereof, may have a depressive effect on the future market price of Common Stock.

Additional issuances of the Common Stock may result in dilution to Spectrum Brands’ existing stockholders.

Spectrum Brands may issue up to 3,333,333 shares of Common Stock, or options exercisable for shares of Common Stock, under its 2009 equity incentive plan. In addition, Spectrum Brands’ board of directors has the authority to issue additional shares of our capital stock to provide additional financing or for other purposes in the future. The issuance of any such shares or exercise of any such options may result in a reduction of the book value or market price of the outstanding shares of Common Stock. If Spectrum Brands does issue any such additional shares or any such options are exercised, such issuance or exercise also will cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such dilution, the proportionate ownership interest and voting power of a holder of shares of Common Stock could be decreased. Further, any such issuance or exercise could result in a change of control. Under Spectrum Brands’ certificate of incorporation, holders of 5% or more of the outstanding Common Stock or Spectrum Brands capital stock into which any shares of Common Stock may be converted have certain rights to purchase their pro rata share of certain future issuances of securities. See “Description of the Common Stock.”

Spectrum Brands has historically not paid dividends on its public common stock, and, therefore, any return on investment may be limited to the value of the Common Stock.

Spectrum Brands has not declared or paid dividends on Spectrum Brands’ common stock since Spectrum Brands commenced public trading in 1997, and we do not anticipate paying dividends in the foreseeable future. The payment of dividends on the Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as Spectrum Brands’ board of directors may consider relevant, including the ability to do so under Spectrum Brands’ credit and other debt agreements. If Spectrum Brands does not pay dividends, returns on an investment in the Common Stock will only occur if our stock price appreciates.

Limited influence of minority holders of the Common Stock.

If holders of the Common Stock constituting a majority were to determine to act in concert with respect to any proposal or other item requiring a stockholder vote, other stockholders would then be unable to affect the outcome of such stockholder vote. As of October 28, 2009, we had no knowledge of any such determination to act in concert.

Risks Related to the 12% Notes

The right to receive payment on the 12% Notes is subject to payment of our senior debt. The 12% Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries that are not subsidiary guarantors.

The 12% Notes are junior in right of payment to all existing and future senior debt of the Company, including, without limitation, amounts outstanding, if any, under our senior term credit facility or senior asset-based revolving credit facility. In addition, the guarantees of the 12% Notes are junior to all senior debt of each of the respective guarantors, which are the U.S. subsidiaries of Spectrum Brands. Spectrum Brands and its subsidiaries may incur additional senior indebtedness, including, without limitation, senior debt, from time to time, subject, among other things, to the terms of their outstanding indebtedness. If indebtedness is incurred by a subsidiary that is not a guarantor, the 12% Notes will be structurally subordinated to such indebtedness with respect to the assets of such subsidiary. In the event of a bankruptcy, liquidation or reorganization of any of the obligors under the 12% Notes, the assets of such obligors will be available to pay obligations under the 12% Notes only after all of such obligors’ senior debt has been paid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the 12% Notes then outstanding.

There is a limited trading market for the 12% Notes, which may make it difficult to sell the 12% Notes.

The 12% Notes constitute a new issue of securities of Spectrum Brands with no established market. No assurance can be given that an active public or other market will develop for the 12% Notes or as to the liquidity of or the market for the 12% Notes. If a market does not develop or is not maintained, holders of the 12% Notes may experience difficulty in reselling the 12% Notes or may be unable to sell them at all. If a market for the 12% Notes develops, any such market may cease to continue at any time. If a public market develops for the 12% Notes, future prices of the 12% Notes will depend on many factors, including, among other things, prevailing interest rates, Spectrum Brands and its subsidiaries’ results of operations and the markets for similar securities and other factors, including Spectrum Brands and its subsidiaries’ financial condition. The 12% Notes may trade at a discount from their principal amount.

If the selling noteholders sell a large number of the 12% Notes all at once or in large blocks, the market price of the 12% Notes would most likely decline.

It is possible that the selling noteholders will offer all of the 12% Notes covered by this Prospectus for sale. Further, because it is possible that a significant number of the 12% Notes could be sold at the same time, the sales, or the possibility thereof, may have a depressive effect on the future market price of the 12% Notes.

We may not be able to comply with the terms of the 12% Notes or the related indenture.

The indenture governing the 12% Notes contains covenants that, among other things, limit our ability to:

•	incur additional indebtedness;

•	pay dividends on, redeem or repurchase our capital stock;

•	make investments;

•	issue or sell capital stock of our restricted subsidiaries;

•	transfer assets and dispose of proceeds of such sales;

•	enter into agreements that restrict our restricted subsidiaries from paying dividends, making loans or otherwise transferring assets to us or to any of our other restricted subsidiaries;

•	engage in transactions with affiliates; or

•	merge, consolidate or sell all or substantially all of our assets.

Our ability to comply with such agreements may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The breach of any such covenants or restrictions could result in a default under the indenture or under our other debt agreements. Such an event of default under our debt agreements would permit lenders or noteholders, as the case may be, to declare all amounts borrowed from them to be due and payable, together with accrued and unpaid interest, and the commitments of lenders under our Senior Asset-Based Revolving Facility to make further extensions of credit under the facility could be terminated. If we were unable to repay debt to our senior lenders, such lenders could proceed against the collateral securing such debt.

We may be unable to repurchase the 12% Notes upon a change of control.

Upon the occurrence of specific change of control events, the Company will be required to offer to repurchase 12% Notes at a redemption premium. The lenders under the senior term credit facility and the senior asset-based revolving credit facility have a similar right to be repaid upon a change of control. Any of the Company’s future debt agreements also may contain a similar provision. The Company’s ability to pay cash to the holders of the 12% Notes in connection with such repurchase will be limited by the Company’s and its subsidiaries’ then existing financial resources. Accordingly, it is possible that the Company will not have sufficient funds at the time of the change of control to make the required repurchase of 12% Notes.

In addition, the terms of the senior term credit agreement and the senior asset-based revolving credit agreement limit the Company’s ability to purchase 12% Notes until all debt under the respective agreements is paid in full. Any of the Company’s future debt agreements may contain similar restrictions.

If the Company fails to repurchase any 12% Notes submitted in a change of control offer, it would constitute an event of default under the indenture governing the notes which would, in turn, constitute an event of default under the senior term credit agreement and the senior asset-based revolving credit agreement limit and could constitute a default under other of the Company’s agreements, even if the change of control itself would not cause a default. This would allow some of the Company’s lenders to proceed against the Company’s assets.

A court could avoid the guarantees of the 12% Notes under fraudulent transfer law.

Our U.S. subsidiaries guarantee our obligations under the 12% Notes. If any guarantor becomes a debtor in a case under the United States Bankruptcy Code or suffers other financial difficulty, a court might avoid (that is, cancel) its guarantee under federal or state fraudulent transfer law. The court might do so if it found that when the guarantor entered into its guarantee (or, in some jurisdictions, when it became obligated to make payments thereunder), it received less than reasonably equivalent value or fair consideration for its guarantee and (1) was or was rendered insolvent, (2) was left with inadequate capital to conduct its business, (3) believed or should have believed that it would incur debts beyond its ability to pay or (4) was a defendant in an action for money damages or had a judgment for money damages docketed against it and, in either case, the judgment went unsatisfied. The court also might avoid a guarantee, without regard to these factors, if it found that the guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless the guarantor benefited directly or indirectly from the 12% Notes. If a court avoided a guarantee, a holder of 12% Notes would no longer have a claim against the guarantor. In addition, the court might order such holder of 12% Notes to repay any amounts received from the guarantor.

Courts in different jurisdictions measure solvency differently. In general, however, a court would consider an entity insolvent either if the sum of its existing debts exceeds the fair value of all its property, or if the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts as those debts become due. For this analysis, “debts” includes contingent and unliquidated debts.

Despite current indebtedness levels, we may still be able to incur more debt, which could further exacerbate the risks described above.

We may be able to incur additional indebtedness in the future. The terms of the indenture governing the 12% Notes and our existing credit facilities do not fully prohibit us from doing so. The addition of new debt to our current debt levels could increase the leverage-related risks described above.

Minority holders of the 12% Notes may have limited influence with respect to matters requiring a vote of holders of the 12% Notes.

We would note that if holders of the 12% Notes constituting a majority were to determine to act in concert with respect to any proposal or other item requiring a vote of holders of the 12% Notes, other holders of the 12% Notes would then be unable to affect the outcome of such vote. As of October 28, 2009, we had no knowledge of any such determination to act in concert.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made or implied certain forward-looking statements in this Prospectus and the documents incorporated by reference in this Prospectus. All statements, other than statements of historical facts included in this Prospectus, including the statements regarding our business strategy, future operations, financial position, estimated revenues, projected costs, projected synergies, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements. When used in this Prospectus, the words “anticipate,” “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “could,” “will,” “should,” “may” and similar expressions are also intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Since these forward-looking statements are based upon current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation:

•	the impact of the Reorganization;

•	the impact of our substantial indebtedness on our business, financial condition and results of operations;

•	the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies;

•	any failure to comply with financial covenants and other provisions and restrictions of our debt instruments;

•	the impact of unusual expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities;

•	the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit;

•	interest rate and exchange rate fluctuations;

•	the loss of, or a significant reduction in, sales to a significant retail customer or significant suppliers;

•	competitive promotional activity or spending by competitors or price reductions by competitors;

•	the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands;

•

the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, monetary or fiscal policies in the countries where we do business;

•	changes in consumer spending preferences and demand for our products;

•	our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties;

•	our ability to successfully implement, achieve and sustain manufacturing and distribution cost efficiencies and improvements, and fully realize anticipated cost savings;

•	the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations);

•	public perception regarding the safety of our products, including the potential for environmental liabilities, product liability claims, litigation and other claims;

•	the impact of pending or threatened litigation;

•	changes in accounting policies applicable to our business;

•	government regulations;

•	the seasonal nature of sales of certain of our products;

•	the effects of climate change and unusual weather activity; and

•	the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets.

Some of the above-mentioned factors are described in further detail in the section entitled “Risk Factors.” Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise to reflect actual results or changes in factors or assumptions affecting such forward-looking statement.

CHAPTER 11 REORGANIZATION

Commencement of the Chapter 11 Cases

On February 3, 2009, Spectrum Brands and thirteen of its United States subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Texas (the “Bankruptcy Court”).

Plan of Reorganization and Exit Financing

On February 3, 2009, the Debtors filed the Plan, describing their proposal for reorganizing, and a related disclosure statement with the Bankruptcy Court. On July 15, 2009 the Bankruptcy Court entered a written confirmation order approving the Plan (the “Confirmation Order”). The Plan became effective on August 28, 2009, and the Debtors emerged from the Reorganization.

In order to consummate the Plan, the Debtors obtained a $242 million asset-based exit loan facility pursuant to a credit agreement among the Spectrum Brands, the Subsidiaries of Spectrum Brands party thereto, General Electric Capital Corporation, as the administrative agent, co-collateral agent, swingline lender and supplemental loan lender, Bank of America, N.A., as co-collateral agent and L/C Issuer, RBS Asset Finance, Inc., through its division RBS Business Capital, as syndication agent and the lenders party thereto.

The Official Committee of Equity Security Holders (the “Equity Committee”), which represents the interests of the Debtors’ pre-petition equity holders whose equity interests were cancelled pursuant to the terms of the Plan, filed a notice of appeal of the Confirmation Order on July 15, 2009. On July 16, 2009, the Equity Committee filed a motion to stay the Confirmation Order pending appeal in the District Court (“Stay Motion”) in the United States District Court for the Western District of Texas (Case No. 09-CV-0576). On July 23, 2009, the District Court concluded that the Equity Committee had not carried its burden of proof and denied the Stay Motion (“Order Denying Stay”). On July 27, 2009, the Equity Committee filed in the United States Court of Appeals for the Fifth Circuit (“Fifth Circuit”) an emergency motion of an expedited appeal of the Order Denying Stay and an emergency motion for stay pending appeal. The Fifth Circuit denied the Equity Committee’s emergency motion for stay pending appeal on August 19, 2009. Because the District Court and the Fifth Circuit denied the stay motions pending before them, the Plan, by its terms, became effective on August 28, 2009. After the effective date, the Equity Committee moved to withdraw its appeal of the Order Denying Stay in the Fifth Circuit. The Fifth Circuit entered an order dismissing the appeal on September 11, 2009. On September 21, 2009, the Equity Committee moved to withdraw its appeal of the Confirmation Order. The District Court granted the motion on September 23, 2009 and dismissed the Equity Committee’s appeal without prejudice.

Accounting Impact of the Reorganization

All conditions required for the adoption of “fresh-start” reporting were met upon emergence from Chapter 11 of the Bankruptcy Code on August 28, 2009. However, in light of the proximity of that date to our accounting period close immediately following August 28, 2009, which was August 30, 2009, we elected to adopt a convenience date of August 30, 2009 for recording “fresh-start” reporting. Under “fresh-start” reporting, a new reporting entity is considered to be created and our reorganization value was allocated to our assets based on, and the assets’ recorded valued were adjusted to reflect, the fair values of those assets at the date “fresh-start” reporting is applied. Any portion of Spectrum Brands’ reorganization value not attributable to specific assets was an indefinite-lived intangible asset referred to as “reorganization value in excess of value of identifiable assets” and reported as goodwill. As a result of adopting “fresh-start” reporting and emerging from Chapter 11 protection, historical financial information is not comparable with financial information for those periods after emergence from Chapter 11 protection. As further described in “—Effect of Consummation of the Plan” below, the Debtors’ emergence from Chapter 11 protection resulted in a complete change in ownership of the Company’s equity securities.

Effect of Consummation of the Plan

Pursuant to and by operation of the Plan, on the Effective Date, all of Old Spectrum’s existing equity securities, including the existing common stock and stock options, were extinguished and deemed cancelled. Spectrum Brands filed a certificate of incorporation authorizing new shares of the Common Stock. Pursuant to and in accordance with the Plan, on the Effective Date, Spectrum Brands issued a total of 27,030,000 shares of the Common Stock and $218,076,405 in aggregate principal amount of 12% Notes to holders of allowed claims with respect to Old Spectrum’s 8 1/2% Senior Subordinated Notes due 2013, 7 3/8% Senior Subordinated Notes due 2015 and Variable Rate Toggle Senior Subordinated Notes due 2013. Also on the Effective Date, Spectrum Brands issued a total of 2,970,000 shares of the Common Stock to supplemental and sub-supplemental debtor-in-possession facility participants in respect of the equity fee earned under the Debtors’ debtor-in-possession credit facility.

Internal Restructuring Transactions

The Plan contemplated that on, as of, or after the Effective Date, with the consent of its Board of Directors, each of the reorganized Debtors may take such actions as may be necessary or appropriate to effect a corporate or operational restructuring of their respective businesses, to otherwise simplify the overall corporate or operational structure of the reorganized Debtors, to achieve corporate or operational efficiencies, or to otherwise improve financial results. On the Effective Date, the Board of Directors of Spectrum Brands approved an internal restructuring of the reorganized Debtors to consolidate the Company’s legal structure within its three business segments, global batteries and personal care, global pet supplies and home and garden. The restructuring contemplates, among other things, that Aquaria, Inc.; Perfecto Manufacturing, Inc. and Aquarium Systems Inc., each a wholly owned subsidiary of Spectrum Brands and a guarantor of the 12% Notes, would be merged with and into Tetra Holding (US), Inc. (“Tetra”), another wholly owned subsidiary guarantor, with Tetra surviving. In addition, Southern California Foam, Inc. would be merged with and into United Pet Group, Inc. (“UPG”), another wholly owned subsidiary guarantor, with UPG surviving. The internal restructuring became effective on October 1, 2009.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Stock offered through this Prospectus by the selling stockholders or the sale of the 12% Notes offered through this Prospectus by the selling noteholders.

DIVIDEND POLICY

We currently intend to retain future earnings, if any, to reinvest in our businesses and do not anticipate declaring or paying any dividends in the foreseeable future. The Successor has not declared or paid any dividends on its common stock since the Effective Date, and the Predecessor did not declare or paid any cash dividends on its common stock since it commenced public trading in 1997. In addition, the terms of our senior credit facilities and the indenture governing our outstanding 12% Notes restrict our ability to pay dividends to Spectrum Brands’ stockholders. Any future determination to pay cash dividends will be at the discretion of Spectrum Brands’ board of directors and will be dependent upon our financial condition, results of operations, capital requirements, contractual restrictions and such other factors as the board of directors deems relevant.

DILUTION

The Common Stock and the 12% Notes offered by this Prospectus are currently issued and outstanding. Accordingly, there will be no dilution to our existing securityholders from any sales of such Common Stock or the 12% Notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes, equity in earnings (loss) of investees and minority interest plus fixed charges. Fixed charges include (a) interest on indebtedness (whether expensed or capitalized) and (b) amortization premiums, discounts and capitalized expenses related to indebtedness.

	For the Nine Months Ended June 28, 2009	For the year ended September 30,
		2008	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges	0.3	(2.7)	(0.9)	(1.4)	1.4	2.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information (the “Pro Forma Financial Information”) sets forth selected historical consolidated financial information for Spectrum Brands and its consolidated subsidiaries. The historical data provided as of and for the fiscal year ended September 30, 2008 are derived from the Company’s audited consolidated financial statements which have been incorporated by reference into this Prospectus.

The Pro Forma Financial Information is provided for informational and illustrative purposes only. These tables should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and related notes in the Current Report on Form 8-K, September 18, 2009 and the Quarterly Report(s) on Form 10-Q which have been incorporated by reference into this Prospectus. In addition, the historical financial statements of the Company will not be comparable to the financial statements of Reorganized Spectrum following emergence from Chapter 11 due to the effects of the consummation of the Plan as well as adjustments for “fresh-start” accounting.

The Pro Forma Financial Information gives effect to the following categories of adjustments as if such transactions had occurred on October 1, 2008 for the unaudited pro forma condensed consolidated statement of operations, and on June 28, 2009 for the unaudited pro forma condensed consolidated balance sheet. Each of these adjustments is described more fully below and within the notes of the Pro Forma Financial Information:

•	the effectiveness of the Plan and the implementation of the transactions contemplated by the Plan; and

•

the adoption of “fresh-start” accounting, in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”).

The Pro Forma Financial Information does not purport to represent what Reorganized Spectrum’s actual results of operations or financial position would have been had the Plan become effective or had the other transactions described above occurred on October 1, 2008 or June 28, 2009, as the case may be. In addition, the dollar amount of new equity and stockholders’ equity on the unaudited pro forma condensed consolidated balance sheet is not an estimate of the market value of the Common Stock or any other shares of capital stock of Reorganized Spectrum as of the Effective Date or at any other time. We make no representations as to the market value, if any, of the Common Stock or of any other shares of capital stock of Reorganized Spectrum.

Reorganization Adjustments

The “Effects of the Plan” column in the Pro Forma Financial Information gives effect to the effectiveness of the Plan and the implementation of the transactions contemplated by the Plan, including the discharge of administrative claims and of estimated claims allowed by the Bankruptcy Court upon confirmation, our recapitalization upon emergence from reorganization under chapter 11 of the Bankruptcy Code. These adjustments include:

•	separating liabilities that are subject to compromise from liabilities that are not subject to compromise;

•	distinguishing transactions and events that are directly associated with the reorganization from the ongoing operations of the businesses; and

•

ceasing to accrue interest on the Company’s Variable Rate Toggle Senior Subordinated Notes due 2013 (the “Variable Rate Notes”), the Company’s 7 3/8% Senior Subordinated Notes due 2015 (the “7 3/8 Notes”) and the Company’s 8 1/2% Senior Subordinated Notes due 2013 (the “8 1/2 Notes”) (collectively, the “Senior Subordinated Notes”) outstanding prior to the Effective Date.

For additional information regarding the “Reorganization Adjustments,” see the notes to the Pro Forma Financial Information.

Fresh-Start Adjustments

The “Fresh-Start Adjustments” column of the Pro Forma Financial Information gives effect to fresh-start accounting adjustments, in accordance with SOP 90-7. The Company’s reorganization value, which represents the Company’s best estimate of fair value and approximates the amount a willing buyer would pay for the Company immediately after the Reorganization, will be allocated to the fair value of assets in conformity with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”). The Fresh-Start Adjustments are based on an assumed enterprise value of $2.275 billion. Under SOP 90-7, reorganization value is generally allocated first to tangible assets and identifiable intangible assets, and lastly to excess reorganization value (i.e., goodwill).

The asset valuations used in this Prospectus represent current estimates based on data available. However, updates to these valuations will be completed as of the fresh-start adoption date based on the results of asset and liability valuations, as well as the related calculation of deferred taxes. The differences between the actual valuations and the current estimated valuations used in preparing the Pro Forma Financial Information will be reflected in our future balance sheets and may affect amounts, including depreciation and amortization expense, which we will recognize in our statement of operations post-emergence. In addition, the Company will realize certain non-recurring expenses subsequent to the Effective Date related to its Chapter 11 Reorganization. As such, the Pro Forma Financial Information may not accurately represent our post-emergence financial condition or results from operations, and any differences may be material.

For additional information regarding the “Fresh-Start Adjustments,” see the notes to the Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Twelve Months Ended September 30, 2008

(In thousands, except share and per share amounts)

	Historical	Effects of the Plan		Fresh-Start Adjustments		Successor
Net Sales	2,426,571	—		—		2,426,571
Cost of goods sold	1,489,971	—		11,310	(c)(d)	1,501,281
Restructuring and related charges	16,499	—		—		16,499

Gross profit	920,101	—		(11,310)		908,791

Selling	506,365	—		—		506,365
General and administrative	188,934	—		14,613	(d)(e)(f)	203,547
Research and development	25,315	—		—		25,315
Goodwill and intangibles impairment	22,838	—		—		22,838
Restructuring and related charges-operating	861,234	—		—		861,234

Total operating expenses	1,604,686	—		14,613		1,619,299

Operating income (loss)	(684,585)	—		(25,923)		(710,508)

Interest expense	229,013	(42,006)	(b)	—		187,007
Other (income) expense, net	1,220	—		—		1,220

Income (loss) from continuing operations before reorganization items and income taxes	(914,818)	42,006		(25,923)		(898,735)

Reorganization items, net	—	—		—		—

Loss from continuing operations before income tax	(914,818)	42,006		(25,923)		(898,735)

Income tax expense (benefit)	(9,460)	—		(3,155)	(g)	(12,615)

Loss from continuing operations	(905,358)	42,006		(22,768)		(886,120)

Basic earnings per share:
Weighted average shares of CS outstanding	50,921					30,000	(h	)
Loss from continuing operations	(17.78)					(29.54)

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended June 28, 2009

(In thousands, except share and per share amounts)

	Historical	Effects of the Plan		Fresh-Start Adjustments		Successor
Net Sales	1,641,126	—		—		1,641,126
Cost of goods sold	1,022,914	—		(2,740)	(c)(d)	1,020,174
Restructuring and related charges	13,210	—		—		13,210

Gross profit	605,002	—		2,740		607,742

Selling	301,220	—		—		301,220
General and administrative	116,822	—		15,100	(d)(e)(f)	131,922
Research and development	17,638	—		—		17,638
Goodwill and intangibles impairment	—	—		—		—
Restructuring and related charges-operating	27,190	(7,591)	(a)	—		19,599

Total operating expenses	462,870	(7,591)		15,100		470,379

Operating income (loss)	142,132	7,591		(12,360)		137,363

Interest expense	148,559	(10,078)	(b)	—		138,481
Other (income) expense, net	3,546	—		—		3,546

Income (loss) from continuing operations before reorganization items and income taxes	(9,973)	17,669		(12,360)		(4,664)

Reorganization items, net	83,832	(83,832)	(a)	—		—

Loss from continuing operations before income tax	(93,805)	101,501		(12,360)		(4,664)

Income tax expense (benefit)	31,842	—		(1,304)	(g)	30,538

Loss from continuing operations	(125,647)	101,501		(11,056)		(35,202)

Basic earnings per share:
Weighted average shares of CS outstanding	51,437					30,000	(h)
Loss from continuing operations	(2.44)					(1.17)

Reorganization Adjustments

(a)	Adjustment reflects the elimination of pre-petition bankruptcy-related reorganization expenses of $7,591 and the elimination of the Company’s post-petition bankruptcy-related reorganization costs of $83,832. The Company currently estimates an additional $8,800 of bankruptcy-related reorganization costs subsequent to June 28, 2009. These additional costs have been excluded from the pro forma adjustments as the costs are non-recurring.

(b)	The Plan includes substantial changes to the Company’s debt structure. The interest expense adjustments resulted in a net decrease of $42,006 and $10,078 for pro forma Fiscal 2008 and the nine month pro forma period ended June 28, 2009, respectively. The adjustment consists of the following:

	Twelve Months ended September 30, 2008	Nine Months ended June 28, 2009
Interest on adjusted term loans	$108,258	$81,194
Interest on new senior subordinated debt	26,169	19,627
Interest on new supplemental loan	7,875	5,906
Interest on exit financing facility	8,126	6,094
Accretion of discount/premium	33,134	24,662

Total pro forma interest expense	183,562	137,483

Less: elimination of interest expense on pre-petition debt	(225,568)	(147,561)

Pro forma adjustment	$(42,006)	$(10,078)

The expected interest rates on the post-emergence financing facilities bear interest at a stated fixed rate or at the London Interbank Borrowing Rate (“LIBOR”) plus a margin, as summarized below:

	Amount	Rate	LIBOR Floor
Term Loan B, U.S. Dollar	$973,998	LIBOR + 6.5%	1.5%
Term Loan, Euro	356,920	LIBOR + 7.0%	1.5%
New Senior Subordinated Notes	218,076	12.0%	NA
Exit financing	125,013	LIBOR + 4.0%	2.5%
Supplemental Loan	45,000	LIBOR + 14.5%	3.0%

	$1,719,007

As of August 28, 2009, the three month LIBOR was approximately 0.4%, and accordingly the Company estimates that it will be required to use the LIBOR floors summarized above. The Company estimates its weighted average interest rate on its estimated financing post emergence to be approximately 8.8% (based on current LIBOR rates and excluding fair value adjustment amortization) and its total indebtedness to be $1,719,007. A 1/8th percentage increase or decrease in the expected weighted average interest rate would increase or decrease interest expense on the post-emergence debt facilities by $2,149.

In conjunction with the expected new borrowings, the Company currently estimates that it will incur approximately $114,108 of debt issuance costs, original issuance discount (OID) and fair value adjustments on the post-emergence financing. The debt issuance costs are classified as current or long-term assets, as appropriate. The OID and fair value adjustments associated with post-emergence financing are reflected as a reduction to the carrying value of the debt. The carrying value is accreted up to face value over the term of the debt. The table below details these amounts and the related amortization period, which is recorded as interest expense:

	Total Amount	Amortization Period
Debt issuance costs	$8,949	3 years
Original Issuance Discount	21,976	3 - 10 years
Fair Value Adjustments	83,183	3 years

	$114,108

The fair value adjustment arises from the term loans, whose face value amounts are in excess of the related fair value of the debt as of fresh start adoption date.

Fresh-Start Adjustments

(c)	The Company estimates cost of sales will increase by approximately $50,786 during the first inventory turn post-emergence due to the write-up of inventory. This cost has been excluded from the pro forma adjustments as this amount is non-recurring.

(d)	Property, plant and equipment are recorded at fair value. The Company currently estimates that property, plant and equipment will be increased by approximately $34,250. Post-emergence, the Company will depreciate buildings at an original useful life of 40 years, however currently anticipates no other changes to the useful life guidelines for the other property, plant and equipment classes.

The Company currently estimates the post-emergence depreciation expense will increase by approximately $12,479 in the first year after emergence as shown in the pro forma Fiscal 2008 period. Due to older assets with remaining useful lives of 1 year or less at the date of emergence and changes in estimated depreciable lives, the Company currently estimates the post-emergence depreciation expense in the second year after emergence will decrease as shown in the $3,026 pro forma adjustment for the nine month pro forma period ended June 28, 2009. The adjustment to depreciation expense is classified as follows:

	Twelve Months 2008	Nine Months 2009
Cost of goods sold	$11,310	$(2,740)
General and administrative	1,169	(286)

	$12,479	$(3,026)

(e)	Intangible assets are recorded at fair value. The Company currently estimates the intangible assets will be increased by approximately $742,815. The Company currently estimates the post-emergence intangible amortization to increase approximately $13,951 in pro forma Fiscal 2008. The estimated intangible amortization increase recorded for the nine month pro forma period ended June 28, 2009 is $15,669. The Company’s adjustment for pro forma Fiscal 2008 is less for the 2009 nine month pro forma period as the historical Fiscal 2008 amortization expense includes additional expense as a result of the Company reclassifying the Home and Garden Business as a continuing operation.

Existing goodwill of $234,435 is eliminated and excess reorganization value of approximately $513,719 is recorded for amounts in excess of reorganization value allocable to identifiable tangible and intangible assets. There is no impact to the unaudited pro forma condensed consolidated statements of operations for the increase in goodwill since goodwill is not amortized, but rather is subject to annual impairment testing.

(f)	The Company currently estimates employee benefit obligations will increase by approximately $5,855 as a result of re-measuring the pension obligations and other post employment benefits (OPEB) as of the fresh start adoption date.

The decrease to pension and OPEB expense for the pro forma Fiscal 2008 period of approximately $371 and $136 is due to the elimination of prior service costs and net actuarial losses, respectively, recognized in the period. The decrease to pension and OPEB expense for the nine months ended June 28, 2009 of approximately $165 and $118 is due to the elimination of prior service costs and net actuarial losses, respectively, recognized in the period.

(g)	The Company estimates the pro-forma net tax expense for non-U.S. subsidiaries will decrease by approximately $3,155 for the pro forma Fiscal 2008 period and $1,304 for the nine month period ended June 30, 2009. During all periods presented, the Company had full valuation allowance for all net U.S. deferred tax assets, exclusive of indefinite-lived intangibles. Due to the Company’s full valuation allowance position, any tax effect of the pro forma adjustments for the U.S. parent and U.S. subsidiaries would be offset by an adjustment to the valuation allowance. As such, the Company has recorded a zero tax effect for the pro-forma adjustments related to the U.S. parent and U.S. subsidiaries.

(h)	For purposes of the Company’s basic and diluted pro forma loss per share calculations, the Company has used the following amounts of shares of common stock of reorganized Spectrum outstanding as of August 30, 2009, or the “fresh start” adoption date:

Direct shares issued to holders of allowed noteholder claims	27,030,000
Shares issued pursuant to the terms of the DIP Facility	2,970,000

30,000,000

Spectrum Brands, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 28, 2009

(In thousands, except share and per share amounts)

	Historical	Effects of the Plan		Fresh Start Adjustments		Successor
Current assets
Cash and cash equivalents	64,413	(25,551)	(a)	—		38,862

Receivables:
Trade accounts receivable, net	324,646	—		—		324,646
Other receivables	22,206	—		—		22,206

Inventories	361,494	—		50,786	(p)	412,280
Deferred income taxes	13,145	—		(17,493)	(q)	(4,348)
Assets held for sale	11,321	—		—		11,321
Prepaid expenses and other	40,975	2,983	(b)	(108)	(r)	43,850

Total current	838,200	(22,568)		33,185		848,817

Property, plant & equipment, net	183,960	—		34,250	(s)	218,210
Deferred charges and other	40,504	—		(5,066)	(t)	35,438
Goodwill	234,435	—		279,284	(u)	513,719
Intangible assets, net	709,685	—		742,815	(v)	1,452,500
Debt issuance costs	19,338	5,966	(b)	(18,838)	(w)	6,466

Total assets	2,026,122	(16,602)		1,065,630		3,075,150

Current liabilities
Current maturities of long-term debt	94,889	(68,445)	(c)	—		26,444
DIP revolving credit facility	60,013	(60,013)	(d)	—		—
Accounts payable	167,212	(203)	(e)	—		167,009

Accrued liabilities:
Wages and benefits	68,835	—		—		68,835
Income taxes payable	18,064	—		—		18,064
Restructuring and related charges	26,109	(6,448)	(f)	—		19,661
Accrued interest	61,183	(48,066)	(g)	—		13,117
Other current liabilities	121,466	15,580	(h)	(3,350)	(x)	133,696

Total current	617,771	(167,595)		(3,350)		446,826

Long-term debt, net of current maturities	1,325,862	359,134	(i)	(80,458)	(y)	1,604,538
Employee benefit obligations, net of current portion	41,590	—		5,855	(z)	47,445
Deferred income taxes	121,829	—	(j)	126,764	(q)	248,593
Other long-term liabilities	43,159	—		1,709	(aa)	44,868

Total liabilities	2,150,211	191,539		50,520		2,392,270

Liabilities subject to compromise	1,105,962	(1,105,962)	(k)	—		—

Shareholders deficit:

Common stock,	691	(391)	(l)	—		300
Additional paid-in capital	676,418	6,162	(m)	—		682,580
Accumulated deficit	(1,904,543)	815,159	(n)	1,089,384	(bb)	—
Accumulated other comprehensive income	74,274	—		(74,274)	(cc)	—

Less treasury stock, at cost,	(76,891)	76,891	(o)	—		—

Total shareholders equity	(1,230,051)	897,821		1,015,110		682,880

Total liabilities and equity	2,026,122	(16,602)		1,065,630		3,075,150

Reorganization Adjustments

(a)	The Company’s cash and cash equivalents adjustment reflects a net decrease of $25,551 after implementing the Plan. The significant sources and uses of cash were as follows:

Sources:
Funding of exit facility	$125,013
New supplemental loan	45,000

Total Sources	170,013

Uses (accrued as of June 28, 2009):
DIP revolving credit facility	60,013
Current maturities of long-term debt	68,445
Accounts payable	203
Long-term debt, net of current maturities	3,440
Accrued interest	48,066
Restructuring and related charges	6,448

Total uses accrued	186,615

Uses (not accrued as of June 28, 2009):
Payment of debt issuance costs	8,949

Total uses not accrued	8,949

Net cash uses	$(25,551)

(b)	Approximately $8,949 of the exit financing will be used to pay debt issuance costs to certain creditors of the exit facility. These debt issuance costs are classified as current or long-term assets as appropriate and amortized over the life of the financing.

(c)	The adjustment to current maturities of long-term debt reflects the $20,005 payment of the debtors line of credit draw down obligations, the $45,000 repayment of the old supplemental loan and the $3,440 payment of current term loan principal amounts.

(d)	Reflects the $60,013 repayment of the Debtor In Possession (“DIP”) revolving credit facility.

(e)	Reflects the $203 payment of pre-petition foreign exchange derivative contracts.

(f)	Reflects the $6,448 payment of accrued restructuring and related charges.

(g)	Reflects term lender cure payments of $33,995, terminated derivative contract payments of $12,068 and other accrued interest of $2,003

(h)	Reflects the reclassification of $15,580 for rejected lease obligations subject to compromise which will be paid by the reorganized debtors in subsequent periods (as also reflected in note (k)).

(i)	The adjustment to long-term debt represents the issuance of approximately $218,076 of new notes used to extinguish the senior subordinated notes of the debtors that were subject to compromise (as reflected in note (k)), the $125,013 funding of the exit facility, and the $45,000 borrowing related to the new supplemental loan. The new notes were issued with face value amounts in excess of the related fair value of the new notes of approximately $25,515. The excess is recorded as an adjustment to long-term debt and will be accreted to interest expense over the life of the note. The adjustment to long-term debt also reflects the $3,440 term loan principal payment.

(j)	Gain on the cancellation of debt as addressed in note (n) results in an $81,678 reduction in the net U.S. deferred tax assets, exclusive of indefinite-lived intangibles. Due to the Company’s full valuation allowance position as of June 28, 2009 for all U.S. net deferred tax assets, exclusive of indefinite-lived intangibles, the tax effect of the cancellation of debt is offset by an adjustment to the valuation allowance of $81,678.

(k)	The adjustment to liabilities subject to compromise relates the extinguishment of the senior subordinated notes balance of $1,049,885 and the respective accrued interest of $40,497 associated with the senior subordinated notes. Additionally, $15,580 was reclassified from rejected lease obligations subject to compromise to other current liabilities and will be paid by the reorganized debtors in subsequent periods.

(l)	Pursuant to the Plan, the debtor’s common stock will be canceled and new common stock of the reorganized debtors will be issued. Therefore, the adjustment eliminates the $691 par value of the debtors’ common stock and records the $300 par value of the reorganized debtors’ common stock. The Company currently expects to issue 30,000,000 shares at emergence, consisting of 27,030,000 shares to holders of allowed note holder claims and 2,970,000 shares in accordance with the terms of the DIP credit facility.

(m)	Pursuant to the Plan, the adjustment to additional paid-in capital eliminates $676,418 of the debtors’ additional paid in capital and records the $682,880 fair value of the reorganized debtors’ equity less the $300 par value of the newly issued common stock.

(n)	The adjustment to accumulated deficit records the $600,218 elimination of the debtors’ common and treasury stock and records the $214,941 gain on the cancellation of debt as a result of the Plan.

(o)	Pursuant to the Plan, the adjustment eliminates treasury stock of the debtors.

Fresh-Start Adjustments

(p)	Inventory is recorded at fair value. The Company estimates that as of June 28, 2009, the fair value of inventory exceeds book value by $50,786.

(q)	Fresh start adjustments of $17,493 and $126,764 to deferred income tax assets and liabilities, respectively, reflect the tax effect of the pro forma fresh adjustments, net of adjustments to the valuation allowance.

(r)	The adjustment of $108 to prepaid and other expenses relates to the short term portion of the fair value adjustment to a long-term asset. The long term portion of the discount is addressed in note (t).

(s)	Property, plant and equipment are recorded at fair value. The Company estimates that the fair value of property, plant and equipment exceeds book value by $34,250 as of June 28, 2009.

(t)	Long term assets are recorded at fair value. The adjustment of $5,066 relates to the discounting of certain long-term assets, partially offset by adjustments for favorable leasehold interest, in order to reflect the fair value of the assets as of June 28, 2009.

(u)	Existing goodwill of $234,435 is eliminated and excess reorganization value is recorded as goodwill for amounts in excess of value allocated to identifiable tangible and intangible assets. In adjusting the balance sheet accounts to fair value, the Company currently estimates an excess reorganization value of approximately $513,719 which has been reflected as goodwill.

(v)	Identifiable intangible assets are recorded at fair value. The Company estimates that the fair value of intangible assets exceeds book value by $742,815 as of June 28, 2009.

(w)	The fresh start adjustment of $18,838 is to eliminate the debt issuance costs related to assumed debt (i.e. term loans). Since assumed debt is recorded at fair value, unamortized debt issue costs are not assigned value.

(x)	The adjustment to other current liabilities relates to the elimination of straight line rent accruals for operating leases as a result of the adoption of fresh start accounting.

(y)	The adjustment to long-term debt relates to the fair value discount at emergence for the Company’s assumed debt.

(z)	Employee benefit obligations are recorded in accordance with SFAS 158. The $5,855 increase relates to the re-measurement of the pension and other employee benefit obligations as of June 28, 2009.

(aa)	Long-term liabilities are recorded at fair value. The adjustment of $1,709 relates to the discounting of certain long-term liabilities, offset by the adjustment for unfavorable leasehold interest, in order to reflect the fair value of the liability as of June 28, 2009.

(bb)	The pre-emergence accumulated deficit will be eliminated in conjunction with the adoption of fresh start accounting.

(cc)	The pre-emergence accumulated other comprehensive income will be eliminated in conjunction with the adoption of fresh start accounting.

SELLING SECURITYHOLDERS

The terms “selling noteholders” (to the extent a holder is identified below as owning the 12% Notes), “selling stockholders” (to the extent a holder is identified below as owning the Common Stock) and “selling securityholders” include each holder named below. To the extent necessary, eligible holders of the 12% Notes and the Common Stock not listed in the table below, if any, will be included as additional selling securityholders in a post-effective amendment to the registration statement of which this Prospectus is a part.

The tables below list the names of the selling stockholders who may offer for resale their shares of Common Stock, the selling noteholders who may offer for resale their 12% Notes and the amount of those securities that they may offer for resale. We have registered such securities for resale by the selling securityholders in accordance with the registration rights we granted to them under the registration rights agreements in connection with our Reorganization. Our registration of these securities does not necessarily mean that the selling securityholders will sell any or all of the securities we have registered. The information below has been provided to us by the selling securityholders as of October 26, 2009, and they may have sold, transferred or otherwise disposed of all or a portion of their common stock and/or convertible preferred stock since that date. For information about how the selling securityholders plan to offer the securities for resale, see “Plan of Distribution.”

The tables below present information regarding the beneficial ownership of the shares of Common Stock and principal amount of the 12% Notes by the selling securityholders both before and after giving effect to their sale of the securities offered by this Prospectus. The tables also present the number of shares of Common Stock and principal amount of the 12% Notes that the selling securityholders may offer for resale pursuant to this Prospectus.

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security. Under these rules, beneficial ownership includes any security with respect to which a person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. Except as we otherwise indicate below and under applicable community property laws, we believe that the beneficial owners of the securities listed below have sole voting and investment power with respect to the shares shown.

Except as disclosed under the subheading entitled “Certain Relationships and Related Person Transactions,” no selling securityholder has had, within the past three years, any position, office, or material relationship with us or any of our predecessors or affiliates.

Common Stock

	Number of Shares Beneficially Owned Before the Offering (1)		Maximum Number of Shares of Common Stock to be Offered by this Prospectus	Number of Shares Beneficially Owned After the Offering (3)
Name of Beneficial Owner	Number of Shares	% of Class (2)		Number of Shares	% of Class (2)
Harbinger Capital Partners Master Fund I, Ltd. (4) c/o International Fund Services Limited Third Fl, Bishop’s Square Redmond’s Hill Dublin 2, L2 00000	8,708,252	28.4%	8,708,252	0	0.0%

Harbinger Capital Partners Special Situations Fund, L.P. (5) 450 Park Avenue 30th Floor New York, NY 10022	1,891,717	6.2%	1,891,717	0	0.0%

Global Opportunities Breakaway Ltd. (6) Maples Corporate Services Limited PO Box 309, Ugland House Grand Cayman E9 KY1-1104	1,453,850	4.7%	1,453,850	0	0.0%

Avenue Investments, L.P. (7) c/o Avenue Capital Management II, L.P. 535 Madison Avenue, 15th Floor New York, NY 10022	328,767	1.1%	328,767	0	0.0%

Avenue International Master, L.P. (8) c/o Avenue Capital Management II, L.P. 535 Madison Avenue, 15th Floor New York, NY 10022	650,628	2.1%	650,628	0	0.0%

Avenue CDP Global Opportunities Fund, L.P. (9) c/o Avenue Capital Management II, L.P. 535 Madison Avenue, 15th Floor New York, NY 10022	257,333	0.8%	257,333	0	0.0%

Avenue Special Situations Fund IV, L.P. (10) c/o Avenue Capital Management II, L.P. 535 Madison Avenue, 15th Floor New York, NY 10022	1,753,962	5.7%	1,753,962	0	0.0%

Avenue Special Situations Fund V, L.P. (11) c/o Avenue Capital Management II, L.P. 535 Madison Avenue, 15th Floor New York, NY 10022	3,772,181	12.3%	3,772,181	0	0.0%

D. E. Shaw Laminar Portfolios, L.L.C. (12) 120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036	4,069,995	13.3%	4,069,995	0	0.0%

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)	Applicable beneficial ownership as of October 26, 2009.

(2)	Applicable percentage of beneficial ownership is based on 30,629,213 shares of Common Stock issued and outstanding as of October 28, 2009.

(3)	Assuming that each selling stockholder sells in the offering all of such securities we have registered for him, her or it pursuant to the registration statement of which this Prospectus forms a part.

(4)

The securities owned by Harbinger Capital Partners Master Fund I, Ltd (the “Master Fund”) may also be deemed to be beneficially owned by Harbinger Capital Partners LLC (“Harbinger LLC”), the investment manager of the Master Fund; Harbinger Holdings, LLC (“Harbinger Holdings”), the managing member of Harbinger LLC; and Philip Falcone, the managing member of Harbinger Holdings and the portfolio manager of the Master Fund. For further information regarding the foregoing persons, see “Principal Stockholders.”

(5)	The securities owned by Harbinger Capital Partners Special Situations Fund, L.P. (the “Special Fund”), may also be deemed to be beneficially owned by Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”), the general partner of the Special Fund; Harbinger Holdings, the managing member of HCPSS; and Philip Falcone, the managing member of Harbinger Holdings and the portfolio manager of the Special Fund. For further information regarding the Special Fund, see footnote (1) in the Principal Stockholders section.

(6)	The securities owned by Global Opportunities Breakaway Ltd. (the “Breakaway Fund”), may also be deemed to be beneficially owned by Harbinger Capital Partners II LP (“HCP II”), the investment manager of the Breakaway Fund; Harbinger Capital Partners II GP LLC (“HCP II GP”) the general partner of HCP II; and Philip Falcone, the managing member of HCP II GP and the portfolio manager of the Breakaway Fund. For further information regarding the Breakaway Fund, see footnote (1) in the Principal Stockholders section.

(7)	The securities owned by Avenue Investments, L.P (“Avenue Investments”) may also be deemed to be owned by Avenue Partners, LLC (“Avenue Partners”), its general partner; Avenue Capital Management II, L.P. (“Avenue Capital II”), its investment adviser; Avenue Capital Management II GenPar, LLC (“GenPar”), the general partner of Avenue Capital II; and Marc Lasry, the managing member of GenPar and Avenue Partners. For further information regarding Avenue Investments, see footnote (2) in the Principal Stockholders section.

(8)	The securities owned by Avenue International Master, L.P. (“Avenue International Master”) may also be deemed to be owned by Avenue International, Ltd. (“Avenue International”), its sole limited partner; Avenue International Master GenPar, Ltd. (“Avenue International GenPar”), its general partner; Avenue Partners, the sole shareholder of Avenue International GenPar; Avenue Capital II, its investment adviser; GenPar, the general partner of Avenue Capital II; and Mr. Lasry, the managing member of GenPar, Avenue International GenPar and Avenue Partners. For further information regarding Avenue International Master, see footnote (2) in the Principal Stockholders section.

(9)	The securities owned by Avenue CDP Global Opportunities Fund, L.P. (“CDP Global”) may also be deemed to be owned by Avenue Global Opportunities Fund GenPar, LLC (“CDP Global GenPar”), its general partner; Avenue Capital II, its investment adviser; GenPar, the general partner of Avenue Capital II; and Mr. Lasry, the managing member of GenPar and CDP Global GenPar. For further information regarding CDP Global, see footnote (2) in the Principal Stockholders section.

(10)	The securities owned by Avenue Special Situations Fund IV, L.P. (“Avenue Fund IV”) may also be deemed to be owned by Avenue Capital Partners IV, LLC (“Avenue Capital IV”), its general partner; GL Partners IV, LLC (“GL IV”), the managing member of Avenue Capital IV; Avenue Capital II, its investment adviser; GenPar, the general partner of Avenue Capital II; and Mr. Lasry, the managing member of GenPar and GL IV. For further information regarding Avenue Fund IV, see footnote (2) in the Principal Stockholders section.

(11)	The securities owned by Avenue Special Situations Fund V, L.P. (“Avenue Fund V”) may also be deemed to be owned by Avenue Capital Partners V, LLC (“Avenue Capital V”), its general partner; GL Partners V, LLC (“GL V”), the managing member of Avenue Capital V; Avenue Capital II, its investment adviser; GenPar, the general partner of Avenue Capital II; and Mr. Lasry, the managing member of the managing member of GenPar and GL V. For further information regarding Avenue Fund V, see footnote (2) in the Principal Stockholders section.

(12)	The securities owned by D. E. Shaw Laminar Portfolios, L.L.C. (“Laminar”) may also be deemed to be beneficially owned by D. E. Shaw & Co., L.P. (“D. E. Shaw”), as investment adviser to Laminar, which has voting and investment control over the securities beneficially owned by Laminar. For further information regarding Laminar and D. E. Shaw, see footnote (3) in the Principal Stockholders section.

12% Notes

	Principal Amount Beneficially Owned Before the Offering (1)		Maximum Principal Amount of the 12% Notes to be Offered by this Prospectus (3)	Principal Amount Beneficially Owned After the Offering (4)
Name of Beneficial Owner		% of Class (2)			% of Class (2)
Harbinger Capital Partners Master Fund I, Ltd. (5) c/o International Fund Services Limited Third Fl, Bishop’s Square Redmond’s Hill Dublin 2, L2 00000	$67,436,926	30.9%	$85,030,508	$0	0.0%

Harbinger Capital Partners Special Situations Fund, L.P. (6) 450 Park Avenue 30th Floor New York, NY 10022	$12,854,973	5.9%	$16,208,700	$0	0.0%

Global Opportunities Breakaway Ltd. (7) Maples Corporate Services Limited PO Box 309, Ugland House Grand Cayman E9 KY1-1104	$11,729,575	5.4%	$14,789,698	$0	0.0%

Avenue Investments, L.P. (8) c/o Avenue Capital Management II, L.P. 535 Madison Avenue, 15th Floor New York, NY 10022	$1,457,756	0.7%	$1,838,070	$0	0.0%

Avenue International Master, L.P. (9) c/o Avenue Capital Management II, L.P. 535 Madison Avenue, 15th Floor New York, NY 10022	$2,871,497	1.3%	$3,620,641	$0	0.0%

Avenue CDP Global Opportunities Fund, L.P. (10) c/o Avenue Capital Management II, L.P. 535 Madison Avenue, 15th Floor New York, NY 10022	$1,135,730	0.5%	$1,432,030	$0	0.0%

Avenue Special Situations Fund IV, L.P. (11) c/o Avenue Capital Management II, L.P. 535 Madison Avenue, 15th Floor New York, NY 10022	$7,773,148	3.6%	$9,801,081	$0	0.0%

Avenue Special Situations Fund V, L.P. (12) c/o Avenue Capital Management II, L.P. 535 Madison Avenue, 15th Floor New York, NY 10022	$16,856,646	7.7%	$21,254,367	$0	0.0%

D. E. Shaw Laminar Portfolios, L.L.C. (13) 120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036	$3,750,365	1.7%	$4,728,796	$0	0.0%

*	Represents less than 1% of the outstanding principal amount of the 12% Notes.

(1)	Applicable beneficial ownership as of October 26, 2009.

(2)	Applicable percentage of beneficial ownership is based on $218,076,405 in principal amount of the 12% Notes issued and outstanding as of October 28, 2009.

(3)	Each such amount includes an estimate, calculated solely for the purposes of this Prospectus, of the aggregate principal amount by which the amount owned by each selling noteholder before the offering would be increased if Spectrum Brands elected to pay interest to such selling noteholder in kind until August 28, 2011.

(4)	Assuming that each selling noteholder sells in the offering all of such securities we have registered for him, her or it pursuant to the registration statement of which this Prospectus forms a part.

(5)	The securities owned by Harbinger Capital Partners Master Fund I, Ltd (the “Master Fund”) may also be deemed to be beneficially owned by Harbinger Capital Partners LLC (“Harbinger LLC”), the investment manager of the Master Fund; Harbinger Holdings, LLC (“Harbinger Holdings”), the managing member of Harbinger LLC; and Philip Falcone, the managing member of Harbinger Holdings and the portfolio manager of the Master Fund. For further information regarding the Master Fund, see footnote (1) in the Principal Stockholders section.

(6)	The securities owned by Harbinger Capital Partners Special Situations Fund, L.P. (the “Special Fund”), may also be deemed to be beneficially owned by Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”), the general partner of the Special Fund; Harbinger Holdings, the managing member of HCPSS; and Philip Falcone, the managing member of Harbinger Holdings and the portfolio manager of the Special Fund. For further information regarding the Special Fund, see footnote (1) in the Principal Stockholders section.

(7)	The securities owned by Global Opportunities Breakaway Ltd. (the “Breakaway Fund”), may also be deemed to be beneficially owned by Harbinger Capital Partners II LP (“HCP II”), the investment manager of the Breakaway Fund; Harbinger Capital Partners II GP LLC (“HCP II GP”), the general partner of HCP II; and Philip Falcone, the managing member of HCP II GP and the portfolio manager of the Breakaway Fund. For further information regarding the Breakaway Fund, see footnote (1) in the Principal Stockholders section.

(8)	The securities owned by Avenue Investments, L.P (“Avenue Investments”) may also be deemed to be owned by Avenue Partners, LLC (“Avenue Partners”), its general partner; Avenue Capital Management II, L.P. (“Avenue Capital II”), its investment adviser; Avenue Capital Management II GenPar, LLC (“GenPar”), the general partner of Avenue Capital II; and Marc Lasry, the managing member of GenPar and Avenue Partners. For further information regarding Avenue Investments, see footnote (2) in the Principal Stockholders section.

(9)	The securities owned by Avenue International Master, L.P. (“Avenue International Master”) may also be deemed to be owned by Avenue International, Ltd. (“Avenue International”), its sole limited partner; Avenue International Master GenPar, Ltd. (“Avenue International GenPar”), its general partner; Avenue Partners, the sole shareholder of Avenue International GenPar; Avenue Capital II, its investment adviser; GenPar, the general partner of Avenue Capital II; and Mr. Lasry, , the managing member of GenPar, Avenue International GenPar and Avenue Partners. For further information regarding may each be deemed to share beneficial ownership with respect to the shares of common stock beneficially owned by Avenue International Master, see footnote (2) in the Principal Stockholders section.

(10)	The securities owned by Avenue CDP Global Opportunities Fund, L.P. (“CDP Global”), may also be deemed to be owned by Avenue Global Opportunities Fund GenPar, LLC (“CDP Global GenPar”), its general partner; Avenue Capital II, its investment adviser; GenPar, the general partner of Avenue Capital II; and Mr. Lasry, the managing member of GenPar and CDP Global GenPar. For further information regarding CDP Global, see footnote (2) in the Principal Stockholders section.

(11)	The securities owned by Avenue Special Situations Fund IV, L.P. (“Avenue Fund IV”) may also be deemed to be owned by Avenue Capital Partners IV, LLC (“Avenue Capital IV”), its general partner; GL Partners IV, LLC (“GL IV”), the managing member of Avenue Capital IV; Avenue Capital II, its investment adviser; GenPar, the general partner of Avenue Capital II; and Mr. Lasry, the managing member of GenPar and GL IV. For further information regarding Avenue Fund IV, see footnote (2) in the Principal Stockholders section.

(12)	The securities owned by Avenue Special Situations Fund V, L.P. (“Avenue Fund V”) may also be deemed to be owned by Avenue Capital Partners V, LLC (“Avenue Capital V”), its general partner; GL Partners V, LLC (“GL V”), the managing member of Avenue Capital V; Avenue Capital II, its investment adviser; GenPar, the general partner of Avenue Capital II; and Mr. Lasry, the managing member of GenPar and GL V. For further information regarding Avenue Fund V, see footnote (2) in the Principal Stockholders section.

(13)	The securities owned by D. E. Shaw Laminar Portfolios, L.L.C. (“Laminar”) may also be deemed to be beneficially owned by D. E. Shaw & Co., L.P. (“D. E. Shaw”), as investment adviser to Laminar, which has voting and investment control over the securities beneficially owned by Laminar. For further information regarding Laminar and D. E. Shaw, see footnote (3) in the Principal Stockholders section.

PLAN OF DISTRIBUTION

The selling securityholders may, from time to time, sell any or all of their shares of the Common Stock or the 12% Notes being offered through this Prospectus:

•	to or through underwriters, brokers, dealers or agents; or

•	directly to one or more purchasers.

These sales, which may include block transactions, may be at fixed or negotiated prices. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling securityholders may use any one or more of the following methods when selling the Common Stock or the 12% Notes:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	directly through one or more purchasers;

•	in market transactions, including, without limitation, over the counter transactions;

•	distribution to their respective stockholders, partners or members, as the case may be;

•	a combination of any of these methods of sale; or

•	any other method permitted by applicable law.

The sale price to the public may be:

•	the market price prevailing at the time of sale;

•	a price related to the prevailing market price;

•	at negotiated prices; or

•	a price the selling security holder determines from time to time.

In connection with sales of the shares of the Common Stock or the 12% Notes, the selling securityholders may enter into hedging transactions with brokers or dealers, which may in turn engage in short sales of the shares of Common Stock or the 12% Notes in the course of hedging in positions they assume. The selling securityholders may also sell shares of Common Stock or 12% Notes short and deliver shares of Common Stock or 12% Notes covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling securityholders may also loan or pledge shares of Common Stock or 12% Notes to brokers or dealers that in turn may sell such shares or sell shares of Common Stock or 12% Notes under formal purchase contracts. The selling securityholders may offer the shares of Common Stock or 12% Notes through offerings of securities exchangeable, convertible or exercisable for the Common Stock or 12% Notes. The selling securityholders may also distribute the shares or notes to their members, partners or shareholders.

Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144, Rule 144A or any other available exemption from registration under the Securities Act may be sold under Rule 144, Rule 144A or such other available exemption rather than pursuant to this Prospectus. In addition, the selling securityholders may transfer the securities by other means not described in this Prospectus.

The selling securityholders may from time to time offer shares of Common Stock or 12% Notes through brokers, dealers or agents who receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares of Common Stock or 12% Notes for whom they may act as agent. In effecting sales, brokers or dealers that are engaged by the selling securityholders may arrange for other brokers or dealers to participate. Any brokers, dealers or agents who participate in the distribution of the shares of Common Stock or 12% Notes may be deemed to be “underwriters,” and any profits on the sale of the shares of Common Stock or 12% Notes by them and any discounts, commissions or concessions received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders may also be deemed to be “underwriters” within the meaning of the Securities Act. To the extent the selling securityholders may be deemed to be an underwriter, the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 promulgated under the Exchange Act.

Brokers or dealers may agree with the selling securityholders to sell a specified number of shares or notes at a stipulated price per share, and, to the extent that such a broker or dealer is unable to do so acting as agent for the selling securityholders, to purchase as principal any unsold shares or notes at the price required to fulfill the broker or dealer commitment to the selling securityholders. Brokers or dealers who acquire shares or notes as principal may thereafter resell such shares or notes from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other brokers or dealers, including transactions of the nature described above) on a securities exchange, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such shares or notes.

To the extent required under the Securities Act or otherwise required under the applicable registration rights agreement, an amendment to this Prospectus, or a supplemental prospectus, will be filed, disclosing:

•	the name of any underwriters, brokers, dealers or agents;

•	the number of shares or principal amount of notes involved;

•	the price at which such shares or notes are to be sold;

•	the commission paid or discounts or concessions allowed to such underwriters, brokers, dealers or agents, as applicable and proceeds to the selling securityholders;

•	that such brokers or dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented; and

•	other facts material to the transaction.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling securityholders and any other persons participating in the sale or distribution of the shares or notes will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling securityholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market-making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares or the notes and the ability of any person to engage in market-making activities with respect to the securities.

Under the securities laws of some states, the shares of Common Stock or 12% Notes may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common

Stock or 12% Notes may not be sold unless such shares or notes have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

In order to comply with our obligations under the registration rights agreements entered into in connection with the Reorganization, we filed the registration statement of which this Prospectus forms a part. We are required to use our reasonable best efforts to keep the registration statement of which this Prospectus forms a part effective until all of the securities that are the subject of this Prospectus have been disposed of pursuant to the registration statement or have ceased to be Registrable Securities (as defined in the respective registration rights agreements, see “Certain Relationships and Related Person Transactions—Agreements Between Each of the Significant Securityholders and Us in Connection with the Reorganization”) or otherwise or until such securities may be sold by the selling securityholders or their permitted transferees under Rule 144 promulgated under the Securities Act without the volume or manner restrictions of such rule.

We are also required to pay the expenses of registering the shares of Common Stock and 12% Notes under the Securities Act, including registration, listing, qualification and filing (including Financial Industry Regulatory Authority) fees, accounting, preparation, printing, distributing, mailing and delivery expense fees and reasonable fees and, subject to certain limitations, disbursements of counsel for the selling securityholders. The selling securityholders have agreed to bear all transfer taxes, brokerage and underwriting discounts and commissions. To our knowledge, the selling securityholders have not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares of Common Stock or 12% Notes offered hereby, nor do we know the identity of the brokers or market makers that may participate in the sale of the shares or notes.

In addition, we have agreed to indemnify the selling securityholders and underwriters of the resale of their shares or notes against certain liabilities in connection with the offering of the shares of Common Stock or 12% Notes offered hereby, including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute towards amounts required to be paid in respect of such liabilities. We have further agreed to reimburse each selling securityholder and underwriter for legal or other expenses reasonably incurred by them in connection with investigating or defending claims for which they are entitled to indemnification.

At any time a particular offer of the shares of Common Stock or 12% Notes is made, a revised prospectus or prospectus supplement may be filed with the SEC, or a report filed pursuant to the Exchange Act and incorporated by reference into this Prospectus (which Exchange Act report will be identified in a prospectus filed to the extent required by the Securities Act), to reflect the disclosure of required additional information with respect to the distribution of the shares of Common Stock or 12% Notes. If required, such post-effective amendment or prospectus supplement will be distributed. We may suspend the sale of shares or notes by the selling securityholders pursuant to this Prospectus for certain periods of time for certain reasons, including if the Prospectus is required to be supplemented or amended to include additional information.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

On February 3, 2009, Spectrum Brands announced that it reached agreements with the Harbinger Parties, Laminar and the Avenue Parties, which, as of that date, in the aggregate, represented approximately 70% of the face value of Spectrum Brands’ outstanding public senior subordinated notes, to pursue a refinancing that, if implemented as proposed, would significantly reduce Spectrum Brands’ then outstanding debt. Also on February 3, 2009, each of the Harbinger Parties, Laminar and the Avenue Parties then holding Spectrum Brands’ senior subordinated notes agreed, pursuant to the Support Agreement and upon the terms and subject to the conditions in the agreement, to support the Plan as proposed and, upon receipt of a Bankruptcy Court approved disclosure statement and when properly solicited to do so, to vote all of their respective claims under the notes in favor of the Plan. See “Chapter 11 Reorganization” for a further description of the chapter 11 cases of Spectrum Brands and its United States subsidiaries.

Pursuant to the Plan, as of the Effective Date, the Harbinger Parties, Laminar and the Avenue Parties were issued shares of the Common Stock and became holders of the 12% Notes. As of October 26, 2009, based on information provided by the respective Significant Securityholders to us, the Harbinger Parties collectively owned 12,053,819 shares of the Common Stock, and $92,021,474 principal amount of the 12% Notes; Laminar owned 4,069,995 shares of the Common Stock and $3,750,365 principal amount of the 12% Notes; and the Avenue Parties collectively owned 6,762,871 shares of the Common Stock and $30,094,777 principal amount of the 12% Notes; representing approximately 39.4%, 13.3% and 22.1%, respectively, of the voting power of the Spectrum Brands’ then outstanding voting securities and approximately 42.2%, 1.7% and 13.8%, respectively, of the then outstanding principal amount of the 12% Notes. We refer in this Prospectus to each of the Harbinger Parties, Laminar and the Avenue Parties, collectively, in their respective capacities as holders of Spectrum Brands’ securities, as “Significant Securityholders.”

Pursuant to the Plan and in connection with the Reorganization, the Company converted from a Wisconsin corporation into a Delaware corporation and adopted a new certificate of incorporation and bylaws. The terms of the certificate of incorporation and bylaws were negotiated with certain representatives of the Harbinger Parties, Laminar and the Avenue Parties in the context of the Reorganization and in consideration for the support of the Plan of each of the Harbinger Parties, Laminar and the Avenue Parties holding Spectrum Brands’ then existing senior subordinated notes pursuant to that certain Support Agreement. Accordingly, the terms of these documents may be more or less favorable than those that Spectrum Brands might have adopted on a standalone basis. See “Description of the Common Stock” for further information on the terms of the certificate of incorporation and bylaws.

In addition, also pursuant to the Plan, each of the Harbinger Parties, Laminar and the Avenue Parties designated certain persons who were approved by Spectrum Brands’ then existing directors and the Bankruptcy Court and, pursuant to the Plan and effective as of the Effective Date, appointed together with Kent J. Hussey as directors of Spectrum Brands. These individuals continue to serve as the directors of Spectrum Brands.

Agreements Between Each of the Significant Securityholders and Us in Connection with the Reorganization

Also in connection with the Reorganization, as of the Effective Date, each Significant Securityholder and Spectrum Brands entered into certain agreements governing various relationships between us and such Significant Securityholder as a holder of our securities. These agreements include:

•	a registration rights agreement with respect to the Common Stock, other securities in respect of the Common Stock and other equity of the Company (the “Equity Registration Rights Agreement”); and

•	a registration rights agreement with respect to the 12% Notes (the “Notes Registration Rights Agreement”).

The terms of each of these agreements were negotiated in the context of the Reorganization and in consideration for the support of each of the Harbinger Parties, Laminar and the Avenue Parties of the Plan pursuant to the Support Agreement. Accordingly, the terms of these agreements may be more or less favorable than those that we could have negotiated on a standalone basis.

The description of these agreements set forth herein is not complete and is qualified by reference to the specific terms of the agreement, each of which is filed as an exhibit to the registration statement of which this Prospectus forms a part. We encourage you to read the full text of these material agreements. We have entered into these agreements with each of the Significant Securityholders in the context of their relationship as holders of our securities.

Equity Registration Rights Agreement

The Equity Registration Rights Agreement provides for certain registration rights for the benefit of each of the Significant Securityholders and their eligible transferees, in each case provided and for so long as such person owns at least 1% of the total outstanding Common Stock (in such capacity, a “Stock Holder”). The agreement provides, among other things, as follows:

Equity Registrable Securities

“Registrable Securities” is defined generally as:

(a) all shares of the Common Stock acquired directly or indirectly by such Stock Holder;

(b) securities issued in respect of such shares of the Common Stock; and

(c) any other equity securities of Spectrum Brands;

provided, that as to any particular Registrable Securities, once issued such securities will cease to be Registrable Securities when: (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) the entire amount of securities held by such Stock Holder thereof may be sold without limitation under Rule 144 (or any successor rule or regulation then in effect) promulgated under the Securities Act and in such circumstances in which all of the applicable conditions of such Rule 144 (or such successor rule or regulation) are met or (iii) the Registrable Securities shall have ceased to be outstanding (such Registrable Securities, the “Equity Registrable Securities”).

“Shelf” Registration. Spectrum Brands shall file a “shelf” registration statement providing for registration and sales on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act by the Stock Holders of their Equity Registrable Securities (as defined below) and shall keep such registration statement continuously effective until the date that the Equity Registrable Securities have been sold pursuant to the registration statement or until such securities may be sold by the Stock Holders under Rule 144 promulgated under the Securities Act without the volume or manner restrictions of such rule. Each Stock Holder may request Spectrum Brands to supplement the “shelf” registration statement to permit the sale or distribution of additional Equity Registrable Securities having an anticipated aggregate price to the public (before any underwriting discounts and commissions) of not less than $5 million. Spectrum Brands has filed the registration statement to which this Prospectus relates pursuant to this provision.

Demand Registrations. The Significant Securityholders (in their capacity as Stock Holders) are each entitled to request two demand registrations. Other Stock Holders may also request a demand registration, provided that any such other Stock Holder not affiliated with any of the Significant Securityholders continues to own at least 5% of the total outstanding Common Stock. The Equity Registrable Securities requested to be registered pursuant to any such request must have an anticipated aggregate price to the public (before any underwriting discounts and commissions) of not less than $25 million.

S-3 Registrations. Each Stock Holder is entitled to demand that Spectrum Brands effect one or more registrations under Form S-3 of the Securities Act, if at such time Spectrum Brands is eligible to use Form S-3 and provided that such Stock Holders make such demand with respect to Equity Registrable Securities having an anticipated aggregate price to the public (before any underwriting discounts and commissions) of not less than $5 million.

Piggyback Registrations. Each Stock Holder also is entitled to unlimited piggyback registration rights, subject to certain limited exceptions.

Expenses. Generally, all registrations pursuant to the agreement will be at the Company’s expense, including, without limitation, fees and expenses of one counsel to each of the Significant Securityholders (and their respective affiliates) and one counsel to the other Stock Holders selling Equity Registrable Securities in connection with any such registration. The Company is not obligated to pay transfer taxes and brokerage and underwriters’ discounts and commissions attributable to the Equity Registrable Securities being sold by a Stock Holder.

Indemnification. Generally, the agreement requires Spectrum Brands to indemnify selling securityholders and underwriters of the resale of their Equity Registrable Securities against certain liabilities in connection with the Equity Registrable Securities offered pursuant to the agreement (including the Common Stock being offered hereby), including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute towards amounts required to be paid in respect of such liabilities. In addition, each Stock Holder whose Equity Registrable Securities are included in a registration statement is required to indemnify Spectrum Brands and underwriters of the resale of their Equity Registrable Securities against certain liabilities related to the information provided by such Stock Holder with respect to such registration statement. The agreement also provides for the indemnitors to reimburse the indemnified persons for legal or other expenses reasonably incurred by such persons in connection with investigating or defending claims for which they are entitled to indemnification under the agreement.

The agreement also contains customary terms and provisions, including customary hold-back provisions, provisions relating to priority in registrations and provisions relating to suspension and delay.

Notes Registration Rights Agreement

The Notes Registration Rights Agreement provides for certain registration rights for the benefit of each of the Significant Securityholders and their eligible transferees, in each case provided and for so long as such person owns at least 1% of the total outstanding principal amount of the 12% Notes (in such capacity, a “Note Holder”). The agreement provides, among other things, as follows:

Note Registrable Securities

“Registrable Securities” is defined generally as:

(a) all 12% Notes acquired directly or indirectly by such Note Holder; and

(b) any securities that may be issued in exchange for such Notes,

provided, that as to any particular Registrable Securities, once issued such securities will cease to be Registrable Securities when: (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) the entire amount of securities held by such Note Holder thereof may be sold without limitation under Rule 144 (or any successor rule or regulation then in effect) promulgated under the Securities Act and in such circumstances in which all of the applicable conditions of such Rule 144 (or such successor rule or regulation) are met or (iii) the Registrable Securities shall have ceased to be outstanding (such Registrable Securities, the “Note Registrable Securities”).

“Shelf” Registration. Spectrum Brands shall file a “shelf” registration statement providing for registration and sales on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act by the Note Holders of their Note Registrable Securities (as defined below) and shall keep such registration statement continuously effective until the date that the Note Registrable Securities have been sold pursuant to the registration statement or until such securities may be sold by the Note Holders under Rule 144 promulgated under the Securities Act without the volume or manner restrictions of such rule. Each Note Holder may request Spectrum Brands to supplement the “shelf” registration statement to permit the sale or distribution of additional Note Registrable Securities having an anticipated aggregate price to the public (before any underwriting discounts and commissions) of not less than $5 million. We have filed the registration statement to which this Prospectus relates pursuant to this provision.

Demand Registrations. The Significant Securityholders are each entitled to request two demand registrations. Other Note Holders may also request a demand registration, provided that any such other Note Holder not affiliated with any of the Harbinger Parties, Laminar or the Avenue Parties continues to own at least 5% of the total outstanding principal amount of the 12% Notes. The Note Registrable Securities requested to be registered pursuant to any such request must have an anticipated aggregate price to the public (before any underwriting discounts and commissions) of not less than $25 million.

S-3 Registrations. Each Note Holder is entitled to demand that Spectrum Brands effect one or more registrations under Form S-3 of the Securities Act, if at such time Spectrum Brands is eligible to use Form S-3 and provided that such Note Holders make such demand with respect to Note Registrable Securities having an anticipated aggregate price to the public (before any underwriting discounts and commissions) of not less than $5 million.

Piggyback Registrations. Each Note Holder also is entitled to unlimited piggyback registration rights, subject to certain limited exceptions.

Expenses. Generally, all registrations pursuant to the agreement will be at the Company’s expense, including, without limitation, fees and expenses of one counsel to each of the Significant Securityholders (and their respective affiliates) and one counsel to the other Note Holders selling Note Registrable Securities in connection with any such registration. The Company is not obligated to pay transfer taxes and brokerage and underwriters’ discounts and commissions attributable to the Note Registrable Securities being sold by a Note Holder.

Indemnification. Generally, the agreement requires Spectrum Brands to indemnify selling securityholders and underwriters of the resale of their Note Registrable Securities against certain liabilities in connection with the Note Registrable Securities offered pursuant to the agreement (including the 12% Notes being offered hereby), including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute towards amounts required to be paid in respect of such liabilities. In addition, each Note Holder whose Note Registrable Securities are included in a registration statement is required to indemnify Spectrum Brands and underwriters of the resale of their Note Registrable Securities against certain liabilities related to the information provided by such Note Holder with respect to such registration statement. The agreement also provides for the indemnitors to reimburse the indemnified persons for legal or other expenses reasonably incurred by such persons in connection with investigating or defending claims for which they are entitled to indemnification under the agreement.

The agreement also contains customary terms and provisions, including customary hold-back provisions, provisions relating to priority in registrations and provisions relating to suspension and delay.

Other Agreements with a Significant Securityholder

Several of the Avenue Parties, including Avenue Investments, L.P., Avenue International Master, L.P., Avenue CDP Global Opportunities Fund, L.P, and Avenue Special Situations Fund IV, L.P. and a now-terminated fund affiliated with the Avenue Parties were lenders under our senior credit facility, dated March 30, 2007, originally loaning us $75,000,000 as part of our $1 billion U.S. Dollar Term B Loan facility (the “US Dollar Term B Loan”) and €15,000,000 as part of our €262 million Term Loan facility (the “Euro Facility”). Subsequently, Avenue Special Situations Fund V, L.P., along with several other of the above Avenue Parties, increased their participation in the US Dollar Term B Loan and the Euro Facility so that, as of October 21, 2009, their aggregate participation in the US Dollar Term B Loan was equal to $43,798,322 and their aggregate participation in the Euro Facility was equal to €68,801,118, with a previous maximum aggregate participation in the US Dollar Term B Loan of $208,132,111, and a maximum aggregate participation in the aggregate participation in the Euro Facility was equal to €70,227,120. Since the above persons became more than 5% stockholders of Spectrum Brands on August 28, 2009, the above Avenue Parties received payments of interest of $5,198,584.16 relating to the US Dollar Term B Loan and €983,169.98 relating to the Euro Facility and principal of $1,068,121.28 relating to the US Dollar Term B Loan and €360,401.81 relating to the Euro Facility. In addition to the cash payment of interest and principal, the above Avenue Parties received an incremental payment in kind distribution of $1,789,399 and €603,771. Interest on the U.S. Dollar Term B Loan, at Spectrum Brands’ option, and subject to certain conditions, originally accrued at a reserve-adjusted LIBOR rate for a specified interest period plus a margin rate of 4.00% per annum or the Base Rate plus a margin rate of 3.00% per annum. The loans under the Euro Facility originally accrued interest at a reserve-adjusted LIBOR rate for a specified interest period plus a margin rate of 4.50% per annum. Base rate interest was defined as an alternate base rate equal to the greater of (i) the prime rate, as defined in our senior credit facility, and (ii) the federal funds effective rate in effect on such day published by the Federal Reserve Bank in New York plus 1/2 of 1%. Effective upon consummation of the reorganization, our senior credit facility was amended to include, among other things: (1) a floor on the LIBOR rate of 150 basis points, (2) a floor on the base rate of 2.50% and (3) an increase of 250 basis points in the applicable rate to apply to each tranche of the facility.

The above description of the credit facilities is qualified in its entirety by reference to the full text of the senior secured term credit agreement (as amended, the “Senior Secured Term Credit Agreement”) governing the above mentioned credit facilities filed as Exhibit 10.1 to Spectrum Brands’ Current Report on Form 8-K filed with the SEC on April 4, 2007, with Amendment No. 1 and Amendment No. 2 to the agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to Spectrum Brands’ Current Report on Form 8-K filed with the SEC on September 2, 2009 and incorporated herein by reference.

Other Related Person Transactions

Other than transactions with each of the Significant Securityholders, as of October 28, 2009, we have not entered into any other transactions with related persons.

PRINCIPAL STOCKHOLDERS

The table below shows the number of shares of the Common Stock beneficially owned by (i) each named executive officer, (ii) each director, (iii) each person known to the Company to beneficially own more than 5% of the Common Stock and (iv) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Shareholders and the number of shares beneficially owned, including shares which may be acquired by them within 60 days, is based upon filings with the SEC as indicated in the footnotes to the table below. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

The percentage of beneficial ownership set forth below is based upon 30,629,213 shares of Common Stock issued and outstanding as of the close of business on October 28, 2009. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of October 28, 2009, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Spectrum Brands, Inc., Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328.

Name and Address	Shares Beneficially Owned		Shares which may be acquired within 60 days	Total	Percent

5% Shareholders
Harbinger Capital Partners 450 Park Avenue, 30th Floor New York, NY 10022	12,053,819	(1)	—	12,053,819	39.35%

Avenue Capital Management II, L.P. 535 Madison Avenue, 15th Floor New York, NY 10022	6,762,871	(2)	—	6,762,871	22.08%

D. E. Shaw Laminar Portfolios, L.L.C. 120 W. 45th Street, Tower 45, 39th Floor New York, NY 10036	4,201,138	(3)	—	4,201,138	13.72%

Directors and Named Executive Officers
Kent J. Hussey	222,222		—	222,222	*
Anthony L. Genito	111,111		—	111,111	*
John A. Heil	111,111		—	111,111	*
David R. Lumley	166,667		—	166,667	*
Kenneth C. Ambrecht	3,017		—	3,017	*
Eugene I. Davis	3,017		—	3,017	*
Marc S. Kirschner	3,017		—	3,017	*
Hugh R. Rovit	3,017		—	3,017	*
Terry L. Polistina	3,017		—	3,017	*
Norman S. Matthews	3,017		—	3,017	*
All current directors and executive officers of the Company as a group (10 persons) (4)	629,213		—	629,213	2.05%
Total	23,647,041		—	23,647,041	77.20%

Notes

*	Indicates less than 1% of the total number of outstanding shares of the Common Stock.

(1)	Based on information set forth in a Schedule 13D that was filed with the SEC on September 8, 2009, as amended by Amendment No. 1 to the Schedule 13D that was filed with the SEC on October 19, 2009, in each case by Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”); Harbinger Capital Partners LLC (“Harbinger LLC”), the investment manager of the Master Fund; Harbinger Capital Partners Special Situations Fund, L.P. (the “Special Fund”); Harbinger Capital Partners Special Situations GP, LLC (“HCPSS”), the general partner of the Special Fund; Global Opportunities Breakaway Ltd. (the “Breakaway Fund”); Harbinger Capital Partners II LP (“HCP LP”), the investment manager of the Breakaway Fund; Harbinger Capital Partners II GP LLC (“HCP II GP”), the general partner of HCP II; Harbinger Holdings, LLC (“Harbinger Holdings”), the managing member of Harbinger LLC and HCPSS; and Philip Falcone, the managing member of HCP II GP and Harbinger Holdings and the portfolio manager of the Master Fund, the Special Fund and the Breakaway Fund (each of the Master Fund, Harbinger LLC, Special Fund, HCPSS, Breakaway Fund, HCP II, HCP II GP, Harbinger Holdings and Philip Falcone are collectively referred to “Harbinger Reporting Group”). The Harbinger Reporting Group beneficially owns 12,053,819 shares of the Common Stock.

As of the date of the amendment filing, the Master Fund may be deemed to be the beneficial owner of 8,708,252 shares of the Common Stock, constituting 29.0% of the Common Stock. The Master Fund has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 8,708,252 shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 8,708,252 shares. The Master Fund specifically disclaims beneficial ownership in the shares of Common Stock except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the date of the amendment filing, Harbinger LLC may be deemed to be the beneficial owner of 8,708,252 shares of Common Stock, constituting 29.0% of the Common Stock. Harbinger LLC has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 8,708,252 shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to disposer direct the disposition of 8,708,252 shares. Harbinger LLC specifically disclaims beneficial ownership in the shares of Common Stock except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the date of the amendment filing, the Special Fund may be deemed to be the beneficial owner of 1,891,717 shares of Common Stock, constituting 6.3% of the Common Stock outstanding. The Special Fund has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 1,891,717 shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 1,891,717 shares. The Special Fund specifically disclaims beneficial ownership in the shares except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the date of the amendment filing, HCPSS may be deemed to be the beneficial owner of 1,891,717 shares of Common Stock, constituting 6.3% of the Common Stock outstanding. HCPSS has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 1,891,717 shares; has sole power to disposer direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 1,891,717 shares. HCPSS specifically disclaims beneficial ownership in the shares except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the date of the amendment filing, the Breakaway Fund may be deemed to be the beneficial owner of 1,453,850 shares of Common Stock, constituting 4.8% of the Common Stock outstanding. The Breakaway Fund has the sole power to vote or direct the vote of 0 Shares; has the shared power to vote or direct the vote of 1,453,850 shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 1,453,850 shares. The Breakaway Fund specifically disclaims beneficial ownership in the shares except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the date of the amendment filing, HCP II may be deemed to be the beneficial owner of 1,453,850 shares of Common Stock, constituting 4.8% of the Common Stock outstanding. HCP II has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 1,453,850 shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 1,453,850 shares. HCP II specifically disclaims beneficial ownership in the shares except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the date the amendment filing, HCP II GP may be deemed to be the beneficial owner of 1,453,850 shares of Common Stock, constituting 4.8% of the Common Stock outstanding. HCP II GP has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 1,453,850 shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 1,453,850 shares. HCP II GP specifically disclaims beneficial ownership in the shares except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the date of the amendment filing, Harbinger Holdings may be deemed to be the beneficial owner of 10,599,969 shares of Common Stock, constituting 35.34% of the Common Stock outstanding. Harbinger Holdings has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 10,599,969 shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 10,599,969 shares. Harbinger Holdings specifically disclaims beneficial ownership in the shares except to the extent it actually exercises voting or dispositive power with respect to such shares.

As of the date of the amendment filing, Philip Falcone may be deemed to be the beneficial owner of 12,053,819 shares of Common Stock, constituting 40.2% of the Common Stock outstanding. Mr. Falcone has the sole power to vote or direct the vote of 0 shares; has the shared power to vote or direct the vote of 12,053,819 shares; has sole power to dispose or direct the disposition of 0 shares; and has shared power to dispose or direct the disposition of 12,053,819 shares. Mr. Falcone specifically disclaims beneficial ownership in the shares except to the extent it actually exercises voting or dispositive power with respect to such shares.

(2)	Based on information set forth in a Schedule 13D that was jointly filed with the SEC on September 8, 2009 by (i) Avenue Investments, L.P. (“Avenue Investments”), (ii) Avenue International Master, L.P. (“Avenue International Master”), (iii) Avenue International, Ltd. (“Avenue International”), sole limited partner of Avenue International Master, (iv) Avenue International Master GenPar, Ltd. (“Avenue International GenPar”), the general partner of Avenue International Master, (v) Avenue Partners, LLC (“Avenue Partners”), the general partner of Avenue Investments and the sole shareholder of Avenue International GenPar, (vi) Avenue CDP Global Opportunities Fund, L.P. (“CDP Global”), (vii) Avenue Global Opportunities Fund GenPar, LLC (“CDP Global GenPar”), the general partner of CDP Global, (viii) Avenue Special Situations Fund IV, L.P. (“Avenue Fund IV”), (ix) Avenue Capital Partners IV, LLC (“Avenue Capital IV”), general partner of Avenue Fund IV, (x) GL Partners IV, LLC (“GL IV”), managing member of Avenue Capital IV, (xi) Avenue Special Situations Fund V, L.P. (“Avenue Fund V”), (xii) Avenue Capital Partners V, LLC (“Avenue Capital V”), the general partner of Avenue Fund V, (xiii) GL Partners V, LLC (“GL V”), the managing member of Avenue Capital V, (xiv) Avenue Capital Management II, L.P. (“Avenue Capital II”), the investment advisor to Avenue Investments, Avenue International Master, CDP Global, Avenue Fund IV and Avenue Fund V (collectively, the “Funds”), (xv) Avenue Capital Management II GenPar, LLC (“GenPar”), the general partner of Avenue Capital II, and (xvi) Marc Lasry, the managing member of Avenue International GenPar, Avenue Partners, CDP Global GenPar, GL IV, GL V and GenPar, with respect to the Common Stock held by the Funds.

The persons identified in (i) through (xvi) above are referred to as the “Avenue Reporting Persons.” The Avenue Reporting Persons beneficially own 6,762,871 shares of the Common Stock.

The Funds have the sole power to vote and dispose of the shares of Common Stock held by them reported in the Schedule 13D. Avenue International, Avenue International GenPar, Avenue Partners, CDP Global GenPar, Avenue Capital IV, GL IV, Avenue Capital V, GL V, Avenue Capital II, GenPar and Marc Lasry have the shared power to vote and dispose of the shares of Common Stock held by the Funds reported in the Schedule 13D.

(3)	Based on information set forth in a Schedule 13G that was filed with the SEC on September 8, 2009 by D. E. Shaw Laminar Portfolios, L.L.C. (“Laminar”). D. E. Shaw & Co., L.P., as investment adviser, has voting and investment control over the shares of Common Stock beneficially owned by Laminar. Anne Dinning, Julius Gaudio, Lou Salkind, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over such shares on D. E. Shaw & Co., L.P.’s behalf.

(4)	Pursuant to and by operation of the Plan, on August 28, 2009, all of the Company’s existing equity securities, including the existing common stock and stock options were extinguished and deemed cancelled, including the shares of Common Stock held by the Company’s officers and directors.

DESCRIPTION OF THE 12% NOTES

Pursuant to the Plan and on the Effective Date, Spectrum Brands issued $218,076,405 in aggregate principal amount of the 12% Notes. Such 12% Notes were issued under an indenture, dated as of the Effective Date (the “Indenture”), by and among Spectrum Brands, the subsidiary guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the 12% Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. As of October 28, 2009, Spectrum Brands had not issued any other 12% Notes, and there was $218,076,405 in principal amount of the 12% Notes outstanding.

The description of the Indenture and the 12% Notes set forth herein is not complete and is qualified by reference to the specific terms of those documents. The Indenture is filed as an exhibit to the registration statement of which this Prospectus forms a part and a form of 12% Note is attached as an exhibit to the Indenture. You are urged to read the Indenture and the 12% Notes because they, not this description would define your rights as noteholders.

As of August 30, 2009, the aggregate amount of outstanding indebtedness senior to the indebtedness under the 12% Notes is approximately $1.47 billion. We are restricted under the terms of our senior credit facilities and the Indenture from incurring certain additional indebtedness. See the discussion below under the subheading “Incurrence of Indebtedness and Issuance of Preferred Stock” for more information on the restrictions in the Indenture.

Some of the terms we use in this description are defined below under the subheading “Certain Definitions.”

Principal, Maturity and Interest

The 12% Notes have a maturity date that is 10 years from the date of the Indenture (the “Issue Date”). Spectrum Brands may issue 12% Notes in denominations of $1.00 or integral multiples of $1.00.

Spectrum Brands will, at its option, pay interest on the 12% Notes either (1) entirely in cash (“Cash Interest”) or (2) entirely by increasing the principal amount of the outstanding 12% Notes (“PIK Interest”). However, Spectrum Brands is restricted under the terms of its Senior Secured Term Credit Agreement from paying interest on the 12% Notes in cash until the date that is 18 months from the Effective Date, or February 28, 2011, and, therefore, at least until such date, intends to satisfy its interest payment obligations by electing to increase the principal amount of the outstanding 12% Notes. For each Interest Period (as hereinafter defined) under the 12% Notes, interest will accrue on the 12% Notes at the rate of 12% per annum. To elect the form of interest payment with respect to each Interest Period, Spectrum Brands will give the Trustee irrevocable notice of such election on the second Business Day preceding the first day of the applicable Interest Period (the “Interest Election Date”). The Trustee will promptly deliver a corresponding notice to the Holders. If Spectrum Brands does not send a notice of election by the Interest Election Date for any Interest Period thereafter, interest on the 12% Notes for such Interest Period will be payable entirely in PIK Interest. PIK Interest will be payable by increasing the principal amount of the outstanding 12% Notes by an amount equal to the amount of PIK Interest for the applicable Interest Period (a “PIK Payment”). Following an increase in the principal amount of the outstanding 12% Notes as a result of a PIK Payment, the 12% Notes will accrue interest on such increased principal amount from and after the related interest payment date of such PIK Payment. Spectrum Brands will not issue 12% Notes in principal amount of less than $1.00. In the event that PIK Interest due to any Holder on an interest payment date is not a round dollar amount, any fractional PIK Interest, if $ 0.50 or more, will be rounded up to the nearest dollar or, if $ 0.49 or less, will be rounded down to the nearest dollar. In connection with the payment of PIK Interest, Spectrum Brands is entitled, without the consent of the Holders, to increase the outstanding principal amount of the Global Notes (as hereinafter defined) representing the 12% Notes. References herein and in the Indenture to the “principal amount” of the 12% Notes include any increase in the principal amount of the outstanding 12% Notes as a result of a PIK Payment.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date.

“Business Day” means any day other than a Legal Holiday.

Interest on the 12% Notes is payable semi-annually in arrears on February 28 and August 28 of each year, beginning on February 28, 2010, until maturity. Spectrum Brands will make each interest payment to the Holders of record on the immediately preceding the applicable semi-annual record dates.

Interest on the 12% Notes accrues from the date of original issuance, or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the 12% Notes

If a Holder has given wire transfer instructions to Spectrum Brands, Spectrum Brands will pay all principal, interest (in the event Spectrum Brands elects to pay interest in cash) and premium, if any, on that Holder’s 12% Notes in accordance with those instructions. All other payments on 12% Notes will be made at the office or agency of the Paying Agent and Registrar unless Spectrum Brands elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the 12% Notes

The Trustee is acting as Paying Agent and Registrar. Under the Indenture, Spectrum Brands reserves the right to change the Paying Agent or Registrar without prior notice to the Holders, and Spectrum Brands or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange 12% Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Spectrum Brands may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Spectrum Brands is not required to transfer or exchange any Note selected for redemption. Also, Spectrum Brands is not required to transfer or exchange any Note for a period of 15 days before a selection of the 12% Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Note Guarantees

The 12% Notes are guaranteed, jointly and severally, by all of the Domestic Subsidiaries of Spectrum Brands. Each Note Guarantee:

•	is a general unsecured obligation of the Guarantor;

•

is subordinated in right of payment to all existing and any future Senior Debt of the Guarantor, including the Guarantee by the Guarantor of Indebtedness under the Credit Agreement and the Exit Facility;

•	is pari passu in right of payment with all existing and any future senior subordinated Indebtedness of the Guarantor; and

•	is senior in right of payment to all existing and any future subordinated Indebtedness of the Guarantor.

Each Note Guarantee is subordinated to the prior payment in full of all Senior Debt of that Guarantor. The Indenture provides that the obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law.

If Spectrum Brands or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the date of the Indenture, then that newly acquired or created Domestic Subsidiary must become a Guarantor, execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee.

Registration Rights

As of the Effective Date, Spectrum Brands and each Significant Securityholders have entered into a registration rights agreement with respect to the 12% Notes held by such Significant Securityholder. See “Certain Relationships and Related Person Transactions—Agreements Between Each of the Significant Securityholders and Us in Connection with the Reorganization.”

Subordination

The payment of principal, interest and premium, if any, on the 12% Notes and all other Obligations under the Indenture and the 12% Notes are subordinated to the prior payment in full of all existing and any future Senior Debt of Spectrum Brands.

The holders of Senior Debt of Spectrum Brands are entitled to receive payment in full of all Obligations due in respect of Senior Debt of Spectrum Brands (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt of Spectrum Brands) before the Holders of the 12% Notes are entitled to receive any payment with respect to the 12% Notes (except that Holders of the 12% Notes may receive and retain Permitted Junior Securities and payments made from the trust described under “—Legal Defeasance and Covenant Defeasance”), in the event of any distribution to creditors of Spectrum Brands in connection with:

(1) any liquidation or dissolution of Spectrum Brands;

(2) any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Spectrum Brands or its property;

(3) any assignment for the benefit of creditors; or

(4) any marshaling of Spectrum Brands’ assets and liabilities.

Spectrum Brands also may not make any payment in respect of the 12% Notes (except in Permitted Junior Securities or from the trust described under “—Legal Defeasance and Covenant Defeasance”) if:

(1) a payment default on Designated Senior Debt of Spectrum Brands occurs and is continuing; or

(2) any other default (a “nonpayment default”) occurs and is continuing on any series of Designated Senior Debt of Spectrum Brands that permits holders of that series of Designated Senior Debt of Spectrum Brands to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from Spectrum Brands or (i) with respect to Designated Senior Debt incurred pursuant to the Credit Agreement or the Exit Facility, the agent for the lenders thereunder and (ii) with respect to any other Designated Senior Debt, the holders of such Designated Senior Debt.

Payments on the 12% Notes may and shall be resumed:

(1) in the case of a payment default on Designated Senior Debt of Spectrum Brands, upon the date on which such default is cured or waived; and

(2) in case of a nonpayment default on Designated Senior Debt of Spectrum Brands, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Designated Senior Debt of Spectrum Brands has been accelerated.

No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium, if any, on the 12% Notes that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

If the Trustee or any Holder of the 12% Notes receives a payment in respect of the 12% Notes (except in Permitted Junior Securities or from the trust described under “—Legal Defeasance and Covenant Defeasance”) when:

(1) the payment is prohibited by these subordination provisions; and

(2) the Trustee or the Holder has actual knowledge that the payment is prohibited;

the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of Spectrum Brands. Upon the proper written request of the holders of Senior Debt of Spectrum Brands, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of Spectrum Brands or their proper representative.

Spectrum Brands must promptly notify holders of its Designated Senior Debt if payment of the 12% Notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Spectrum Brands, Holders of the 12% Notes may recover less ratably than creditors of Spectrum Brands who are holders of Senior Debt of Spectrum Brands.

Payments under the Note Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor, including Senior Debt of such Guarantor incurred after the date of the Indenture, on the same basis as provided above with respect to the subordination of payments on the 12% Notes by Spectrum Brands to the prior payment in full of Senior Debt of Spectrum Brands. See “Risk Factors.” Your right to receive payments on the 12% Notes will be junior to our existing and future senior indebtedness and the guarantees of the 12% Notes will be junior to all of the guarantors’ existing and future senior indebtedness.

“Designated Senior Debt” means:

(1) any Indebtedness outstanding under the Credit Agreement and the Exit Facility; and

(2) after payment in full of all Obligations under the Credit Agreement and the Exit Facility, any other Senior Debt permitted under the Indenture the principal amount of which is $50.0 million or more and that has been designated by Spectrum Brands as “Designated Senior Debt.”

“Permitted Junior Securities” means:

(1) Equity Interests in Spectrum Brands or any Guarantor or any other business entity provided for by a plan of reorganization; and

(2) debt securities of Spectrum Brands or any Guarantor or any other business entity provided for by a plan of reorganization, in each case which Equity Interests and debt securities are subordinated to the payment of all Senior Debt and any Equity Interests and debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the 12% Notes and the Note Guarantees are subordinated to Senior Debt under the Indenture.

“Senior Debt” means:

(1) all Indebtedness of Spectrum Brands or any Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2) any other Indebtedness of Spectrum Brands or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the 12% Notes or any Note Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding paragraph, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by Spectrum Brands or any Guarantor;

(2) any Indebtedness of Spectrum Brands or any Guarantor to any of their Subsidiaries or other Affiliates;

(3) any trade payables;

(4) the portion of any Indebtedness that is incurred in violation of the Indenture;

(5) any Indebtedness of Spectrum Brands or any Guarantor that, when incurred, was without recourse to Spectrum Brands or such Guarantor; or

(6) any repurchase, redemption or other obligation in respect of Disqualified Stock.

Optional Redemption

At any time on or after August 28, 2012, Spectrum Brands may redeem all or a part of the 12% Notes, from time to time, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, in cash, if redeemed during the twelve-month period beginning on the day and month of August 28 in the years indicated below:

Year	Percentage
2012	106%
2013	103%
2014 and thereafter	100%

If less than all of the 12% Notes are to be redeemed at any time, the Trustee will select 12% Notes for redemption as follows:

(1) if the 12% Notes are listed, in compliance with the requirements of the principal national securities exchange on which the 12% Notes are listed; or

(2) if the 12% Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No 12% Notes of less than $1.00 shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of the 12% Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. The 12% Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the 12% Notes or portions of them called for redemption.

Mandatory Redemption

Except as provided, Spectrum Brands is not required to make mandatory redemption or sinking fund payments with respect to the 12% Notes.

Notwithstanding anything to the contrary contained in the Indenture or the 12% Notes, with respect to any particular accrual period (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the issuance of the 12% Notes at the end of which, but for the redemption and payment required by this paragraph, (x) the aggregate amount of accrued and unpaid original issue discount (as defined in Section 1273(a)(1) of the Code) on the 12% Notes would exceed (y) an amount equal to the product of (A) the issue price (as defined in Sections 1273(b) and 1274(a) of the Code) of the 12% Notes multiplied by (B) the yield to maturity (interpreted in accordance with Section 163(i) of the Code) of the 12% Notes, Spectrum Brands shall redeem and pay, as applicable, at the end of or during such accrual period, without premium or penalty, the minimum amount of principal and accrued interest on the 12% Notes necessary to prevent any of the accrued and unpaid interest and original issue discount on the 12% Notes from being disallowed or deferred as a deduction under Section 163(e)(5) of the Code to Spectrum Brands. Any mandatory redemption shall be made pursuant to the requirements for (1) Spectrum Brands to provide notice to the Trustee, (2) the Trustee to select by a specified process the 12% Notes to be redeemed, (3) Spectrum Brands to provide irrevocable notice to the Holders of the 12% Notes and (4) Spectrum Brands to deposit with the Trustee or the Paying Agent sufficient money to pay the redemption.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of 12% Notes will have the right to require Spectrum Brands to repurchase all or any part (equal to $1.00 or an integral multiple thereof) of that Holder’s 12% Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, Spectrum Brands will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of 12% Notes repurchased, plus accrued and unpaid interest thereon, to the date of purchase. Within 30 days following any Change of Control, Spectrum Brands will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase 12% Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. Spectrum Brands will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the 12% Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, Spectrum Brands will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, Spectrum Brands will, to the extent lawful:

(1) accept for payment all 12% Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all 12% Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the 12% Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of 12% Notes or portions thereof being purchased by Spectrum Brands.

The Paying Agent will promptly mail or wire transfer to each Holder of 12% Notes so tendered the Change of Control Payment for such 12% Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the 12% Notes surrendered, if any; provided that such new Note will be in a principal amount of $1.00 or an integral multiple thereof.

Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event within 30 days following a Change of Control, Spectrum Brands will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of 12% Notes required by this covenant. Spectrum Brands will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Spectrum Brands’ senior credit facilities prohibit Spectrum Brands from purchasing any 12% Notes, and also provide that certain change of control events with respect to Spectrum Brands would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which Spectrum Brands becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Spectrum Brands is prohibited from purchasing 12% Notes, Spectrum Brands could seek the consent of its senior lenders to the purchase of 12% Notes or could attempt to refinance the borrowings that contain such prohibition. If Spectrum Brands does not obtain such a consent or repay such borrowings, Spectrum Brands will remain prohibited from purchasing 12% Notes. In such case, Spectrum Brands’ failure to purchase tendered 12% Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of 12% Notes.

The provisions described above that require Spectrum Brands to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable.

Spectrum Brands will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Spectrum Brands and purchases all 12% Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Spectrum Brands and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of the 12% Notes to require Spectrum Brands to repurchase such 12% Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Spectrum Brands and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Spectrum Brands (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such fair market value is determined by Spectrum Brands’ Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee; and

(3) at least 75% of the consideration therefor received by Spectrum Brands or such Restricted Subsidiary is in the form of cash or Replacement Assets or a combination of both. For purposes of this clause, each of the following shall be deemed to be cash:

(a) any liabilities (as shown on Spectrum Brands’ or such Restricted Subsidiary’s most recent balance sheet) of Spectrum Brands or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the 12% Notes or any Note Guarantee and liabilities to the extent owed to Spectrum Brands or any Affiliate of Spectrum Brands) that are assumed by the transferee of any such assets pursuant to a written novation agreement that releases Spectrum Brands or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by Spectrum Brands or any such Restricted Subsidiary from such transferee that are converted by Spectrum Brands or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 90 days of the applicable Asset Sale.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Spectrum Brands may apply such Net Proceeds at its option:

(1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or

(2) to purchase Replacement Assets or make a capital expenditure in or that is used or useful in a Permitted Business.

Pending the final application of any such Net Proceeds, Spectrum Brands may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in clause (1) or (2) of the preceding paragraph will constitute “Excess Proceeds.” Within 10 days after the aggregate amount of Excess Proceeds exceeds $20.0 million, Spectrum Brands will make an Asset Sale Offer to all Holders of the 12% Notes and all holders of other Indebtedness that is pari passu with the 12% Notes or any Note Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of the 12% Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the 12% Notes and such other pari passu Indebtedness plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Spectrum Brands may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of the 12% Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the 12% Notes and such other pari passu Indebtedness shall be purchased on a pro rata basis based on the principal amount of the 12% Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Spectrum Brands will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of the 12% Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, Spectrum Brands will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Spectrum Brands’ senior credit facilities also provide that certain asset sale events with respect to Spectrum Brands would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which Spectrum Brands becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when Spectrum Brands is prohibited from purchasing 12% Notes, Spectrum Brands could seek the consent of its senior lenders to the purchase of 12% Notes or could attempt to refinance the borrowings that contain such prohibition. If Spectrum Brands does not obtain such a consent or repay such borrowings, Spectrum Brands will remain prohibited from purchasing 12% Notes. In such case, Spectrum Brands’ failure to purchase tendered 12% Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the 12% Notes.

Certain Covenants

Restricted Payments

(A) Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Spectrum Brands’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Spectrum Brands or any of its Restricted Subsidiaries) or to the direct or indirect holders of Spectrum Brands’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of Spectrum Brands or to Spectrum Brands or a Restricted Subsidiary of Spectrum Brands);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Spectrum Brands) any Equity Interests of Spectrum Brands or any Restricted Subsidiary of Spectrum Brands held by Persons other than Spectrum Brands or any of its Restricted Subsidiaries, other than the purchase, redemption or acquisition or retirement for value of all of the Equity Interests of Microlite not held by Spectrum Brands or any of its Restricted Subsidiaries pursuant to, and in accordance with the terms of, the Microlite Purchase Agreement as in effect on the date of the Indenture to the extent the cash purchase price does not exceed $10.0 million;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the 12% Notes or the Note Guarantees, except (a) payments of interest on or after Stated Maturity thereof, (b) payments, purchases, redemptions, defeasances or other acquisitions or retirements for value of principal on or after the date that is 90 days prior to the Stated Maturity thereof or (c) payments on Indebtedness permitted to be incurred pursuant to clause 6 of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2) Spectrum Brands would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Spectrum Brands and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3) (4) (to the extent such dividends are paid to Spectrum Brands or any of its Restricted Subsidiaries) and (5) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of Spectrum Brands for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Spectrum Brands’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds received by Spectrum Brands since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Spectrum

Brands (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Spectrum Brands that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Spectrum Brands); plus

(c) with respect to Restricted Investments made by Spectrum Brands and its Restricted Subsidiaries after the date of Issue Date, an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to Spectrum Brands or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income, from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of Investments previously made by Spectrum Brands or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

(d) $50.0 million.

(B) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Spectrum Brands or any Guarantor or of any Equity Interests of Spectrum Brands or any Guarantor in exchange for, or out of the net cash proceeds of a contribution to the common equity of Spectrum Brands or a substantially concurrent sale (other than to a Subsidiary of Spectrum Brands) of, Equity Interests of Spectrum Brands (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph (A);

(3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Spectrum Brands or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend by a Restricted Subsidiary of Spectrum Brands to the holders of its common Equity Interests on a pro rata basis;

(5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Equity Interests (other than Disqualified Stock) of Spectrum Brands; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3) (b) of the preceding paragraph (A);

(6) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(7) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Spectrum Brands held by any employee, former employee, director or former director of Spectrum Brands (or any of its Restricted Subsidiaries) or any permitted transferee of any of the foregoing pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year shall not exceed the sum of (x) $5.0 million and (y) the amount of Restricted Payments permitted but not made pursuant to this clause (7) in the immediately preceding fiscal year;

(8) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any Restricted Subsidiary of Spectrum Brands from the minority stockholders (or other holders of minority interest, however designated) of such Restricted Subsidiary for fair market value; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $20.0 million; or

(9) the payment, repurchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness required in accordance with provisions applicable thereto similar to those described under the “Asset Sales” and “Change of Control” covenants; provided that all 12% Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Spectrum Brands or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, Spectrum Brands shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and Spectrum Brands will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that Spectrum Brands or any Restricted Subsidiary of Spectrum Brands may incur Indebtedness, if the Fixed Charge Coverage Ratio for Spectrum Brands’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of Indebtedness under Credit Facilities (and the incurrence of Guarantees thereof) in an aggregate principal amount at any one time outstanding pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Spectrum Brands and its Restricted Subsidiaries thereunder) not to exceed $1.6 billion, less the aggregate amount of all Net Proceeds of Asset Sales applied by Spectrum Brands or any Restricted Subsidiary to permanently repay any such Indebtedness (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the covenant “—Repurchase at the Option of Holders—Asset Sales”;

(2) the incurrence of Existing Indebtedness;

(3) the incurrence by Spectrum Brands and the Guarantors of Indebtedness represented by the 12% Notes (including any Additional Notes) and the related Note Guarantees;

(4) the incurrence by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Spectrum Brands or such Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed, at any time outstanding, the greater of (a) $50.0 million and (b) 10% of Consolidated Net Tangible Assets of Spectrum Brands;

(5) the incurrence by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), or (8) of this paragraph;

(6) the incurrence by Spectrum Brands or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by Spectrum Brands or any of its Restricted Subsidiaries; provided, however, that:

(a) if Spectrum Brands or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the 12% Notes, in the case of Spectrum Brands, or the Note Guarantee, in the case of a Guarantor;

(b) Indebtedness owed to Spectrum Brands or any Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is Spectrum Brands or a Guarantor; and

(c)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Spectrum Brands or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Spectrum Brands or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Spectrum Brands or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of Indebtedness of Spectrum Brands or a Restricted Subsidiary of Spectrum Brands that was permitted to be incurred by another provision of this covenant;

(8) the incurrence by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (8), not to exceed $50.0 million; and

(9) the incurrence of Indebtedness by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Spectrum Brands will be permitted to classify at the time of its incurrence such item of Indebtedness in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which 12% Notes are first issued under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. In addition, any Indebtedness originally classified as incurred pursuant to clauses (1) through (9) above may later be reclassified by Spectrum Brands such that it will be deemed as having been incurred pursuant to another of such clauses to the extent that such reclassified Indebtedness could be incurred pursuant to such new clause at the time of such reclassification.

Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this “Limitation on Indebtedness” covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

Limitation on Senior Subordinated Debt

Spectrum Brands shall not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Spectrum Brands unless it is pari passu or subordinate in right of payment to the 12% Notes to the same extent. No Guarantor shall incur any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor unless it is pari passu or subordinate in right of payment to such Guarantor’s Note Guarantee to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinate or junior in right of payment to any other Indebtedness of Spectrum Brands or any Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the 12% Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to Spectrum Brands or any of its Restricted Subsidiaries or pay any liabilities owed to Spectrum Brands or any of its Restricted Subsidiaries;

(2) make loans or advances to Spectrum Brands or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to Spectrum Brands or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of or with respect to:

(1) the Credit Agreement, the Exit Facility, Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the Issue Date;

(2) applicable law, rule, regulation or order;

(3) any Person or the property or assets of a Person acquired by Spectrum Brands or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those contained in the Credit Agreement, the Exit Facility, Existing Indebtedness or such other agreements as in effect on the date of the acquisition;

(4) in the case of clause (3) of the first paragraph of this covenant:

(a) provisions that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(b) restrictions existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Spectrum Brands or any Restricted Subsidiary not otherwise prohibited by the Indenture; or

(c) restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Spectrum Brands or any Restricted Subsidiary in any manner material to Spectrum Brands or any Restricted Subsidiary;

(5) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(6) any agreement for the sale or other disposition of all or substantially all of the capital stock of, or property and assets of, a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition; and

(7) Indebtedness of a Foreign Subsidiary permitted to be incurred under the Indenture; provided that (a) such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred and (b) such encumbrances or restrictions will not affect Spectrum Brands’ ability to make principal and interest payments on the 12% Notes, as determined in good faith by the Board of Directors of Spectrum Brands.

Merger, Consolidation or Sale of Assets

Spectrum Brands will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Spectrum Brands is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of Spectrum Brands and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

(1) either: (a) Spectrum Brands is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Spectrum Brands) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of Spectrum Brands under the 12% Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction no Default or Event of Default exists;

(3) immediately after giving effect to such transaction on a pro forma basis, Spectrum Brands or the Person formed by or surviving any such consolidation or merger (if other than Spectrum Brands), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(4) each Guarantor, unless such Guarantor is the Person with which Spectrum Brands has entered into a transaction under this “Consolidation, Merger or Sale of Assets” covenant, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of Spectrum Brands or the surviving Person in accordance with the 12% Notes and the Indenture.

In addition, neither Spectrum Brands nor any Restricted Subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clause (3) above of this “Merger, Consolidation or Sale of Assets” covenant will not apply to any merger, consolidation or sale, assignment, transfer, lease, conveyance or other disposition of assets between or among Spectrum Brands and any of its Restricted Subsidiaries.

Transactions with Affiliates

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to Spectrum Brands or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Spectrum Brands or such Restricted Subsidiary with a Person that is not an Affiliate of Spectrum Brands; and

(2) Spectrum Brands delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Spectrum Brands or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among Spectrum Brands and/or its Restricted Subsidiaries;

(2) payment of reasonable and customary fees and compensation to, and reasonable and customary indemnification arrangements and similar payments on behalf of, directors of Spectrum Brands;

(3) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “—Restricted Payments;”

(4) any sale of Capital Stock (other than Disqualified Stock) of Spectrum Brands;

(5) loans and advances to officers and employees of Spectrum Brands or any of its Restricted Subsidiaries for bona fide business purposes in the ordinary course of business consistent with past practice;

(6) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by Spectrum Brands or any of its Restricted Subsidiaries with officers and employees of Spectrum Brands or any of its Restricted Subsidiaries and the payment of compensation to officers and employees of Spectrum Brands or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business; and

(7) any agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or any replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not more disadvantageous to Spectrum Brands and its Restricted Subsidiaries than the original agreement as in effect on the Issue Date, as determined in good faith by Spectrum Brands’ Board of Directors, and any transactions contemplated by any of the foregoing agreements or arrangements.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by Spectrum Brands or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by Spectrum Brands or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(2) the aggregate fair market value of all outstanding Investments owned by Spectrum Brands and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by Spectrum Brands or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments;”

(3) such Subsidiary does not own any Equity Interests of, or hold any Liens on any Property of, Spectrum Brands or any Restricted Subsidiary;

(4) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with Spectrum Brands or any Restricted Subsidiary of Spectrum Brands unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Spectrum Brands or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Spectrum Brands;

(b) is a Person with respect to which neither Spectrum Brands nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(c) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Spectrum Brands or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(d) has at least one director on its Board of Directors that is not a director or officer of Spectrum Brands or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or officer of Spectrum Brands or any of its Restricted Subsidiaries; and

(5) no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary of Spectrum Brands as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (4) above, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness, Investments, or Liens on the property, of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Spectrum Brands as of such date and, if such Indebtedness, Investments or Liens are not permitted to be incurred as of such date under the Indenture, Spectrum Brands shall be in default under the Indenture.

The Board of Directors of Spectrum Brands may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Spectrum Brands of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under the covenant described above under the caption “—Certain Covenants—Restricted Payments;”

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “—Certain Covenants—Liens;” and

(4) no Default or Event of Default would be in existence following such designation.

Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries

Spectrum Brands will not transfer, convey, sell, lease or otherwise dispose of, and will not permit any of its Restricted Subsidiaries to, issue, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Restricted Subsidiary of Spectrum Brands to any Person (other than Spectrum Brands or a Restricted Subsidiary of Spectrum Brands or, if necessary, shares of its Capital Stock constituting directors’ qualifying shares or issuances of shares of Capital Stock of foreign Restricted Subsidiaries to foreign nationals, to the extent required by applicable law), except:

(1) if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Restricted Payments” covenant if made on the date of such issuance or sale and the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;” or

(2) other sales of Capital Stock of a Restricted Subsidiary by Spectrum Brands or a Restricted Subsidiary, provided that Spectrum Brands or such Restricted Subsidiary complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Guarantees

If Spectrum Brands or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary on or after the Issue Date, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee.

Spectrum Brands will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Spectrum Brands or any Restricted Subsidiary thereof, other than Foreign Subsidiaries, unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the 12% Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Guarantee of the 12% Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the 12% Notes are subordinated to such Senior Debt. The form of the Notation of Guarantee will be attached as an exhibit to the Indenture.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Spectrum Brands or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture and its Note Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition or consolidation or merger complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

The Note Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of Spectrum Brands, if the sale of all such Capital Stock of that Guarantor complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(2) if Spectrum Brands properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary under the Indenture; or

(3) solely in the case of a Note Guarantee created pursuant to the first paragraph of this covenant, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this covenant “—Certain Covenants—Guarantees,” except a discharge or release by or as a result of payment under such Guarantee.

Payments for Consent

Spectrum Brands will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of 12% Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the 12% Notes unless such consideration is offered to be paid and is paid to all Holders of the 12% Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as 12% Notes remain outstanding, the Trustee shall mail to the Holders of the 12% Notes a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act (but if no event described in Section 313(a) of the Trust Indenture Act has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the Trust Indenture Act. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act.

A copy of each report at the time of its mailing to the Holders of the 12% Notes shall be mailed to Spectrum Brands and filed with the SEC and each stock exchange on which the 12% Notes are listed in accordance with Section 313(d) of the Trust Indenture Act. Spectrum Brands shall promptly notify the Trustee when the 12% Notes are listed on any securities exchange or of any delisting thereof.

In addition, so long as any 12% Notes are outstanding, Spectrum Brands will furnish to the Trustee and, upon request, to the Holders:

(1) within 90 days after the end of each fiscal year, annual financial information that would be required to be contained in a filing with the Commission on Form 10-K if Spectrum Brands were required to file such form, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Spectrum Brands and its consolidated Subsidiaries and a report thereon by Spectrum Brands’ certified independent accountants;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly financial information that would be required to be contained in a filing with the Commission on Form 10-Q if Spectrum Brands were required to file such form, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of Spectrum Brands and its consolidated Subsidiaries, if any; and

(3) promptly from time to time after the occurrence of an event required to be therein reported pursuant to certain items on Form 8-K, the information that would be required to be filed with the Commission on Form 8-K if Spectrum Brands were required to file such reports, provided, however, that (a) reports provided pursuant to clauses (1) and (2) shall not be required to comply with sections 302, 906 and 404 of the Sarbanes Oxley Act of 2002, and Items 307, 308 and 402 of Regulation S-K; or (b) reports provided pursuant to clauses (1), (2) and (3) shall not be required to comply with Regulation G under the Exchange Act or item 10(e) of Regulation S-K with respect to any non-GAAP financial information contained therein.

Spectrum Brands shall (a) distribute such information and such reports (as well as the details regarding the conference call described below) electronically to the Trustee, and (b) make them available, upon request, to any Holder and to any beneficial owner of the 12% Notes by posting such information and reports on IntraLinks or a comparable password protected online data system, which will require a confidentiality acknowledgement, and will make such information and reports readily available to any prospective investor, any securities analyst or any market maker in the 12% Notes who (i) agrees to treat such information as confidential or (ii) accesses such information on IntraLinks or such comparable password protected online data system, which will require a confidentiality acknowledgment; provided that if such information is to be provided by means of IntraLinks or a comparable password protected online data system, then Spectrum Brands shall post such information thereon and make readily available any password or other login information to any such prospective investor, securities analyst or market maker.

Spectrum Brands shall hold a quarterly conference call for the Holders and securities analysts to discuss such financial information no later than ten (10) Business Days after distribution of such financial information.

Spectrum Brands shall also make publicly available the information required to be available pursuant to Rule 144(c) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the 12% Notes whether or not prohibited by the subordination provisions of the Indenture;

(2) default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the 12% Notes, whether or not prohibited by the subordination provisions of the Indenture;

(3) failure by Spectrum Brands or any of its Restricted Subsidiaries to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales” or “—Certain Covenants—Merger, Consolidation or Sale of Assets” or the provisions described in the third paragraph under the caption “—Certain Covenants—Guarantees;”

(4) failure by Spectrum Brands or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of 12% Notes outstanding to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Spectrum Brands or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Spectrum Brands or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to make any payment of principal at the final maturity of such Indebtedness (a “Payment Default”);

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6) failure by Spectrum Brands or any of its Restricted Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a carrier that has acknowledged coverage in writing and has the ability to perform) aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency with respect to Spectrum Brands, any Significant Subsidiary of Spectrum Brands (or any Restricted Subsidiaries that together would constitute a Significant Subsidiary).

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Spectrum Brands or any Significant Subsidiary of Spectrum Brands (or any of its Restricted Subsidiaries that together would constitute a Significant Subsidiary), all outstanding 12% Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding 12% Notes may declare all the 12% Notes to be due and payable immediately by notice in writing to Spectrum Brands specifying the Event of Default.

Holders of the 12% Notes may not enforce the Indenture or the 12% Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding 12% Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 12% Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the 12% Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the 12% Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the 12% Notes. The Holders of a majority in principal amount of the then outstanding 12% Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of 12% Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of 12% Notes. A Holder may not pursue any remedy with respect to the Indenture or the 12% Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding 12% Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding 12% Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the 12% Notes, which right shall not be impaired or affected without the consent of the Holder.

In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Spectrum Brands with the intention of avoiding payment of the premium that Spectrum Brands would have had to pay if Spectrum Brands then had elected to redeem the 12% Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the 12% Notes. If an Event of Default occurs prior to the date that is three years after the Issue Date, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Spectrum Brands with the intention of avoiding the prohibition on redemption of the 12% Notes, prior to the date that is three years after the Issue Date, then the applicable premium, if any, specified in the optional redemption provisions of the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the 12% Notes.

Spectrum Brands is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, Spectrum Brands is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Spectrum Brands or any Guarantor, as such, shall have any liability for any obligations of Spectrum Brands or the Guarantors under the 12% Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 12% Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 12% Notes.

Legal Defeasance and Covenant Defeasance

Spectrum Brands may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding 12% Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding 12% Notes to receive payments in respect of the principal of, or interest or premium, if any, on such 12% Notes when such payments are due from the trust referred to below;

(2) Spectrum Brands’ obligations with respect to the 12% Notes concerning issuing temporary 12% Notes, registration of 12% Notes, mutilated, destroyed, lost or stolen 12% Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and Spectrum Brands’ and the Guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, Spectrum Brands may, at its option and at any time, elect to have the obligations of Spectrum Brands and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the 12% Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute Events of Default with respect to the 12% Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) Spectrum Brands must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the 12% Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (or, if two or more nationally recognized firms of independent public accountants decline to issue such opinion as a matter of policy, in the opinion of Spectrum Brands’ chief financial officer) to pay the principal of, or interest and premium, if any, on the outstanding 12% Notes on the stated maturity or on the applicable redemption date, as the case may be, and Spectrum Brands must specify whether the 12% Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Spectrum Brands shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) Spectrum Brands has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding 12% Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Spectrum Brands shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding 12% Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which Spectrum Brands or any of its Subsidiaries is a party or by which Spectrum Brands or any of its Subsidiaries is bound;

(6) Spectrum Brands must have delivered to the Trustee an Opinion of Counsel to the effect that, (1) assuming no intervening bankruptcy of Spectrum Brands or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of Spectrum Brands under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(7) Spectrum Brands must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by Spectrum Brands with the intent of preferring the Holders of 12% Notes over the other creditors of Spectrum Brands with the intent of defeating, hindering, delaying or defrauding creditors of Spectrum Brands or others;

(8) if the 12% Notes are to be redeemed prior to their stated maturity, Spectrum Brands must deliver to the Trustee irrevocable instructions to redeem all of the 12% Notes on the specified redemption date; and

(9) Spectrum Brands must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Indenture or the 12% Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the 12% Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 12% Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the 12% Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding 12% Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 12% Notes).

Without the consent of the Holders of at least 75% of the principal amount of the 12% Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, 12% Notes), an amendment or waiver may not amend or modify any of the provisions of the Indenture or the related definitions affecting the subordination or ranking of the 12% Notes or any Note Guarantee in any manner adverse to the holders of the 12% Notes or any Note Guarantee.

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any 12% Notes held by a non-consenting Holder):

(1) reduce the principal amount of the 12% Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the 12% Notes;

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the 12% Notes (except a rescission of acceleration of the 12% Notes by the Holders of at least a majority in aggregate principal amount of the 12% Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than U.S. dollars;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of 12% Notes to receive payments of principal of, or interest or premium, if any, on the 12% Notes;

(7) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(8) impair the right to institute suit for the enforcement of any payment on or with respect to the 12% Notes or the Note Guarantees;

(9) amend, change or modify the obligation of Spectrum Brands to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the “Repurchase at the Option of Holders—Asset Sales” covenant after the obligation to make such Asset Sale Offer has arisen, or the obligation of Spectrum Brands to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the “Repurchase at the Option of Holders—Change of Control” covenant after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(10) except as otherwise permitted under the “Merger, Consolidation and Sale of Assets” covenant, consent to the assignment or transfer by Spectrum Brands of any of its rights or obligations under the Indenture; or

(11) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of the 12% Notes, Spectrum Brands, the Guarantors and the Trustee may amend or supplement the Indenture or the 12% Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated 12% Notes in addition or in place of certificated 12% Notes;

(3) to provide for the assumption of Spectrum Brands’ or any Guarantor’s obligations to Holders of 12% Notes in the case of a merger or consolidation or sale of all or substantially all of Spectrum Brands’ or such Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of 12% Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to comply with the provision described under “Certain Covenants—Guarantees;”

(7) to evidence and provide for the acceptance of appointment by a successor Trustee; or

(8) to provide for the issuance of Additional Notes in accordance with the Indenture.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all 12% Notes issued thereunder, when:

(1) either:

(a) all 12% Notes that have been authenticated (except lost, stolen or destroyed 12% Notes that have been replaced or paid and 12% Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to Spectrum Brands) have been delivered to the Trustee for cancellation; or

(b) all 12% Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Spectrum Brands or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S.

dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the 12% Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Spectrum Brands or any Guarantor is a party or by which Spectrum Brands or any Guarantor is bound;

(3) Spectrum Brands or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) Spectrum Brands has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the 12% Notes at maturity or the redemption date, as the case may be.

In addition, Spectrum Brands must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of Spectrum Brands or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the 12% Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

The subordination provisions in the Indenture, including the agreement that payment of principal and interest and premium, if any, on the 12% Notes and all other Obligations under the Indenture and the 12% Notes will be subordinated in right of payment to the payment of all Senior Debt, shall not apply to any amounts now or hereafter owing to the Trustee as compensation or indemnification or any related provisions dealing with the rights of the Trustee to reimbursement, compensation or indemnity.

Book-Entry, Delivery and Form

Except as set forth below, the 12% Notes will be issued in registered, global form in denominations of $1.00 or integral multiples of $1.00 in excess thereof. The 12% Notes will be issued on the applicable exchange date of the Offer only against surrender of Existing Notes.

The 12% Notes initially will be represented by one or more notes in global form without interest coupons attached (the “Global Note”). On the Issue Date, the Global Note will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Unless Certificated Notes are issued, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for the 12% Notes in certificated form except in the limited circumstances described below.

Ownership of interests in the Global Note (“Book-Entry Interests”) will be limited to persons that have accounts with DTC, or persons that hold interests through such Participants (as defined below). Except under the limited circumstances described below, beneficial owners of Book-Entry Interests will not be entitled to physical delivery of exchange notes in definitive form.

Book-Entry Interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC or DTC’s nominees and Participants. In addition while the 12% Notes are in global form, holders of Book-Entry Interests will not be considered the owners or “holders” of 12% Notes for any purpose. So long as the 12% Notes are held in global form, DTC or its nominees will be considered the sole holders of the Global Note for all purposes under the Indenture. In addition, Participants must rely on the procedures of DTC and Indirect Participants (as defined below) must rely on the procedures of DTC and the Participants through which they own Book-Entry Interests to transfer their interests or to exercise any rights of holders under the Indenture. Transfers of beneficial interests in the Global Note will be subject to the applicable rules and procedures of DTC and its Participants or Indirect Participants, which may change from time to time.

Depository Procedures

Payments in respect of the principal of, and interest and premium on, a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered Holder of the Global Note under the Indenture. Under the terms of the Indenture, Spectrum Brands and the Trustee will treat the Persons in whose names the 12% Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither Spectrum Brands, the Trustee nor any agent of Spectrum Brands or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive 12% Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies Spectrum Brands that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case Spectrum Brands fails to appoint a successor depositary;

(2) Spectrum Brands, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there shall have occurred and be continuing a Default or Event of Default with respect to the 12% Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some jurisdictions, including certain states of the United States, require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global

Note to such Persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such 12% Notes.

Redemption of the Global Note

In the event the Global Note, or any portion thereof, is redeemed, DTC will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by DTC in connection with the redemption of such Global Note or any portion thereof. We understand that, under existing practices of DTC, if fewer than all of the 12% Notes are to be redeemed at any time, DTC will credit its Participants’ accounts on a proportionate basis, with adjustments to prevent fractions, or by lot or on such other basis as DTC deems fair and appropriate; provided, however, that no Book-Entry Interest of less than $1.00 principal amount may be redeemed in part.

Same Day Settlement and Payment

Spectrum Brands will make payments in respect of the 12% Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Spectrum Brands will make all payments of principal, interest and premium, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The 12% Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such 12% Notes will, therefore, be required by DTC to be settled in immediately available funds. Spectrum Brands expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings; provided further that Paula Grundstücksverwaltungsgesellschaft mbH & Co. Vermietungs-KG, Mannheim shall not be deemed an Affiliate of Spectrum Brands or any of its Restricted Subsidiaries solely by virtue of the beneficial ownership by Spectrum Brands or its Restricted Subsidiaries of up to 20% of the Voting Stock of such entity.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any property or assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Spectrum Brands and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions described under “—Repurchase at the Option of Holders—Asset Sale”; and

(2) the issuance of Equity Interests by any of Spectrum Brands’ Restricted Subsidiaries or the sale by Spectrum Brands or any Restricted Subsidiary of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

(2) a transfer of assets between or among Spectrum Brands and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to Spectrum Brands or to another Restricted Subsidiary;

(4) the sale, lease or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the sale or other disposition of Cash Equivalents;

(6) a Restricted Payment that is permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments;”

(7) any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable or no longer required for use in the ordinary course of the business of Spectrum Brands or its Restricted Subsidiaries;

(8) the licensing of intellectual property in the ordinary course of business; and

(9) any sale or other disposition deemed to occur with creating or granting a Lien not otherwise prohibited by the Indenture.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means (a) United States dollars, Euros and British Pounds Sterling; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within nine months after the date of acquisition; (f) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having the highest ratings obtainable from Moody’s or S&P and maturing within six months from the date of acquisition thereof; (g) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition; and (h) in the case of a Foreign Subsidiary, local currency held by such Foreign Subsidiary from time to time in the ordinary course of business.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Spectrum Brands and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of Spectrum Brands;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of Spectrum Brands;

(4) the first day on which a majority of the members of the Board of Directors of Spectrum Brands are not Continuing Directors; or

(5) Spectrum Brands consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into Spectrum Brands, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Spectrum Brands or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of Spectrum Brands outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock

(other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the ultimate Beneficial Owner of 50% or more of the voting power of the Voting Stock of the surviving or transferee Person.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication: (a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus (b) Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus (c) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any charges referred to in clauses (d) and (e) without giving effect to the provisos, and any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus (d) restructuring and related charges and other non-recurring charges incurred by Spectrum Brands, Inc. and its Restricted Subsidiaries in the fiscal year ended September 30, 2008, to the extent such charges were deducted in computing Consolidated Net Income for such period; provided that the maximum aggregate amount of such charges shall not exceed $25.0 million; plus (e) restructuring and related charges and other non-recurring charges incurred by Spectrum Brands, Inc. and its Restricted Subsidiaries during the period beginning October 1, 2008 and ending on the date of the Indenture; provided that the maximum aggregate amount of such charges shall not exceed $25.0 million; minus (f) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Spectrum Brands shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Spectrum Brands (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of Spectrum Brands and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to Spectrum Brands by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

(4) the cumulative effect of a change in accounting principles shall be excluded; and

(5) notwithstanding clause (1) above, the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Consolidated Net Tangible Assets” of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less (1) all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs and (2) current liabilities.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Spectrum Brands who:

(1) was a member of such Board of Directors on the Issue Date or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Agreement” means that certain Credit Agreement, dated as of March 30, 2007, by and among Spectrum Brands, Inc., The Bank of New York Mellon (as successor to Goldman Sachs Credit Partners L.P.), as Administrative Agent, and the lenders named therein and other financial institutions and other parties thereto, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement and the Exit Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the 12% Notes mature, except to the extent such Capital Stock is solely redeemable with, or solely exchangeable for, any Equity Interests of Spectrum Brands that are not Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Spectrum Brands to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Spectrum Brands may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The term “Disqualified Stock” shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the 12% Notes mature.

“Domestic Subsidiary” means any Restricted Subsidiary of Spectrum Brands other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code or (2) a Subsidiary of any such controlled foreign corporation.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of Spectrum Brands and its Subsidiaries (other than Indebtedness under the Credit Agreement and the Exit Facility) in existence on the Issue Date after giving effect to the application of the proceeds of Indebtedness under the Exit Facility borrowed on the Issue Date, until such amounts are repaid.

“Existing Indentures” means (a) the Indenture dated as of March 30, 2007, among Spectrum Brands, the subsidiaries of Spectrum Brands party thereto as guarantors and U.S. Bank National Association, as successor trustee to Wells Fargo Bank, N.A., governing Spectrum Brands’ outstanding Variable Rate Toggle Senior Subordinated Notes due 2013, as supplemented prior to the date hereof; (b) the Indenture dated as of February 7, 2005, among Spectrum Brands, the subsidiaries of Spectrum Brands party thereto as guarantors and U.S. Bank National Association, as trustee, governing Spectrum Brands’ outstanding 7 3/8% Senior Subordinated Notes due 2015, as supplemented prior to the date hereof; (c) the Indenture dated as of September 30, 2003, among Spectrum Brands, the subsidiaries of Spectrum Brands party thereto as guarantors and U.S. Bank National Association, as trustee, governing Spectrum Brands’ outstanding 8 1/2% Senior Subordinated Notes due 2013, as supplemented prior to the date hereof.

“Exit Facility” means the credit facilities provided under that certain credit agreement (and any related documents, agreements, and instruments) dated as of August 28, 2009, by and among Spectrum Brands, the subsidiaries of Spectrum Brands party thereto; General Electric Capital Corporation, as the administrative agent, co-collateral agent, syndication Agent, swingline lender and supplemental loan lender; Bank of America, N.A., as co-collateral agent and L/C issuer; and the lenders from time to time party thereto.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; and

(4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made, received or accrued in connection with Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than (i) dividends on Equity Interests payable solely in Equity Interests of Spectrum Brands (other than Disqualified Stock) or (ii) dividends to Spectrum Brands or a Restricted Subsidiary of Spectrum Brands, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of Spectrum Brands other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Notes” means one or more permanent global Notes in the form of Exhibit A attached to the Indenture, each of which bears the Global Note Legend and has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person.

“Guarantors” means:

(1) each direct or indirect Domestic Subsidiary of Spectrum Brands on the Issue Date; and

(2) any other subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

(3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

“Holder” means a Person in whose name a Note is registered.

“incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary of Spectrum Brands will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of Spectrum Brands and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (to the extent provided for when the Indebtedness or Disqualified Stock on which such interest or dividend is paid was originally issued) shall be considered an incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of Spectrum Brands or its Restricted Subsidiary as accrued.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(3) in respect of banker’s acceptances;

(4) in respect of Capital Lease Obligations;

(5) in respect of the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(6) representing Hedging Obligations, other than Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

(7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

if and to the extent that any of the preceding items (other than letters of credit and Hedging Obligations) would appear as liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that Indebtedness shall not include:

(i) any liability for federal, state, local or other taxes;

(ii) performance, surety or appeal bonds provided in the ordinary course of business; or

(iii) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Spectrum Brands or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by Spectrum Brands or any Restricted Subsidiary in connection with such disposition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with

GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Spectrum Brands or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, travel, payroll and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If Spectrum Brands or any Restricted Subsidiary of Spectrum Brands sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Spectrum Brands such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Spectrum Brands, Spectrum Brands shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Spectrum Brands or such Restricted Subsidiary in such third Person only if such Investment was made in contemplation of, or in connection with, the acquisition of such Person by Spectrum Brands or such Restricted Subsidiary and the amount of any such Investment shall be determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Microlite” means Microlite S.A. and its successors or assigns.

“Microlite Purchase Agreement” means the Share Purchase Agreement by and among Rayovac Corporation, ROV Holding, Inc. and the shareholders of Microlite dated February 21, 2004.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such Person; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by Spectrum Brands or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions arising therefrom and any tax sharing arrangements in connection therewith, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or required to be paid as a result of such sale, and (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Note Guarantee” means the Guarantee by each Guarantor of Spectrum Brands’ payment obligations under the Indenture and on the 12% Notes, executed pursuant to the Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements in the following sentence. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:(a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied. The counsel may be an employee of or counsel to Spectrum Brands, any subsidiary of Spectrum Brands or the Trustee.

“Paying Agent” means an office or agency where 12% Notes may be presented for payment.

“Permitted Business” means any business conducted or proposed to be conducted by Spectrum Brands and its Restricted Subsidiaries on the Issue Date and other businesses similar or reasonably related, ancillary or incidental thereto or reasonable extensions thereof.

“Permitted Investments” means:

(1) any Investment in Spectrum Brands or in a Restricted Subsidiary of Spectrum Brands;

(2) any Investment in Cash Equivalents;

(3) any Investment by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Spectrum Brands; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Spectrum Brands or a Restricted Subsidiary of Spectrum Brands;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(5) Investments to the extent acquired in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Spectrum Brands;

(6) Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7) stock, obligations or securities received in satisfaction of judgments;

(8) Investments in securities of trade debtors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade debtors or customers or in compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates; and

(9) other Investments in any Person that is not an Affiliate of Spectrum Brands (other than a Restricted Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) since the Issue Date, not to exceed $30.0 million.

“Permitted Liens” means:

(1) Liens on the assets of Spectrum Brands and any Guarantor securing Senior Debt that was permitted by the terms of this Indenture to be incurred;

(2) Liens in favor of Spectrum Brands or any Restricted Subsidiary;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Spectrum Brands or any Restricted Subsidiary of Spectrum Brands; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Spectrum Brands or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by Spectrum Brands or any Restricted Subsidiary of Spectrum Brands, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Spectrum Brands or the Restricted Subsidiary;

(5) Liens existing on the Issue Date; provided, however, that Liens existing prior to the date of this Indenture that continue in effect shall have been permitted under the Existing Indentures;

(6) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(7) Liens incurred in the ordinary course of business of Spectrum Brands or any Restricted Subsidiary of Spectrum Brands with respect to obligations that do not exceed $25.0 million at any one time outstanding; and

(8) Liens on the assets of a Foreign Subsidiary securing Indebtedness of a Foreign Subsidiary that was permitted by the terms of the Indenture to be incurred.

“Permitted Refinancing Indebtedness” means any Indebtedness of Spectrum Brands or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Spectrum Brands or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the 12% Notes or the Note Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the 12% Notes or such Note Guarantees on terms at least as favorable to the Holders of 12% Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the 12% Notes or any Note Guarantees, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the 12% Notes or such Note Guarantees; and

(5) such Indebtedness is incurred either by Spectrum Brands or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“preferred stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption upon liquidation.

“Registrar” means an office or agency where 12% Notes may be presented for registration of transfer or for exchange.

“Replacement Assets” means (1) non-current assets that will be used or useful in a Permitted Business or (2) all or substantially all of the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Trustee” means the party named as such in the preamble to the Indenture until a successor replaces it in accordance with the Indenture and thereafter means the successor serving hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Subsidiary” means any Subsidiary of Spectrum Brands that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors in compliance with the covenant described under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

DESCRIPTION OF THE COMMON STOCK

The following description of the Common Stock and provisions of Spectrum Brands’ Certificate of Incorporation and Bylaws, each of which are in effect as of October 28, 2009, are summaries thereof and are qualified by reference to Spectrum Brands’ Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”), copies of which have been filed with the SEC as exhibits to our registration statement of which this Prospectus forms a part.

General

Pursuant to the Plan, as of the Effective Date, all of Old Spectrum’s then outstanding equity securities, including shares of Old Spectrum’s existing common stock, were cancelled and deemed extinguished. In accordance with the Plan, we converted from a Wisconsin corporation into a Delaware corporation and adopted the Certificate of Incorporation and Bylaws. The Certificate of Incorporation authorizes us to issue up to 150,000,000 shares of Common Stock, par value $0.01 per share. On October 28, 2009, there were outstanding 30,629,213 shares of the Common Stock and all of such shares were in uncertificated form. Spectrum Brands’ Certificate of Incorporation does not authorize the issuance of any preferred stock.

As a result of the Reorganization, pursuant to Section 1123(a)(6) of the United States Bankruptcy Code, we are prohibited from issuing any non-voting equity securities (other than any warrants or options to purchase our capital stock) for so long as Section 1123 of the United States Bankruptcy Code is in effect and applicable to us. This restriction on the issuance of non-voting equity securities is included in the Certificate of Incorporation.

Dividend Rights

Subject to preferences, if any, that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends, out of assets legally available, sharing equally in all such dividends on a per share basis, at the times and in the amounts that Spectrum Brands’ board of directors may determine from time to time.

Voting Rights

Holders of the Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Pursuant to the Certificate of Incorporation, actions required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of the stockholders or by any consent in writing in lieu of a meeting of the stockholders. The Certificate of Incorporation provides for cumulative voting rights in the election of directors.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the holders of the Common Stock are entitled to share equally in all of our assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

Registration Rights

We have entered into a registration rights agreement with each Significant Securityholder which, among other things, provide for specified registration and other rights relating to the shares of Common Stock, if any, owned by such Significant Securityholder. See “Certain Relationships and Related Person Transactions— Agreements Between Each of the Significant Securityholders and Us in Connection with the Reorganization” for a further description of the registration rights agreement with respect to the Common Stock.

Other Provisions of the Certificate of Incorporation and the Bylaws

Purchase Rights of Eligible Stockholders

Under the Certificate of Incorporation, subject to certain exceptions, before Spectrum Brands issues any shares of Spectrum Brands’ capital stock, including rights, options, warrants or securities convertible into, exercisable for or exchangeable into capital stock, to any person, Spectrum Brands will be required to offer to eligible holders of shares of Common Stock the right to purchase such holder’s pro rata share of such securities. An “eligible holder” is defined in the Certificate of Incorporation as a stockholder (together with its affiliates) that holds 5% or more of the Company’s outstanding Common Stock or capital stock into which any of the Common Stock may be converted. The exceptions include securities issued or issuable: (a) to employees, directors or officers of Spectrum Brands or any of its subsidiaries pursuant to an equity incentive plan or stock purchase plan or agreement on terms approved by Spectrum Brands’ board of directors, (b) in connection with certain corporate transactions approved by Spectrum Brands’ board of directors, (c) in connection with a stock split (or reverse stock split), subdivision, dividend or distribution in respect of Spectrum Brands’ capital stock, (d) to the public pursuant to a registration statement or qualified indenture, (e) as acquisition consideration, and (f) as any right, option or warrant to acquire any such securities so excluded.

Related Person Transactions and Corporate Opportunities

The Certificate of Incorporation contains a waiver by stockholders of claims and causes of action that each might have for the conduct of certain activity that may give rise to certain conflicts of interest between Spectrum Brands and the stockholders, their affiliates or directors appointed to Spectrum Brands’ board of directors by the stockholders. Pursuant to the agreement, the parties also agreed that stockholders, their affiliates or directors appointed to Spectrum Brands’ board of directors by the stockholders do not have any obligation to present business opportunities to Spectrum Brands except such opportunities that are specifically presented to any such stockholder or director for Spectrum Brands’ benefit in such stockholder’s or director’s capacity as a stockholder or director of Spectrum Brands.

Restrictions on Affiliate Transactions

Under the Certificate of Incorporation, subject to certain exceptions, Spectrum Brands and certain of its subsidiaries are required to transact with their respective affiliates on terms no less favorable to Spectrum Brands or such subsidiary than would be a transaction obtained in a comparable arm’s-length transaction. Affiliate transactions of varying sizes will require disinterested board approvals, certifications or opinions according to their size.

Information Rights

The Certificate of Incorporation, subject to the stockholder agreeing to certain confidentiality restrictions, further entitles eligible holders to certain inspection rights and provides rights to receive annual, quarterly financial information from Spectrum Brands and to request a telephonic information call in each quarterly or annual period.

The Certificate of Incorporation also entitles a stockholder owning at least 10% of the outstanding Common Stock to appoint a non-voting observer to Spectrum Brands’ board of directors. As of October 28, 2009, no such observers had been appointed.

Stockholder Voting and Amendments

Certain provisions of the Certificate of Incorporation and the Bylaws described below require a vote of stockholders holders greater than a majority of the shares of outstanding Common Stock. These supermajority voting provisions and certain other provisions described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Board of Directors

Under the Certificate of Incorporation, a director may be removed from office as a director, but only for “cause” (as defined in the Certificate of Incorporation), by the affirmative vote of holders of at least 60% of the voting power of shares entitled to vote at an election of directors.

The Bylaws require a stockholder proposing a director nominee to provide advance notice and submit certain information concerning the stockholder, certain beneficial owners of the related stock and their respective affiliates in connection with making such nomination.

Annual Meetings of Stockholders

The Bylaws require a stockholder proposing business at an annual meeting of Spectrum Brands stockholders to provide advance notice and submit certain information concerning the stockholder, certain beneficial owners of the related stock and their respective affiliates in connection with making such proposal.

Amendment

The Certificate of Incorporation authorizes Spectrum Brands’ board of directors to adopt, amend or repeal bylaws. The Bylaws provide that certain bylaws regarding special meetings, stockholder voting, number of directors and director voting may only be amended by the affirmative vote of either (x) holders of at least 60% of the voting power of shares entitled to vote at an election of Spectrum Brands’ directors or (y) a two-thirds vote of Spectrum Brands’ directors.

Delaware Law Regulating Corporate Takeovers

The provisions of Section 203 of the Delaware General Corporation Law regulate corporate takeovers by, in general, prohibiting a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, subject to certain exceptions: The Certificate of Incorporation contains a provision opting-out of Section 203 of the Delaware General Corporation Law, and, accordingly, Spectrum Brands is not subject to this provision.

Limitation of Liability and Indemnification Matters

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as employees and agents, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, that are actually and reasonably incurred in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification if the person seeking indemnification has been found liable to the corporation. The statute provides that it is not excluding other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Certificate of Incorporation contains an indemnification provision that provides that Spectrum Brands will indemnify and hold harmless, to the fullest extent permitted by applicable law, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of us, or has or had agreed to become a director of us, or, while a director or officer of us, is or was serving at our request as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection therewith. The Certificate of Incorporation also provides that Spectrum Brands will pay the expenses incurred in defending any such proceeding in advance of its final disposition, to the extent not prohibited by applicable law and, to the extent required by applicable law, Spectrum Brands receives an undertaking to repay such amount advanced if it is ultimately determined that such person is not entitled to be indemnified. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Certificate of Incorporation provides that, to the fullest extent permitted under the Delaware General Corporation Law, none of Spectrum Brands’ directors will be personally liable to Spectrum Brands or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision is known as an exculpation provision. This exculpation provision is limited by Section 102(b)(7) of the Delaware General Corporation Law, which prohibits the elimination or limitation of the personal liability of a director:

•	for any breach of the director’s duty of loyalty to Spectrum Brands or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for payments of unlawful dividends or unlawful stock purchases or redemptions under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation provides that any repeal or amendment of the indemnification or the exculpation provision by the stockholders of Spectrum Brands or by changes in law, or the adoption of any other provision of the Certificate of Incorporation inconsistent with this provision, will, unless otherwise required by law, be prospective only (except, with respect to the indemnification provision, such amendment or change permits Spectrum Brands to provide broader rights retroactively), and will not in any way diminish or adversely affect any right or protection of a director of Spectrum Brands existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

In addition, Spectrum Brands maintains liability insurance for its directors and officers and for the directors and officers of its majority-owned subsidiaries. This insurance provides for coverage, subject to certain exceptions, against loss from claims made against directors and officers in their capacity as such, including claims under the federal securities laws.

Stock Symbol

The Common Stock is quoted on the OTC Bulletin Board and the Pink Sheet Electronic Quotation Service under the symbol “SPEB.”

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Mellon Investor Services LLC.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of owning the 12% Notes and the Common Stock to a U.S. Holder (as defined below) that acquires the 12% Notes or the Common Stock for cash pursuant to this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, as in effect as of the date hereof and which are subject to change or differing interpretations (possibly with retroactive effect). This summary does not address all of the United States federal income tax consequences of owning the 12% Notes or the Common Stock that may be relevant to a particular U.S. Holder and does not address U.S. Holders subject to special treatment under United States federal income tax laws (including financial institutions, broker-dealers, insurance companies, tax-exempt entities, partnerships and their partners, or investors that hold the 12% Notes or the Common Stock as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes), all of whom may be subject to tax rules that differ from those summarized below. Moreover, this summary does not address any tax consequences other than United States federal income tax consequences, addresses only U.S. Holders who will hold the 12% Notes or the Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address tax consequences that may be relevant to non-U.S. Holders. Prospective investors are urged to consult their own tax advisors as to the particular United States federal income tax consequences to them of owning the 12% Notes and the Common Stock, as well as the application and effect of state, local, and non-United States tax laws.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a 12% Note or the Common Stock that is a citizen or individual resident of the United States, a corporation created or organized in or under the laws of the United States or any political subdivision therein, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (ii) the trust has an election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership is a holder of a 12% Note or the Common Stock, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships and their partners are urged to consult their own tax advisors as to the particular United States federal income tax consequences of the ownership of the 12% Notes or the Common Stock applicable to them.

A. Notes

1. Original Issue Discount

The 12% Notes have been issued with original issue discount (“OID”), for United States federal income tax purposes, in an amount equal to the excess of the “stated redemption price at maturity” of the 12% Notes (i.e., the sum of the stated principal amount of the 12% Notes plus all stated payments of interest) over the issue price of the 12% Notes. Accordingly, under the OID rules, a U.S. Holder of the 12% Notes will be required to include OID in ordinary income over the period that such holder holds the 12% Notes in advance of the receipt of the cash attributable thereto. The amount of original issue discount to be included in income will be determined using a constant yield method, which will result in a greater portion of such discount being included in income in the later part of the term of the 12% Notes. For purposes of determining the amount of OID accruing during any particular taxable period, the OID rules will presume that Spectrum will elect to make interest payments on the 12% Notes by increasing the principal amount of the outstanding 12% Notes (“PIK Interest”). Any amount of OID included in income will increase a holder’s adjusted tax basis in the 12% Notes. Under the OID rules, payments of PIK Interest will be ignored and payments of interest in cash are expected to give rise to the recognition of gain or loss as described below.

If, contrary to the presumption under the OID rules that Spectrum will make interest payments in the form of PIK Interest, Spectrum determines to make a payment of interest on a 12% Note in cash on a current basis, such cash payment will not be treated as a payment of “accrued interest,” but instead will be treated, under the OID rules, as a pro rata prepayment in retirement of a portion of the Note (the “Retired Note Portion”). Under this treatment, a U.S. Holder will recognize gain or loss, for United States federal income tax purposes, in an amount equal to the difference between the amount of cash received and the U.S. Holder’s adjusted tax basis attributable to the Retired Note Portion. For this purpose, the U.S. Holder’s adjusted tax basis in the Retired Note Portion, and the adjusted issued price of the Retired Note Portion, will be equal to a fraction of the adjusted tax basis and adjusted issue price of the 12% Note, respectively, as determined immediately prior to the payment of such interest, the numerator of which is equal to the cash interest payment and the denominator of which is the then stated redemption price at maturity of the 12% Note. The remaining portion of the U.S. Holder’s adjusted tax basis in the 12% Note, and the remaining portion of the adjusted issue price of the 12% Note, that is not allocable to the Retired Note Portion, will continue to be associated with the then remaining portion of the 12% Note.

Spectrum will report annually to the IRS and to record holders information with respect to the amount of OID accruing during the calendar year.

2. Acquisition Premium and Market Discount

A U.S. Holder will be treated as having purchased a 12% Note with “acquisition premium” if a U.S. Holder’s initial tax basis in the 12% Note is greater than the issue price of the 12% Note but less than the stated redemption price at maturity of the 12% Note (as described above). Under the acquisition premium rules, the U.S. Holder may amortize such premium, over the term that the holder holds the 12% Note, as a reduction to the OID income inclusions described above.

A U.S. Holder will be treated as purchasing a 12% Note with “market discount” if the 12% Note is acquired at a cost that is less than the sum of (i) the issue price of the 12% Note and (ii) the aggregate amount of accrued OID on the 12% Note as determined on the date of the U.S. Holder’s purchase of the 12% Note (without taking into account the application of the acquisition premium rules, discussed above). A U.S. Holder generally must treat any gain realized on the sale or other taxable disposition of a 12% Note as ordinary interest income to the extent of accrued market discount not previously included in the income of the U.S. Holder. A U.S. Holder who incurs or maintains indebtedness to purchase or carry a market discount 12% Note may be required to defer all or a portion of any interest deductions with respect to such indebtedness until the maturity of the 12% Note or disposal of that 12% Note in a taxable disposition.

In lieu of recognizing accrued market discount upon a taxable disposition of a 12% Note and the potential application of the interest expense deferral rules described above, a U.S. Holder may elect to include market discount in income as it accrues as interest income. This election, if made, generally will apply to all debt instruments with market discount held or subsequently acquired by the electing U.S. Holder on or after the first day of the taxable year to which the election applies. This election may be revoked only with the consent of the IRS.

3. Sale, Exchange, or Retirement

Subject to the market discount rules discussed above, a U.S. Holder will generally recognize capital gain or loss upon the sale, exchange, retirement, or other taxable disposition of a Note in an amount equal to the difference between (i) the amount realized by such U.S. Holder and (ii) such U.S. Holder’s adjusted tax basis in the 12% Note. Any such gain or loss will be long-term if the 12% Note has been held for more than one year. The deductibility of capital loss is subject to limitations.

B. Common Stock

1. Distributions

Distributions paid in cash to a U.S. Holder with respect to the Common Stock will be includible in income by a U.S. Holder as “dividend income” to the extent such distribution is paid out of the current or accumulated earnings and profits of Spectrum, as determined under United States federal income tax principles, and will thereafter be treated as a return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Common Stock and, to the extent in excess of such basis, as capital gain. A distribution which is treated as a dividend for United States federal income tax purposes may qualify for the 70% dividends-received deduction available to corporate U.S. Holders, provided that certain holding period and taxable income requirements are satisfied. Dividends received by non-corporate U.S. Holders in taxable years beginning before January 1, 2011, may qualify for a reduced rate of taxation provided that certain holding period and other requirements are met.

2. Sale or Exchange

A U.S. Holder will generally recognize capital gain or loss on the sale, exchange, or other taxable disposition of the Common Stock in an amount equal to the difference between the amount realized upon such disposition and the U.S. Holder’s adjusted tax basis in the Common Stock. Any such gain or loss will be long-term if the Common Stock has been held for more than one year. The deductibility of capital loss is subject to limitations.

LEGAL MATTERS

Selected legal matters with respect to the validity of the Common Stock and 12% Notes offered by this Prospectus will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, Boston, Massachusetts; Thompson Coburn LLP, St. Louis, Missouri; and Cades Schutte LLP, Honolulu, Hawaii.

EXPERTS

The consolidated financial statements and schedule of Spectrum Brands, Inc. and subsidiaries of September 30, 2008 and 2007, and for each of the years in the three-year period ended September 30, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Spectrum Brands, Inc.

12% Senior Subordinated Toggle Notes due 2019

Common Stock

P R O S P E C T U S

                    , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offerings described in this registration statement. All the amounts shown are estimates except for the United States Securities and Exchange Commission (the “SEC”) registration fee.

SEC registration fee	$40,718.60

Printing and engraving expenses	50,000.00

Legal fees and expenses	188,500.00	(1)

Accounting fees and expenses	60,000.00

Blue Sky fees and expenses	21,000.00

Total	$360,218.60

(1)	This number includes an estimate in the aggregate of the legal fees and expenses for the selling securityholders of $63,500.

The holders of the Common Stock and the holders of the 12% Notes being registered hereby will be responsible for all transfer taxes and brokerage and underwriters’ discounts and commissions attributable to the securities being sold by such holders.

Item 15.	Indemnification of Directors and Officers.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that, to the fullest extent permitted under the DGCL, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if the person is found liable to the corporation unless and to the extent that, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must also indemnify a present or former director or officer who has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her. Expenses, including attorneys’ fees, incurred by a director, officer, employee or agent, in defending civil, criminal administrative or investigative actions, suits or proceedings may be paid by the corporation in advance of the final disposition of such actions, suits or proceedings upon, in the case of a current director or officer, receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by former directors or officers may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The provisions of Section 145 regarding indemnification and the advancement of expenses is not exclusive of any other rights a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our certificate of incorporation and bylaws generally provide for mandatory indemnification of directors and officers to the fullest extent permitted by law.

Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability. We will maintain, at our expense, an insurance policy that insures our officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities.

Item 16.	Exhibits.

(a) Exhibits:

Exhibit Number	Description
2.1	Purchase Agreement, dated February 21, 2004, by and among Rayovac Corporation, ROV Holding, Inc., VARTA AG, Interelectrica Adminstração e Participações Ltda., and Tabriza Brasil Empreendimentos Ltda. (filed by incorporation by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on June 14, 2004).*

2.2	Joint Plan of Reorganization of Spectrum Jungle Labs Corporation, et al., Debtors (filed by incorporation by reference to Exhibit 99.T3E.2 to the Company’s Form T-3, filed with the SEC on April 28, 2009).*

Exhibit Number	Description
2.3	First Modification to Joint Plan of Reorganization (filed by incorporation by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2009).*

2.4	Second Modification to Joint Plan of Reorganization (filed by incorporation by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2009).*

3.1	Certificate of Incorporation of Spectrum Brands, Inc., dated August 28, 2009 (filed by incorporation by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on August 31, 2009).*

3.2	Bylaws of Spectrum Brands, Inc. (filed by incorporation by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on August 31, 2009).*

4.1	Indenture dated as of August 28, 2009, among Spectrum Brands, Inc., certain subsidiaries of Spectrum Brands, Inc., as guarantors, and U.S. Bank National Association, as trustee (filed by incorporation by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on August 31, 2009).*

4.2	Registration Rights Agreement dated as of August 28, 2009, by and among Spectrum Brands, Inc. and the investors listed on the signature pages thereto, with respect to the Company’s 12% Senior Subordinated Toggle Notes due 2019 (filed by incorporation by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on August 31, 2009).*

4.3	Registration Rights Agreement dated as of August 28, 2009, by and among Spectrum Brands, Inc. and the investors listed on the signature pages thereto, with respect to Spectrum Brands, Inc.’s equity (filed by incorporation by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the SEC on August 31, 2009).*

4.4	Specimen certificate for shares of common stock (filed by incorporation by reference to Exhibit 4.4 to the Current Report on Form 8-K filed with the SEC on August 31, 2009).*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*

5.2	Opinion of Thompson Coburn LLP.*

5.3	Opinion of Cades Schutte LLP.*

12.1	Statement regarding computation of ratio of earnings to fixed charges.*

23.1	Consent of KPMG LLP, an independent registered public accounting firm.*

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).*

23.3	Consent of Thompson Coburn LLP (included in Exhibit 5.2).*

23.4	Consent of Cades Schutte LLP (included in Exhibit 5.3).*

24.1	Powers of Attorney (included on signature pages of this registration statement).*

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee, with respect to the Indenture (filed by incorporation by reference to Exhibit 25.1 of Spectrum Brands’ Form T-3 filed with the SEC on April 28, 2009).*

*	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES OF SPECTRUM BRANDS, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on November 2, 2009.

SPECTRUM BRANDS, INC.

By:	/S/ KENT J. HUSSEY
Name:	Kent J. Hussey
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on November 2, 2009.

Signature	Title

/S/ KENT J. HUSSEY	Chief Executive Officer (Principal Executive Officer), and Chairman of the Board of Directors

/S/ ANTHONY L. GENITO	Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR KENNETH C. AMBRECHT	Director

/S/ EUGENE I. DAVIS	Director

/S/ MARC S. KIRSCHNER	Director

/S/ NORMAN S. MATTHEWS	Director

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR TERRY L. POLISTINA	Director

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR HUGH R. ROVIT	Director

SIGNATURES OF ROV HOLDING, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on November 2, 2009.

ROV HOLDING, INC.

By:	/S/ KENT J. HUSSEY
Name:	Kent J. Hussey
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on November 2, 2009.

Signature	Title

/S/ KENT J. HUSSEY	President (Principal Executive Officer)

/S/ ANTHONY L. GENITO	Vice President, Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ KENT J. HUSSEY	Director

/S/ ANTHONY L. GENITO	Director

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR DONALD R. MCLAMB, JR.	Director

/S/ JOHN T. WILSON	Director

SIGNATURES OF ROVCAL, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on November 2, 2009.

ROVCAL, INC.

By:	/S/ KENT J. HUSSEY
Name:	Kent J. Hussey
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on November 2, 2009.

Signature	Title

/S/ KENT J. HUSSEY	President (Principal Executive Officer)

/S/ ANTHONY L. GENITO	Vice President, Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ KENT J. HUSSEY	Director

/S/ ANTHONY L. GENITO	Director

/S/ JOHN T. WILSON	Director

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR DAVID R. LUMLEY	Director

SIGNATURES OF UNITED INDUSTRIES CORPORATION

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on November 2, 2009.

UNITED INDUSTRIES CORPORATION

By:	/S/ JOHN T. WILSON
Name:	John T. Wilson
Title:	Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on November 2, 2009.

Signature	Title

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR DAVID R. LUMLEY	President and Chief Executive Officer (Principal Executive Officer)

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR TOM WALZER	Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ ANTHONY L. GENITO	Director

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR DAVID R. LUMLEY	Director

SIGNATURES OF SCHULTZ COMPANY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on November 2, 2009.

SCHULTZ COMPANY

By:	/S/ JOHN T. WILSON
Name:	John T. Wilson
Title:	Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on November 2, 2009.

Signature	Title

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR DAVID R. LUMLEY	President and Chief Executive Officer (Principal Executive Officer)

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR TOM WALZER	Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ ANTHONY L. GENITO	Director

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR DAVID R. LUMLEY	Director

SIGNATURES OF SPECTRUM NEPTUNE US HOLDCO CORPORATION

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on November 2, 2009.

SPECTRUM NEPTUNE US HOLDCO CORPORATION

By:	/S/ JOHN T. WILSON
Name:	John T. Wilson
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on November 2, 2009.

Signature	Title

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR DAVID R. LUMLEY	President and Chief Executive Officer (Principal Executive Officer)

/S/ ANTHONY L. GENITO	Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ ANTHONY L. GENITO	Director

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR DAVID R. LUMLEY	Director

SIGNATURES OF UNITED PET GROUP, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on November 2, 2009.

UNITED PET GROUP, INC.

By:	/S/ JOHN T. WILSON
Name:	John T. Wilson
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on November 2, 2009.

Signature	Title

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR JOHN A. HEIL	President and Chief Executive Officer (Principal Executive Officer)

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR BARRY SEENBERG	Vice President-Finance, Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR JOHN A. HEIL	Director

/S/ ANTHONY L. GENITO	Director

SIGNATURES OF TETRA HOLDING (US), INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on November 2, 2009.

TETRA HOLDING (US), INC.

By:	/S/ JOHN T. WILSON
Name:	John T. Wilson
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on November 2, 2009.

Signature	Title

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR JOHN A. HEIL	President and Chief Executive Officer (Principal Executive Officer)

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR BARRY SEENBERG	Vice President-Finance, Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR JOHN A. HEIL	Director

/S/ ANTHONY L. GENITO	Director

SIGNATURES OF DB ONLINE, LLC

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on November 2, 2009.

DB ONLINE, LLC
By:	UNITED PET GROUP, INC.
its Managing Member

By:	/S/ JOHN T. WILSON
Name:	John T. Wilson
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on November 2, 2009.

Signature	Title

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR JOHN A. HEIL	President and Chief Executive Officer (Principal Executive Officer) of UNITED PET GROUP, INC., its Managing Member

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR BARRY SEENBERG	Vice President-Finance and Treasurer (Principal Financial Officer and Principal Accounting Officer) of UNITED PET GROUP, INC., its Managing Member

/S/ JOHN T. WILSON	UNITED PET GROUP, INC. its Managing Member By: its Secretary

SIGNATURES OF SPECTRUM JUNGLE LABS CORPORATION

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on November 2, 2009.

SPECTRUM JUNGLE LABS CORPORATION

By:	/S/ JOHN T. WILSON
Name:	John T. Wilson
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on November 2, 2009.

Signature	Title

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR JOHN A. HEIL	President and Chief Executive Officer (Principal Executive Officer)

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR BARRY SEENBERG	Vice President-Finance and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/S/ JOHN T. WILSON, ATTORNEY-IN-FACT FOR JOHN A. HEIL	Director

/S/ ANTHONY L. GENITO	Director

/S/ KENT J. HUSSEY	Director

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Purchase Agreement, dated February 21, 2004, by and among Rayovac Corporation, ROV Holding, Inc., VARTA AG, Interelectrica Adminstração e Participações Ltda., and Tabriza Brasil Empreendimentos Ltda. (filed by incorporation by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on June 14, 2004).*

2.2	Joint Plan of Reorganization of Spectrum Jungle Labs Corporation, et al., Debtors (filed by incorporation by reference to Exhibit 99.T3E.2 to the Company’s Form T-3, filed with the SEC on April 28, 2009).*

2.3	First Modification to Joint Plan of Reorganization (filed by incorporation by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2009).*

2.4	Second Modification to Joint Plan of Reorganization (filed by incorporation by reference to Exhibit 99.3 to the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2009).*

3.1	Certificate of Incorporation of Spectrum Brands, Inc., dated August 28, 2009 (filed by incorporation by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on August 31, 2009).*

3.2	Bylaws of Spectrum Brands, Inc. (filed by incorporation by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on August 31, 2009).*

4.1	Indenture dated as of August 28, 2009, among Spectrum Brands, Inc., certain subsidiaries of Spectrum Brands, Inc., as guarantors, and U.S. Bank National Association, as trustee (filed by incorporation by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on August 31, 2009).*

4.2	Registration Rights Agreement dated as of August 28, 2009, by and among Spectrum Brands, Inc. and the investors listed on the signature pages thereto, with respect to the Company’s 12% Senior Subordinated Toggle Notes due 2019 (filed by incorporation by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on August 31, 2009).*

4.3	Registration Rights Agreement dated as of August 28, 2009, by and among Spectrum Brands, Inc. and the investors listed on the signature pages thereto, with respect to Spectrum Brands, Inc.’s equity (filed by incorporation by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the SEC on August 31, 2009).*

4.4	Specimen certificate for shares of common stock (filed by incorporation by reference to Exhibit 4.4 to the Current Report on Form 8-K filed with the SEC on August 31, 2009).*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*

5.2	Opinion of Thompson Coburn LLP.*

5.3	Opinion of Cades Schutte LLP.*

12.1	Statement regarding computation of ratio of earnings to fixed charges.*

23.1	Consent of KPMG LLP, an independent registered public accounting firm.*

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).*

23.3	Consent of Thompson Coburn LLP (included in Exhibit 5.2).*

23.4	Consent of Cades Schutte LLP (included in Exhibit 5.3).*

24.1	Powers of Attorney (included on signature pages of this registration statement).*

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee, with respect to the Indenture (filed by incorporation by reference to Exhibit 25.1 of Spectrum Brands’ Form T-3 filed with the SEC on April 28, 2009).*

*	Previously filed.